As filed with the Securities and Exchange Commission on April 14, 2017

Registration No. 333-214757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

(Amendment #2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Provision Holding, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3651	20-0754724
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Provision Holding, Inc.

9253 Eton Avenue

Chatsworth, CA 91311

(818) 775-1624

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Curt Thornton

Chief Executive Officer

Provision Holding, Inc.

9253 Eton Avenue

Chatsworth, CA 91311

(818) 775-1624

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter DiChiara, Esq.

Carmel, Milazzo & DiChiara LLP

261 Madison Avenue, 9th Floor

New York, NY 10016

(212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practical after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Total Common Stock	13,333,341	$0.073	$973,334	$112.81
Total Common Stock Underlying Warrants	10,835,600	$0.150	$1,625,340	$188.38
Total Common Stock Underlying Notes and Warrants	24,168,941		$2,598,674	$301.19

(1)	This Registration Statement covers the resale by certain selling securityholders named herein of (i) 13,333,341 shares of our common stock underlying notes, and (ii) up to 10,835,600 shares of our common stock issuable upon exercise of outstanding warrants that were issued to the selling securityholders in connection with private placements.

(2)	Calculated in accordance with Rule 457(g)

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 14, 2017

Provision Holding, Inc.

24,168,941 Shares of Common Stock

This prospectus relates to the resale by the selling securityholders of Provision Holding, Inc. named herein of up to 24,168,941 shares of common stock, par value $0.001 per share. These shares include (i) 13,333,341 shares of common stock and (ii) up to 10,835,600 shares are issuable upon exercise of Series A Warrants to purchase common stock which, in each case, were initially issued and sold in private placement offerings. The warrants initially entitled the holders thereof to purchase shares of common stock at an exercise price equal to $0.15 per share.

The registration of the shares of common stock hereunder does not mean that any of the selling security holders will actually offer or sell the full number of shares being registered pursuant to this prospectus. The selling securityholders may sell the shares of common stock to be registered hereby from time to time. We will, however, receive the exercise price of the warrants if and when the warrants are exercised for cash by the securityholders. The selling securityholders may offer and sell the shares in a variety of transactions described under the heading “Plan of Distribution” beginning on page 15, including transactions on any stock exchange, market or facility on which the common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale by the selling securityholders. We will, however, receive approximately $1,625,340 from the selling securityholders if they exercise all of the warrants on a cash basis (assuming, in each case, no adjustments are made to the exercise price or number of shares issuable upon exercise of the warrants), which we expect we would use primarily for working capital purposes. We are registering the common stock on behalf of the selling securityholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling securityholders, including commissions and discounts, if any, attributable to the sale or disposition by such selling securityholders will be borne by them.

Our common stock is quoted on the OTCQB maintained by the OTC Market Group Inc. under the symbol “PVHO”. On April 13, 2017, the closing price as reported by the OTC Market Group Inc. was $0.067 per share. This price will fluctuate based on the demand for our common stock.

Investing in our common stock and warrants involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated         , 2017

You should rely only on the information contained in this prospectus and any prospectus supplement prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely upon it. This prospectus is not an offer to sell, nor are the selling securityholders seeking an offer to buy, securities in any state where such offer or solicitation is not permitted. The information in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since these dates.

For investors outside the United States: neither we nor any of the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our common stock and warrants and the distribution of this prospectus outside the United States.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Provision” “the Company,” “we,” “us,” “our” and similar references refer to Provision Holding, Inc.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before you decide to invest in our common stock, you should read and carefully consider the following summary together with the entire prospectus, including our financial statements and the related notes thereto appearing elsewhere in this prospectus and the matters discussed in the sections in this prospectus entitled “Risk Factors,” “Summary Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See the section in this prospectus entitled “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. (Note: All dollar amounts, except for shares, included in this Prospectus are rounded to thousands.)

Our Company

Provision Holding, Inc.

Provision Holding, Inc. (“Provision Holding”) is a Nevada corporation incorporated on February 9, 2004. Provision Holding is an innovative, emerging growth company focused on the development and distribution of Provision’s patented three-dimensional, holographic interactive displays focused at grabbing and holding consumer attention particularly and initially in the advertising and product merchandising markets. The systems display a moving 3D image size to forty inches in front of the display, projecting a digital video image out into space detached from any screen, rendering truly independent floating images featuring high definition and crisp visibility from far distances. The nearest comparable to this technology can be seen in motion pictures such as Star Wars and Minority Report, where objects and humans are represented through full-motion holograms.

Our principal executive offices are located at 9253 Eton Avenue, Chatsworth, California 91311, and our telephone number is (818) 775-1624. Our website address is http://www.provision.tv/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our common stock.

On February 14, 2008, MailTec, Inc. (now known as Provision Holding, Inc.) (the “Company”) entered into an Agreement and Plan of Merger, which was amended and restated on February 27, 2008 (as amended and restated, the “Agreement”), and closed effective February 28, 2008, with ProVision Merger Corp., a Nevada corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and Provision Interactive Technologies, Inc., a California corporation (“Provision”). Pursuant to the Agreement, the Subsidiary merged into Provision, and Provision became a wholly owned subsidiary of the Company. As consideration for the merger of the Subsidiary into Provision, the Company issued 20,879,350 shares of the Company’s common stock to the shareholders, creditors, and certain warrant holders of Provision, representing approximately 86.5% of the Company’s aggregate issued and outstanding common stock, and the outstanding shares and debt, and those warrants whose holders received shares of the Company’s common stock, of Provision were transferred to the Company and cancelled.

Business Development

Provision Holding

Launching our first products into grocery stores and retail pharmacies, we have developed a new patented application. Known as the “3D Savings Center”, this ProVision device projects 3D video advertisements and allows consumers to print coupons as well as receive non-cash awards. The 3D Savings Center kiosk provides consumer product goods companies and other advertisers with a new way of promoting their products at the point of purchase, where consumers are making 70% (seventy percent) of their buying decisions.

We tested our concept in Fred Meyer Stores, a division of The Kroger, Co., installing 3D Savings Center kiosks in the Pacific Northwest. We received advertising placements from some of the largest manufacturers in the country, including Unilever, Proctor & Gamble, Johnson & Johnson, BIC and Kimberly Clark. The Company has published a case study of this successful market trial which is available from the Company.

We have now aligned a retail chain, a hardware purchaser to buy 3D Savings Center kiosks to install into the retail chain and advertising agencies to sell ads for the 3D Savings Center kiosks. We generated revenues from hardware sales in the year ended June 30, 2016 and expect to generate significant advertising sales thereafter.

There are many independent studies that confirm that the majority of purchase decisions are made in-store The most often-cited support for the “70 Percent Rule” is a 1995 study initiated by Point-of-Purchase Advertising International (1995 POPAI Consumer Buying Habits Study).

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Rite Aid Pharmacies

We plan to build, own, and operate networks of 3D Savings Center kiosks.  In April 2013 we have an agreement with Rite Aid Pharmacies (“Rite Aid”) to install 3D Savings Centers kiosks in all participating Rite Aid stores throughout the United States. We successfully completed the pilot test phase with nine stores in Los Angeles, and have completed the manufacturing of, and received payment for, the first 200 3D Savings Center kiosks in March 2015. The Company began shipping the first 200 kiosks to be installed in stores at the end of March 2015. We have now shipped an additional approximately 500 3D Savings Center kiosks to its retail partner and have installed them in New York, Los Angeles, Detroit, Philadelphia and San Francisco retail locations.   With the successful incorporation of Rite Aid’s wellness and loyalty program, now known as “Plenti” onto the 3D Savings Center kiosks in New York and Los Angeles, we plan to continue to expand to 1,000 stores in Rite Aid’s top 10 demographic markets by the end of September 2017. The Company will earn advertising revenue from advertisements in Rite Aid.

ProDava 3D

DB Dava LLC, a Delaware limited liability company (“DB”), and the Company agreed to engage in a venture for the purpose of exploiting the Company’s technology and its agreement with a national pharmacy chain to place a number of its kiosks in stores. In June 2014, the Company and DB, caused ProDava LLC (“ProDava”) to be formed, and the parties entered into the ProDava LLC Agreement (the “LLC Agreement”) on June 30, 2014, which set out, among other things, the parties’ respective rights and obligations with respect to ProDava.

The two members of ProDava are the Company and DB. At the time of the formation of ProDava, the LLC Agreement originally provided that DB owned 80 percent of the membership interests of ProDava and the Company owned 20 percent of the membership interests of ProDava, assuming a $50,000,000 capital contribution by DB. Pursuant to the LLC Agreement, the Company made a capital contribution of $12,500,000, which represented the agreed upon value of a certain agreements which granted the Company rights to place kiosks in retail stores.

The Company’s motivation to enter into the LLC Agreement was to use DB’s financing to place kiosks into retail stores. Pursuant to LLC Agreement, DB agreed to make a capital contribution of up to US$50,000,000. It was understood and agreed between the parties that the Company’s role in ProDava was to provide, among other things, the kiosks, the content, resources and the know-how as to the placement and maintenance of the kiosks in retail stores.

To that end, ProDava entered into a Professional Services Agreement, dated June 30, 2014 (the “PSA”) with the Company, whereby ProDava engaged the Company to provide services for ProDava with respect to the sourcing, due diligence, acquisition, management, construction and marketing of the kiosks financed and purchased by ProDava. As full compensation for rendering and performing such services under the PSA, the Company was entitled to receive from ProDava, the unreimbursed expenses incurred by the Company. It was agreed and understood that DB’s role in ProDava was to provide the funding necessary for the unreimbursable expenses and the production, manufacture and maintenance of the kiosks placed in stores. As a result of the ownership percentage in ProDava, DB would receive 80% of the profits of the ProDava from advertising related revenue less expenses.

Advertising Agencies

Provision has engaged Health Media Network (HMN) to provide exclusive national advertising sales to the OTC (over-the-counter) and DTC (direct-to-consumer) brands in support of the 3D Saving Center kiosks being deployed inside Rite Aid. HMN will incorporate the 3D Savings Center kiosks interactive touch screen interface, 3D advertising and video screen as part of HMN’s Point of Care sales offerings.

We have also engaged Pharmark, Inc. Digital Video Advertising Network (DVAN) to provide local and regional advertising sales to support the 3D Savings Center kiosks in retail stores. The clients of Pharmark and DVAN will provide local coupons, promotions and other advertising campaigns in digital format expanding advertising to include local merchants joining national brands.

Other Business Arrangements

The Company has signed a Master Collaboration Agreement with Intel Corporation to identify and collaborate on certain technical and marketing activities as contained in the agreement. Collaboration includes joint technical development and marketing activities as determined by the two companies.

The Company has signed a Master Service Agreement with Fujifilm Corporation to provide to Company and its customers with installation and maintenance services to the Company’s 3D Savings Center Kiosks inside Rite Aid retail stores.

In April 2014, Provision announced that it has shipped its first two 3D Holovision displays, models HL40D and HL17MD to an international shopping center group. Operating one of the world’s largest shopping center portfolios with interests in 90 shopping centers around the world, the group is testing Provision’s 3D holographic display as a potential marketing tool, including the use of interactive features.

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Recent Private Offerings

During the year ended June 30, 2016, the Company issued $5,417,800 in 12% Series A Senior Secured Convertible Promissory Notes, convertible into shares of the Company’s Common Stock at a conversion price of $0.10 per share. Each subscriber received, for every $1,000 in Promissory Notes purchased, Series A Warrants to purchase 2,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share for a total of 10,835,600 warrants that expire three years from their issuance. The Promissory Notes shall be secured by all current and future assets of the Company on a pro-rata basis.

On March 31, 2017, the Company accepted and entered into subscription agreements for 13,333,341 shares of Company’s common stock with 15 accredited investors for an aggregate purchase price of $800,000 at a price of $0.06 per share. Each Investor received warrants to purchase shares of Common Stock equal to 25% of the shares each purchased equal to 3,333,341 warrants. These warrants have an exercise price of $0.09 per share and are exercisable for three-years from the date of issuance of the warrant.

Risks Associated with Our Business

Before you invest in our common stock and warrants, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”  We believe that the following are some of the major risks and uncertainties that may affect us:

The Offering

Common stock outstanding prior to this offering	109,589,763 shares, excluding shares registered hereunder to be sold by the selling securityholders.

Common Stock Offered by the Selling Securityholders	24,168,941 including 10,835,600 underlying the Series A Warrants.

Common stock to be outstanding assuming full exercise of the warrants	133,758,704 shares assuming 10,835,600 from the full conversion of the warrants.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling securityholders. We will, however, receive approximately $1,625,340 from the selling securityholders if they exercise all of the warrants on a cash basis. See “Use of Proceeds” beginning on page 12.

OTCQB Trading Symbol	PVHO

Risk factors	You should read the section of this prospectus entitled “Risk Factors” for a discussion of factors to carefully consider before deciding to invest in shares of our common stock and warrants.

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RISK FACTORS

There are numerous risks affecting our business, some of which are beyond our control. An investment in our common stock involves a high degree of risk and may not be appropriate for investors who cannot afford to lose their entire investment. If any of the following risks actually occur, our business, financial condition or operating results could be materially harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

RISK FACTORS RELATING TO OUR OPERATIONS

We have experienced cumulative losses since our founding. A failure to achieve consistent profitability and positive cash flows would have a significant adverse effect on our business.

We have incurred cumulative operating losses since our inception, including a reported net loss of 3,501,137 for the six months ended December 31, 2016 and $6,202,816 and $843,770 for the years ended June 30, 2016 and 2015, respectively. Cash used in operating activities for the six months ended December 31, 2016 was 2,052,385 and the years ended June 30, 2016 and 2015 were $2,461,374 and $655,716, respectively. We expect to continue to incur operating losses through at least fiscal 2017. As of June 30, 2016, we had cash and cash equivalents of $2,175,543, a working capital deficit of $3,749,885, an accumulated deficit of $34,758,262, and a stockholders’ deficit of $9,355,990. As of December 31, 2016, we had cash and cash equivalents of $106,363, a working capital deficit of $10,885,327, an accumulated deficit of $38,259,399, and a stockholders’ deficit of $11,110,348. To date, we have funded our operations principally through the sale of our capital stock and debt instruments and cash generated from operations. We will need to generate significant revenues to achieve profitability, and we cannot assure you that we will ever realize revenues at such levels. If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

We may require additional financing to support our operations. Such financing may only be available on disadvantageous terms, or may not be available at all. Any new equity financing could have a substantial dilutive effect on our existing stockholders.

As of December 31, 2016, we had cash and cash equivalents of $106,363, a working capital deficit of $10,885,327, an accumulated deficit of $38,259,399, and a stockholders’ deficit of $11,110,348. While we closed a private offering with total proceeds of $5,417,800 private offering on May 11, 2016 and a private offering with total proceeds of $800,000 on March 31, 2017, our cash position may decline in the future, and we may not be successful in maintaining an adequate level of cash resources to pay our current liabilities, including accrued payroll taxes for which we are delinquent. We may be required to seek additional debt or equity financing in order to support our growing operations. We may not be able to obtain additional financing on satisfactory terms, or at all, and any new equity financing could have a substantial dilutive effect on our existing stockholders. Failure to pay our current liabilities could lead to interest and penalties, which could increase the amounts owed and effect our operating results and working capital position. Further, if we cannot obtain additional financing, we will not be able to achieve the sales growth that we need to cover our costs, and our results of operations would be negatively affected.

We cannot predict our future results because we have a limited operating history.

Our predecessor, MailTec, Inc., which began our business, was formed in January 23, 2003. Our direct wholly-owned subsidiary, Provision Interactive Technologies, Inc. was formed on December 22, 2000. We began realizing significant revenues from operations from the sale of kiosks in 2016. We have a limited operating history upon which an investor can evaluate our business prospects, which makes it difficult to forecast our future operating results, in light of the risks, uncertainties and problems frequently encountered by companies with limited operating histories. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, and marketing and governmental regulation. You should consider the uncertainties that we may encounter as a company that should still be considered an early stage company. These uncertainties include:

●	our ability to market our services and products for a profit;
●	our ability to recruit and retain skilled personnel;
●	our ability to secure and retain key customers; and,
●	our evolving business model.

If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

If we are unable to develop and generate additional demand for our services or products, we will likely suffer serious harm to our business.

We have invested significant resources in developing and marketing our services and products. Some of our services and products are often considered complex and often involve a new approach to the conduct of business by our customers. As a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of our services and products in order to generate additional demand. The market for our services and products may weaken, competitors may develop superior offerings or we may fail to develop acceptable solutions to address new market conditions. Any one of these events could have a material adverse effect on our business, results of operations, cash flow and financial condition.

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Undetected errors or failures in our software providers or contracted services could result in loss or delay in the market acceptance for our products or lost sales.

Because we use software providers and other contract services, and the environments in which they operate, are complex, they may contain errors that cannot be detected. While we continually test our services and products for errors, errors may be found at any time in the future. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our services and products, diversion of development resources, injury to our reputation, increased service and warranty costs, license terminations or renegotiations or costly litigation. Additionally, because our services and products support or rely on other systems and applications, any software or hardware errors or bugs in these systems or applications may result in errors in the performance of our service or products, and it may be difficult or impossible to determine where the error resides.

We may not be competitive, and increased competition could seriously harm our business.

Currently, Provision’s competition is not other 3D companies that may exist in the marketplace, but traditional advertising media like television, radio, newspapers and magazines.  We also compete with companies that operate outdoor and Digital Out-Of-Home (DOOH) advertising media networks that can be seen at malls, gas stations, and retailers containing traditional 2D (two dimensional) TV screens or flat screens. We also compete for overall advertising spending with other alternative advertising media companies, such as Internet, billboard and public transport advertising companies.

Relative to us, some of our current competitors or potential competitors using two dimensional media may have one or more of the following advantages:

●	longer operating histories;
●	greater financial, technical, marketing, sales and other resources;
●	positive cash flows from operations;
●	greater name recognition;
●	a broader range of products to offer;
●	an established intellectual property portfolio;
●	a larger installed base of customers; and,
●	competitive product pricing.

Further, we cannot give any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how. While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by us, we can give no assurance that courts of competent jurisdiction will enforce those agreements.

Although no single competitive factor is dominant, current and potential competitors may establish cooperative relationships among themselves or with third parties to enhance their offerings that are competitive with our products and services, which may result in increased competition.

Sales to many of our target customers involve long sales and implementation cycles, which may cause revenues and operating results to vary significantly.

A prospective customer’s decision to purchase our services or products may often involve lengthy evaluation and product qualification processes. Throughout the sales cycle, we anticipate often spending considerable time educating and providing information to prospective customers regarding the use and benefits of our services and products. Budget constraints and the need for multiple approvals within these organizations may also delay the purchase decision. Failure to obtain the timely required approval for a particular project or purchase decision may delay the purchase of our services or products. As a result, we expect that the sales cycle for some of our services and products will typically range from 90 days to more than 360 days, depending on the customer. These long cycles may cause delays in any potential sale, and we may spend a large amount of time and resources on prospective customers who decide not to purchase our services or products, which could materially and adversely affect our business.

Additionally, some of our services and products are designed for corporate customers, which requires us to maintain a sales force that understands the needs of these customers, engages in extensive negotiations and provides high-level support to complete sales. If we do not successfully market our services and products to these targeted customers, our operating results will be below our expectations and the expectations of investors and market analysts, which would likely cause the price of our common stock to decline.

We will not be able to develop or continue our business if we fail to attract and retain key personnel.

Our future success depends on our ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of our senior management team and other key personnel. The loss of the services of our executive officers or other key employees and contractors could adversely affect our business. Competition for qualified personnel possessing the skills necessary to implement our strategy is intense, and we may fail to attract or retain the employees necessary to execute our business model successfully. We have obtained “key person” life insurance policies covering three of our employees.

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Our success will depend to a significant degree upon the continued contributions of our key management, and new personnel as we expand. If key members of our management team, leave our employment, our business could suffer and the share price of our common stock would likely decline. Although we have entered into an employment agreement with our Chief Executive Officer and Vice President of Business Development and Sales, one or more of them may voluntarily terminate his services at any time.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed.

Most of our software and underlying technology is proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and through copyright, patent, trademark, and trade secret laws. However, all of these measures afford only limited protection and may be challenged, invalidated, or circumvented by third parties. Any patent licensed by us or issued to us could be challenged, invalidated or circumvented or rights granted there under may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. While we have never had our intellectual property challenge, it may be difficult to monitor compliance with, and enforce, our intellectual property in a cost-effective manner in the future.

Third parties claiming that may claim we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products and services.

While we have never had a challenge to our intellectual property, we might receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights, and trademarks. Because of constant technological change in the markets in which we compete, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents, it is possible that the number of these claims may grow. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling, delay shipments of, or redesign our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with some of our customers. We may incur significant expenditures to investigate, defend and settle claims related to the use of technology and intellectual property rights as part of our strategy to manage this risk.

Periods of sustained economic adversity and uncertainty could negatively affect our business, results of operations and financial condition.

Demand for our services and products depend in large part upon the level of capital and maintenance expenditures by many of our customers. Lower budgets could have a material adverse effect on the demand for our services and products, and our business, results of operations, cash flow and overall financial condition would suffer.

Disruptions in the financial markets may have an adverse impact on regional and world economies and credit markets, which could negatively impact the availability and cost of capital for us and our customers. These conditions may reduce the willingness or ability of our customers and prospective customers to commit funds to purchase our services or products, or their ability to pay for our services after purchase. These conditions could result in bankruptcy or insolvency for some customers, which would impact our revenue and cash collections. These conditions could also result in pricing pressure and less favorable financial terms in our contracts and our ability to access capital to fund our operations.

Patents, trademarks, copyrights and licenses are important to the Company’s business, and the inability to defend, obtain or renew such intellectual property could adversely affect the Company’s operating results.

The Company currently holds rights to patents and copyrights relating to certain aspects of its floating image display technology, software, and services. In addition, the Company relies on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties. We cannot give any assurance that these measures will prove to be effective in protecting our intellectual properties. We also cannot give any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents. While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We can give no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we cannot give any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by us, we can give no assurance that courts of competent jurisdiction will enforce those agreements.

6

Failure of information technology systems and breaches in data security could adversely affect the Company's financial condition and operating results.

Information technology system failures and breaches of data security could disrupt the Company's operations by causing delays or cancellation of customer orders, impeding the manufacture or shipment of products, or resulting in the unintentional disclosure of customer or Company information. Management has taken steps to address these concerns by implementing sophisticated network security and internal control measures. There can be no assurance, however, that a system failure or data security breach will not have a material adverse effect on the Company's financial condition and operating results.

We expect advertising demand to continue to be impacted by economic conditions and fragmentation of the media landscape.

Advertising revenue is expected to be a significant portion of our revenue. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions, as well as budgeting and buying patterns. National and local economic conditions, particularly in major metropolitan markets, affect the levels of advertising revenue. Changes in gross domestic product, consumer spending, auto sales, housing sales, unemployment rates, job creation, programming content and audience share and rates, as well as federal, state and local election cycles, all impact demand for advertising.

A decline in the economic prospects of advertisers or the economy in general could alter current or prospective advertisers’ spending priorities. Our revenue is sensitive to discretionary spending available to advertisers in the markets we serve, as well as their perceptions of economic trends and uncertainty. Weak economic indicators in various regions across the nation, such as high unemployment rates, weakness in housing and continued uncertainty caused by national and state governments’ inability to resolve fiscal issues in a cost-efficient manner to taxpayers may adversely impact advertiser sentiment. These conditions could impair our ability to maintain and grow our advertiser base. In addition, advertising from the automotive, financial, retail and restaurant industries each constitute a large percentage of our advertising revenue. The success of these industries will continue to affect the amount of their advertising spending, which could have an adverse effect on our revenues and results of operations. Furthermore, consolidation across various industries, such as financial institutions and telecommunication companies, impacts demand for advertising.

All of these factors continue to contribute to a difficult advertising sales environment and may further adversely impact our ability to grow or maintain our revenues.

Digital out-of-home advertising is relatively new, as are our products, are evolving, and growth in revenues from those areas is uncertain, and changes in the industry may negatively affect our revenue and financial results.

The digital out-of-home advertising market remains a new and evolving market and if we are unable to grow revenues or successfully monetize our customer and potential customer relationships, or if we incur excessive expenses in these efforts, our financial performance and ability to grow revenue would be negatively affected.

A significant percentage of our revenue is reliant on one retailer. If we are unable to maintain our relationship with this retailer, our business and operations may be materially and adversely affected.

Currently, most of our revenues have been generated through machines installed at the one retailer, Rite Aid, where most of our kiosks are have been installed. If we are unable to maintain our relationships with this retailer or expand our customer base, our business and operations may be materially and adversely affected. Either party may terminate the relationship if the other party is in material breach of any provision of the agreement between the parties and has the breaching party has not cured such breach within thirty days of notice. Neither party is in breach of the agreement. Walgreens Boots Alliance announced a deal to acquire Rite Aid in October 2015 and recently indicated that it hoped to close the acquisition in the third quarter of 2017. The Company is unable to predict the effect of the acquisition on its relationship with Rite Aid or its business. If the kiosks were removed from stores, it could negatively impact the Company’s future revenue and operations.

RISK FACTORS RELATING TO OUR COMMON STOCK AND WARRANTS

We have a substantial number of authorized common and preferred shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 300,000,000 shares of common stock and 4,000,000 shares of preferred stock authorized for issuance. As of December 31, 2016, the Company had debt instruments, options and warrants outstanding that can potentially be converted into approximately 105,215,698 shares of common stock. We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock. Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us. Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes or the conversion ratio of any issued preferred stock is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock. The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of our common stock, as such warrants and options would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

There may not be an active market for shares of our common stock.

Our common stock is quoted OTCQB maintained by the OTC Market Group Inc. under the symbol “PVHO”. However, no assurance can be given that an active trading market for our common stock will develop and continue. As a result, you may find it more difficult to purchase, dispose of and obtain accurate quotations as to the value of our common stock. If we are unable to achieve The NASDAQ Capital Market listing requirements, our common stock would continue to trade on the OTCQB.

7

Our stock could be subject to volatility.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

●	actual or anticipated fluctuations in our quarterly and annual results;
●	changes in market valuations of companies in our industry;
●	announcements by us or our competitors of new strategies, significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments or other material developments that may affect our prospects;
●	shortfalls in our operating results from levels forecasted by company management;
●	additions or departures of our key personnel;
●	sales of our capital stock in the future;
●	liquidity or cash flow constraints; and,
●	fluctuations in stock market prices and volume, which are particularly common for the securities of emerging technology companies, such as us.

We may not pay dividends on our common stock in the foreseeable future.

We have not paid any dividends on our common stock. We might pay dividends in the future at the discretion of our Board of Directors.  We are unlikely to pay dividends at any time in the foreseeable future; rather, we are likely to retain earnings, if any, to fund our operations and to develop and expand our business.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We may issue additional securities following the completion of this offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our stockholders may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Such forward-looking statements may be contained in the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” among other places in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this prospectus. We do not intend, and undertake no obligation, to update any forward-looking statement.

SELLING SECURITYHOLDERS

This prospectus covers the resale from time to time by the selling securityholders identified in the table below of up to an aggregate of (i) 13,333,341 shares of common stock and (ii) 10,835,600 issuable upon the exercise of warrants, in each case, issued in the private offerings.

We are registering the shares of common stock hereby pursuant to the terms of the subscription agreements among us and the investors in the private offerings in order to permit the selling securityholders identified in the table below to offer the shares for resale from time to time. Because the shares of common stock issuable upon the exercise of our warrants are subject to adjustment if our shares of common stock are subdivided or combined (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) the number of shares that will actually be issuable upon any exercise thereof may be more or less than the number of shares being offered by this prospectus.

None of the selling securityholders are licensed broker-dealers or affiliates of licensed broker-dealers.

The table below (i) lists the selling securityholders and other information regarding the beneficial ownership (except with respect to the totals in Column 2, as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our common stock by each of the selling securityholders (including securities issued in transactions unrelated to the private offerings, if any); (ii) have been prepared based upon information furnished to us by the selling securityholders; and (iii) to our knowledge, is accurate as of the date of this prospectus. The selling securityholders may sell all, some or none of their shares in this offering. The selling securityholders identified in the table below may have sold, transferred or otherwise disposed of some or all of theirs shares since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

8

	Common Shares Being Registered
	Shares	Shares Underlying Warrants	Total	Common Shares Owned After Sale
The Robert Orlando Living Trust	-	110,000	110,000	-
Mark Davis	-	600,000	600,000	-
Theo Heselman & Hilde Aerts	-	100,000	100,000	-
Xingye Yan	-	200,000	200,000	-
Ernest Orlando	-	150,000	150,000	-
Tisu Investment LTD	-	400,000	400,000	-
Jay A Hintze	-	200,000	200,000	-
Barbara Grisoli	-	70,000	70,000	-
Brian K Hunter	-	66,000	66,000	-
David and Helen Renwick	-	210,000	210,000	-
Geoffrey C Maddock	-	500,000	500,000	-
The Asmosija Superannuation Fund	-	96,000	96,000	-
Tempellier PTY LTD	-	55,000	55,000	-
Derek R Hearn	-	176,000	176,000	-
Matteo Quaini	-	124,800	124,800	-
Franco Rastelli	-	373,000	373,000	-
Gaz Superannuation Fund Pty Ltd	-	700,000	700,000	-
Maxwell Diffey	-	90,000	90,000	-
Inet Global AG	-	400,000	400,000	-
Peter Hennessey	-	110,000	110,000	-
Timothy Marks	-	90,000	90,000	-
Scott Thompson	-	80,000	80,000	-
Thomas R Mataconis	-	160,000	160,000	-
Farzad B Samimi	-	100,000	100,000	-
Brent Roberts	-	222,000	222,000	-
Peter Brixton	-	36,000	36,000	-
Peter Herman Benzian IRA	-	130,000	130,000	-
Frank J. DiMartini SEP IRA	-	120,000	120,000	-
Jochen Burrichter	-	304,000	304,000	-
John R. DiMartini SEP IRA	-	240,000	240,000	-
Eric W. Rothbarth	-	284,000	284,000	-
W Mark Edwards	-	250,000	250,000	-
Michael N Oughtred	-	300,000	300,000	-
Ralf Tietge	-	70,000	70,000	-
Ferruccio Marrocco	-	50,000	50,000	-
Lisafield Pty Ltd ATFT Adams8 Superfund	-	231,000	231,000	-
Esa Hosein and Amirah Hosein	-	490,000	490,000	-
Bertrand Alexis	-	100,000	100,000	-
Michael Tjahjana	-	41,000	41,000	-
Anna Lotan LTD	-	194,000	194,000	-
Abacus Asian Capital LLC	-	471,800	471,800	-
Peter B. Quigley	-	50,000	50,000	-
Duane G. Sanders IRA, COR Clearing Custodian	-	49,000	49,000	-
Albert Viviani	-	40,000	40,000	-
Donald H Fletcher IRA Cor Clearing Custodian	-	200,000	200,000	-
Stephan Gais	-	300,000	300,000	-
Cynthia Malloy	-	100,000	100,000	-
Donald Fletcher IRA	-	120,000	120,000	-
Matthew Hayden	-	100,000	100,000	-
Valentine Croon	-	25,000	25,000	-
Mark Lewis	-	25,000	25,000	-
Bertrand Alexis	-	100,000	100,000	-
Brad Webb	-	60,000	60,000	-
Diane Sanders IRA	-	62,000	62,000	-
Peter Benzian IRA	-	50,000	50,000	-
Sergey Gogin	5,833,334	700,000	6,533,334	-
Russel Zadov	166,667	20,000	186,667	-
Michael Semidubersky	333,334	40,000	373,334	-
William J Peck	1,500,000	100,000	1,600,000	-
MCH Holding LLC	333,334	-	333,334	-
Computer Law Corporation	833,334	-	833,334	-
KVK Group Inc.	333,334	-	333,334	-
Daniel Tulbovich	333,334	-	333,334	-
Catalytic Capital LLC	833,334	-	833,334	-
Nata Solutions, Inc.	833,334	-	833,334	-
Dmitriy Shapiro	500,000	-	500,000	-
Roman Shteynshlyuger	333,334	-	333,334	-
Viktoria Malyshkina	166,667	-	166,667	-
Jose Rios	166,667	-	166,667	-
Trend Discovery Capital Management, LLC	833,334	-	833,334	-
Total	13,333,341	10,835,600	24,168,941	-
9

DETERMINATION OF OFFERING PRICE

The selling securityholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, at prices related to the prevailing market price or at privately negotiated prices.

PLAN OF DISTRIBUTION

We are registering (i) the shares of common stock issued pursuant to the conversion of 12% Series A Senior Secured Convertible Promissory Note and (ii) the shares of common stock issuable upon exercise of the Series A Warrants to purchase common stock, in each case, issued in connection with the private offerings to permit the resale of these shares of common stock by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling securityholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions other than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and,
●	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling securityholders may transfer the shares of common stock by other means not described in this prospectus. If the selling securityholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved but, except as set forth in a supplement to this prospectus to the extent required, in the case of an agency transaction, will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110).

In connection with sales of the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling securityholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of common stock in other circumstances as permitted by their respective Subscription Agreement, the warrants and all applicable law, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In such event, any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are deemed to be “underwriters” under the Securities Act (if any) will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

10

Each selling securityholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to engage in a distribution of the common stock. Upon us being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the distribution of common stock, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being distributed and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Each selling securityholder may sell all, some or none of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the shares of common stock registered hereunder will be freely tradable in the hands of persons other than our affiliates that acquire such shares.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the applicable registration rights agreements to which they are a party, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the applicable registration rights agreement to which they are a party, or we may be entitled to contribution.

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock under this prospectus. We will, however, receive approximately $1,625,340 from the selling securityholders if they exercise all of the warrants (assuming, in each case, no adjustments are made to the exercise price or number of shares issuable upon exercise of the warrants), which we expect we would use primarily for working capital purposes.

The holders of the warrants may exercise their warrants at any time at their own discretion, if at all, in accordance with the terms thereof until their expiration. As a result, we cannot plan on receiving any proceeds from the exercise of any of the warrants, nor can we plan on any specific uses of any proceeds we may receive beyond the purposes described herein. We have agreed to bear the expense (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling securityholders.

MARKET FOR OUR COMMON STOCK

Our common stock is quoted on the OTCQB market maintained by the OTC Market Group Inc. under the symbol “PVHO”.

Fiscal Year Ending June 30, 2017	HIGH	LOW
First Quarter	$0.330	$0.160
Second Quarter	$0.215	$0.080
Third Quarter	$0.120	$0.061
Fourth Quarter (through April 13, 2017)	$0.080	$0.065

Fiscal Year Ended June 30, 2016	HIGH	LOW
First Quarter	$0.100	$0.054
Second Quarter	$0.099	$0.061
Third Quarter	$0.288	$0.055
Fourth Quarter	$0.510	$0.161

Fiscal Year Ended June 30, 2015	HIGH	LOW
First Quarter	$0.150	$0.017
Second Quarter	$0.140	$0.040
Third Quarter	$0.106	$0.050
Fourth Quarter	$0.119	$0.039

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Holders

As of April 13, 2017, the last reported sales price reported on the OTC Markets Inc. for our common stock was $0.067 per share. As of the date of this prospectus, we had approximately 600 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is TranShare Corporation, located at 4626 S. Broadway, Englewood, CO 80113.

Dividends

We have never declared or paid any cash dividends on our capital stock.  The payment of dividends on our common stock in the future will depend on our earnings, capital requirements, operating and financial condition and such other factors as our Board of Directors may consider appropriate.  We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

Equity Compensation Plan Information

The Company does not have any equity compensation plans or any individual compensation arrangements with respect to its common stock or preferred stock. The issuance of any of our common or preferred stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. The information contained below may be subject to risk factors. We urge you to review carefully the section of this prospectus entitled “Risk Factors” for a more complete discussion of the risks associated with an investment in our securities. See “Special Note on Forward-Looking Statements.”

RESULTS OF OPERATIONS

SIX MONTHS ENDED DECEMBER 31, 2016 COMPARED TO SIX MONTHS ENDED DECEMBER 31, 2015

	Six Months Ended
	December 31,
	2016	2015
REVENUES
Advertising revenues	$158,700	$-
Hardware revenues	110,195	31,166
Hardware revenues – related party	1,196,552	2,583,825
Service related revenues – related party	-	454,175
Software revenues – related party	66,456	33,230
TOTAL REVENUES	1,531,903	3,372,396
COST OF REVENUES	1,840,983	2,822,060
GROSS PROFIT(LOSS)	(309,080)	550,336
EXPENSES
General and administrative	1,516,539	749,648
Research and development	219,904	96,899
TOTAL EXPENSES	1,736,443	846,547
LOSS FROM OPERATIONS	(2,045,523)	(296,211)
OTHER INCOME (EXPENSE)
Derivative liability expense – insufficient shares	-	(85,960)
Change in fair value of derivative	62,418	-
Gain on forgiveness of debt	-	597,312
Loss on settlement of debt	(48,000)	-
Amortization of debt and warrant discount and financing costs	(917,710)
Other income	-	2,876
Interest expense	(552,322)	(738,848)
TOTAL OTHER INCOME (EXPENSE)	(1,455,614)	(224,620)
NET LOSS	$(3,501,137)	$(520,831)

REVENUES

The Company recognizes revenues from hardware sales, advertising and from licensing, distribution and marketing agreements. Revenues for the six months ended December 31, 2016 were $1,531,903, a decrease from $3,372,396 generated in the six months ended December 31, 2015. The decrease in revenues was primarily from an increase in related party sales. The related party revenue is for sales to ProDava 3D, LLC to purchase Provision’s 3D Savings Center kiosks for placement into retail stores. During the six months ended December 31, 2016 sales to ProDava 3D, LLC accounted for 82% of the Company’s revenues. During the six months ended December 31, 2015 sales to ProDava 3D, LLC accounted for 98% of the Company’s revenues

12

COST OF REVENUES

Cost of revenues for the six months ended December 31, 2016 was $1,840,983 from $2,822,060 incurred in the six months ended December 31, 2015. Cost of revenues for the fiscal six months ended December 31, 2016 increased due to the lack of collectability of expenses paid on behalf of ProDava.

OPERATING EXPENSES

The Company incurred $1,736,443 in operating expenses for the six months ended December 31, 2016, an increase from $846,547 incurred during the six months ended December 31, 2015 primarily as a result of a $766,891 increase in general and administrative expenses and increase in research and development expenses by $123,005. General and administrative expenses for the six months ended December 31, 2016 increased primarily as a result of accounting and legal costs due to the Company completing several overdue SEC filings and additional travel expenses related to the supervision of the installations of kiosks during the six months.

OTHER EXPENSES

The Company had various miscellaneous income and expenses. The largest gain was a gain of $597,312 during the six months ended December 31, 2015 on extinguishment of debt of a previously recorded contingency loss after it filed a lawsuit and was awarded a default judgement in its favor from a dispute that started in 2004 with Betacorp Management, Inc.

The Company also recorded additional interest expense of $731,184 primarily related to the issuance of convertible notes during the six months ended December 31, 2016. During the six months ended December 31, 2015 the Company recorded a charge of $85,960 for the derivative liability resulting from the Company having insufficient shares for issued and outstanding common stock equivalents. The Company authorized additional shares during the six months ending December 31, 2015. The Company recognized a gain of $62,418 for the quarter ended December 31, 2016 from the change in fair value of derivative as a result of fluctuating market prices of the Company’s common stock.

Additionally, the Company recorded a $48,000 loss due to the settlement of a debt during the six months ended December 31, 2016.

NET LOSS:

The Company had a net loss of $3,501,137 for the six months ended December 31, 2016 compared to net loss of $520,831 for the six months ended December 31, 2015. The higher net loss for the six months ended December 31, 2016 was primarily a result of the gain on forgiveness of debt partially offset by the uncollectibility of $320,073 of expenses paid on behalf of ProDava, higher interest expense and increased operating expenses.

Liquidity and Capital Resources

The financial statements in this Form S-1/A are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company had accumulated deficit at December 31, 2016 of $38,259,399. The Company has negative working capital of $10,885,327 as of December 31, 2016. The largest balances in current liabilities are for accrued interest $2,601,508, unearned revenue $2,057,607, account payable and accrued expenses of $2,334,514 and the current portion of convertible debt, net in the amount of $5,761,074. The Company is in the process of negotiating with noteholders to convert accrued interest into long-term notes to reduce current liabilities and plans to ship goods to reduce the unearned revenue.

The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required and, ultimately, to attain profitable operations. Management’s plan to eliminate the going concern situation include, but are not limited to, the raise of additional capital through issuance of debt and equity, improved cash flow management, aggressive cost reductions, and the creation of additional sales and profits across its product lines.

The Company does have $106,363 in cash as of December 31, 2016. The Company does not have sufficient cash to operate for the next 12 months. The Company is in the process of raising both convertible debt and equity financing. Failure to raise additional capital or improve its performance in the next 12 months, however, may cause the Company to curtail its business activities and expansion plans within the next twelve months.

During the six months ended December 31, 2016, the Company used $2,052,385 of cash for operating activities compared to a use of $500,520 in the six months ended December 31, 2015. The increase in cash used for operating activities was due a higher net loss and the use of cash to lower accounts payable and accrued liabilities. Cash used by investing activities was $-0- and $13,750 in the six months ended December 31, 2016 and 2015. Cash used by financing activities was $16,795 in the six months ended December 31, 2016 compared to cash from financing activities of $3,249,730 during the six months ended December 31, 2015.

DB Dava LLC, a Delaware limited liability company (“DB”), and the Company agreed to engage in a venture for the purpose of exploiting the Company’s technology and its agreement with a national pharmacy chain to place a number of its kiosks in stores. In June 2014, the Company and DB, caused ProDava LLC (“ProDava”) to be formed, and the parties entered into the ProDava LLC Agreement (the “LLC Agreement”) on June 30, 2014, which set out, among other things, the parties’ respective rights and obligations with respect to ProDava.

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The two members of ProDava are the Company and DB. At the time of the formation of ProDava, the LLC Agreement originally provided that DB owned 80 percent of the membership interests of ProDava and the Company owned 20 percent of the membership interests of ProDava, assuming a $50,000,000 capital contribution by DB. Pursuant to the LLC Agreement, the Company made a capital contribution of $12,500,000, which represented the agreed upon value of a certain agreements which granted the Company rights to place kiosks in retail stores. There are no overlapping members of management who control and manage both the Company and DB Dava LLC and there are no significant shareholders of the Company who also hold a significant interest in DB Dava LLC.

The Company’s motivation to enter into the LLC Agreement was to use DB’s financing to place kiosks into retail stores. Pursuant to LLC Agreement, DB agreed to make a capital contribution of up to US$50,000,000. It was understood and agreed between the parties that the Company’s role in ProDava was to provide, among other things, the kiosks, the content, resources and the know-how as to the placement and maintenance of the kiosks in retail stores.

To that end, ProDava entered into a Professional Services Agreement, dated June 30, 2014 (the “PSA”) with the Company, whereby ProDava engaged the Company to provide services for ProDava with respect to the sourcing, due diligence, acquisition, management, construction and marketing of the kiosks financed and purchased by ProDava. As full compensation for rendering and performing such services under the PSA, the Company was entitled to receive from ProDava, the unreimbursed expenses incurred by the Company. It was agreed and understood that DB’s role in ProDava was to provide the funding necessary for the unreimbursable expenses and the production, manufacture and maintenance of the kiosks placed in stores. As a result of the ownership percentage in ProDava, DB would receive 80% of the profits of the ProDava from advertising related revenue less expenses.

In the best interests of shareholders and to reflect expenses paid on behalf of ProDava, the Company initiated an action against DB in November 2016 seeking declaratory judgment. After the execution of the LLC Agreement, both DB and the Company performed their respective duties. The Company caused numerous kiosks to be manufactured for placement in retail stores in accordance with the PSA, maintained and serviced these kiosks. DB provided funds to ProDava for, the production of kiosks and for expenses incurred by the Company in connection with the maintenance of servicing of the kiosks. In total, DB provided sums totaling $6.5 million. In the first quarter of 2016, DB ceased providing the funding required by the LLC Agreement. DB advised The Company that DB was analyzing information and that it would make a determination as to whether it would continue to provide funding in accordance with the LLC Agreement. The Company has been incurring the reimbursable expenses that were to be reimbursed by DB. The LLC Agreement provides that, in the event that DB fails to fund any portion of the total amount is was required to provide in accordance with the terms of the LLC Agreement, the LLC Agreement provides for the recalculation of the parties’ membership interests in ProDava. The Company filed an action in the Supreme Court of the State of New York in New York County (Index No. 656127/2016) to seed to recalculate the ownership percentage of ProDava. DB filed a motion to dismiss and the Company filed an action opposing such motion. No claims were made against the Company. If successful, the Company will own a greater percentage of ProDava. If unsuccessful, the Company will have to continue to fund ProDava’s expenses until advertising income exceeds expenses.

On February 6, 2017, the Company issued a $158,500 convertible debenture. The note bears interest at 12%, is due on November 12, 2017 and, if not paid by August 6, 2017, is convertible into shares of the Company’s common stock at 61% of the average of the lowest three trading prices during the ten days prior to the conversion date.

On March 2, 2017, the Company issued a $225,000 convertible debenture. The note does not bear interest but was issued with $20,000 of original issue discount. The note is due on September 2, 2017 and, if not paid by September 2, 2017, is convertible into shares of the Company’s common stock at 60% of the average of the lowest three trading prices during the twenty days prior to the conversion date.

On March 31, 2017, the Company accepted and entered into subscription agreements for 13,333,341 shares of Company’s common stock with 15 accredited investors for an aggregate purchase price of $800,000 at a price of $0.06 per share. Each Investor received warrants to purchase shares of Common Stock equal to 25% of the shares each purchased equal to 3,333,341 warrants. These warrants have an exercise price of $0.09 per share and are exercisable for three-years from the date of issuance of the warrant.

Critical Estimates and Judgments

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management evaluates its estimates and judgments, including those related to receivables and accrued expenses. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable based on the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of the Company’s financial statements include estimates as to the appropriate carrying value of the Company’s intangible assets, the amount of stock compensation, and the amount of accrued liabilities that are not readily attainable from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements.

CRITICAL ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents. As of December 31, 2016 and June 30, 2016, the Company’s cash and cash equivalents were on deposit in federally insured financial institutions, and at times may exceed federally insured limits.

Accounts Receivable

Accounts receivable are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. After management has exhausted all collection efforts, management writes off receivables and the related reserve. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates.

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Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. The Company periodically reviews its inventories for indications of slow movement and obsolescence and records an allowance when it is deemed necessary.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Long-lived tangible assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized based on estimated fair values if the sum of expected future undiscounted cash flows of the related assets is less than their carrying values.

Intangibles

Intangibles represent primarily costs incurred in connection with patent applications. Such costs are amortized using the straight-line method over the useful life of the patent once issued, or expensed immediately if any specific application is unsuccessful.

Revenue Recognition

The Company recognizes gross sales when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collection is probable. It recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). Revenue from licensing, distribution and marketing agreements is recognized over the term of the contract. Revenue from the sale of hardware is recognized when the product is complete and the buyer has accepted delivery. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Cost of Revenue

Cost of revenue in respect to sale of hardware consists of costs associated with manufacturing of 3D displays, Kiosk machine, transportation, and other costs that are directly related to a revenue-generating. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying income statement.

Depreciation and Amortization

The Company depreciates its property and equipment using the straight-line method with estimated useful lives from three to seven years. For federal income tax purposes, depreciation is computed using an accelerated method.

Shipping and Handling Costs

The Company’s policy is to classify shipping and handling costs as a component of Costs of Revenues in the Statement of Operations.

Unearned Revenue

The Company bills customers in advance for certain of its services. If the customer makes payment before the service is rendered to the customer, the Company records the payment in a liability account entitled customer prepayments and recognizes the revenue related to the services when the customer receives and utilizes that service, at which time the earnings process is complete. The Company recorded $2,057,607 and $3,419,616 as of December 31, 2016 and June 30, 2016, respectively as deferred revenue.

Significant Customers

During the three and six months ended December 31, 2016 the Company had one customer which accounted for more than 10% of the Company’s revenues (82% and 82%, respectively). During the three and six months ended December 31, 2015 the Company had one customer which accounted for more than 10% of the Company’s revenues (98% and 99%, respectively).

Research and Development Costs

The Company charges all research and development costs to expense when incurred. Manufacturing costs associated with the development of a new process or a new product are expensed until such times as these processes or products are proven through final testing and initial acceptance by the customer.

For the six months ended December 31, 2016 and 2015, the Company incurred $219,904 and $96,899, respectively for research and development expense which are included in the unaudited condensed consolidated statements of operations.

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Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016 and June 30, 2016. The respective carrying value of certain on-balance-sheet financial instruments, approximate their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

The Company uses fair value measurements under the three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

	Carrying Value	Fair Value Measurements Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Convertible notes (net of discount) – December 31, 2016	$6,179,725	$-	$-	$6,179,725
Convertible notes (net of discount) – June 30, 2016	$6,415,371	$-	$-	$6,415,371
Derivative liability – December 31, 2016	$-	$-	$-	$-
Derivative liability – June 30, 2016	$188,128	$-	$-	$188,128

The following table provides a summary of the changes in fair value of the Company’s Promissory Notes, which are both Level 3 liabilities as of December 31, 2016:

Balance at June 30, 2016	$6,415,371
Accretion of debt and warrant discount and prepaid financing costs	979,684
Issuance of shares of common stock for convertible debt	(1,215,330)
Balance December 31, 2016	$6,179,725

The Company determined the value of its convertible notes using a market interest rate and the value of the warrants and beneficial conversion feature issued at the time of the transaction less the accretion. There is no active market for the debt and the value was based on the delayed payment terms in addition to other facts and circumstances at the end of December 31, 2016 and June 30, 2016.

Derivative Financial Instruments

The Company evaluates our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton pricing model to value the derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to settle these outstanding contracts, or due to other rights connected with these contracts, such as registration rights. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the latest maturity date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

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The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company estimates the fair value of these instruments using the Black-Scholes option pricing model and the intrinsic value if the convertible notes are due on demand.

We have determined that certain convertible debt instruments outstanding as of the date of these financial statements include an exercise price “reset” adjustment that qualifies as derivative financial instruments under the provisions of ASC 815-40, Derivatives and Hedging - Contracts in an Entity’s Own Stock (“ASC 815-40”). Certain of the convertible debentures have a variable exercise price, thus are convertible into an indeterminate number of shares for which we cannot determine if we have sufficient authorized shares to settle the transaction with. Accordingly, the embedded conversion option is a derivative liability and is marked to market through earnings at the end of each reporting period. Any change in fair value during the period recorded in earnings as “Other income (expense) - gain (loss) on change in derivative liabilities.”

The following table represents the Company’s derivative liability activity for the period ended:

Balance at June 30, 2016	$188,128
Derivative liability reclass into additional paid in capital upon notes conversion	(125,710)
Change in fair value of derivative at period end	(62,418)
Balance December 31, 2016	$-

Commitments and Contingencies:

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, environment liability and tax matters. An accrual for a loss contingency is recognized when it is probable that an asset had been impaired or a liability had been incurred and the amount of loss can be reasonably estimated.

Basic and Diluted Income (Loss) per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2016, the Company had debt instruments, options and warrants outstanding that can potentially be converted into approximately 105,215,698 shares of common stock.

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants outstanding	5,746,133
Options vested and outstanding	-
Convertible debt and notes payable including accrued interest	63,810,242
69,556,375

Material Equity Instruments

The Company evaluates stock options, stock warrants and other contracts (convertible promissory note payable) to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity (“ASC 815”). The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815-40 due to insufficient authorized shares to settle these outstanding contracts. Pursuant to SEC staff guidance that permits a sequencing approach based on the use of ASC 840-15-25 which provides guidance for contracts that permit partial net share settlement. The sequencing approach may be applied in one of two ways: contracts may be evaluated based on (1) earliest issuance date or (2) latest maturity date. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the earliest maturity date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the convertible notes or warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

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Recent Accounting Pronouncements

In January 2016, the FASB issued an accounting standard update which requires, among other things, that entities measure equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) at fair value, with changes in fair value recognized in earnings. Under the standard, entities will no longer be able to recognize unrealized holding gains and losses on equity securities classified today as available for sale as a component of other comprehensive income. For equity investments without readily determinable fair values the cost method of accounting is also eliminated, however subject to certain exceptions, entities will be able to elect to record equity investments without readily determinable fair values at cost, less impairment and plus or minus adjustments for observable price changes, with all such changes recognized in earnings. This new standard does not change the guidance for classifying and measuring investments in debt securities and loans. The standard is effective for us on July 1, 2018 (the first quarter of our 2019 fiscal year). The Company is currently evaluating the anticipated impact of this standard on our financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU No. 2016-02 on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) that clarifies how to apply revenue recognition guidance related to whether an entity is a principal or an agent. ASU 2016-08 clarifies that the analysis must focus on whether the entity has control of the goods or services before they are transferred to the customer and provides additional guidance about how to apply the control principle when services are provided and when goods or services are combined with other goods or services. The effective date for ASU 2016-08 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company has not yet determined the impact of ASU 2016-08 on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation, or ASU No. 2016-09. The areas for simplification in this Update involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For public entities, the amendments in this Update are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. Amendments related to the timing of when excess tax benefits are recognized, minimum statutory withholding requirements, forfeitures, and intrinsic value should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is adopted. Amendments related to the presentation of employee taxes paid on the statement of cash flows when an employer withholds shares to meet the minimum statutory withholding requirement should be applied retrospectively. Amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement and the practical expedient for estimating expected term should be applied prospectively. An entity may elect to apply the amendments related to the presentation of excess tax benefits on the statement of cash flows using either a prospective transition method or a retrospective transition method. We are currently evaluating the impact of adopting ASU No. 2016-09 on our consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which provides further guidance on identifying performance obligations and improves the operability and understandability of licensing implementation guidance. The effective date for ASU 2016-10 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company has not yet determined the impact of ASU 2016-10 on its consolidated financial statements.

In June 2016, the FASB Issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” and clarifies the objective of the collectability criterion, presentation of taxes collected from customers, non-cash consideration, contract modifications at transition, completed contracts at transition and how guidance in Topic 606 is retrospectively applied. The amendments do not change the core principle of the guidance in Topic 606. The effective dates are the same as those for Topic 606. The Company has not yet determined the impact of ASU 2016-12 on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, in an effort to reduce the diversity of how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company has not yet determined the impact of ASU 2016-15 on its consolidated financial statements.

In October 2016, the FASB issued ASU No 2016-16 - Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory. ASU 2016-16 will require the tax effects of intercompany transactions, other than sales of inventory, to be recognized currently, eliminating an exception under current GAAP in which the tax effects of intra-entity asset transfers are deferred until the transferred asset is sold to a third party or otherwise recovered through use. The guidance will be effective for the first interim period of our 2019 fiscal year, with early adoption permitted. The Company has not yet determined the impact of ASU 2016-16 on its consolidated financial statements.

In January 2017, FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, in an effort to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company has not yet determined the impact of ASU 2017-01 on its consolidated financial statements.

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ECONOMY AND INFLATION

Except as disclosed herein, we have not experienced any significant cancellation of orders due to the downturn in the economy and only a small number of customers requested delays in delivery or production of orders in process. Our management believes that inflation has not had a material effect on our results of operations.

OFF-BALANCE SHEET AND CONTRACTUAL ARRANGEMENTS

We do not have any off balance sheet or contractual arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Year Ended June 30, 2016 Compared to the Year Ended June 30, 2015

	2016	2015
REVENUES
Advertising and hardware revenues	$84,810	$209,461
Advertising and hardware revenues – related party	4,313,046	69,162
Software license fees – related party	136,705	-
Service related revenues – related party	479,595	295,906
TOTAL REVENUES	5,014,156	574,529
COST OF REVENUES	4,488,001	309,103
GROSS PROFIT	526,155	265,426
EXPENSES
General and administrative	2,153,432	961,339
Research and development	311,798	127,001
TOTAL EXPENSES	2,465,230	1,088,340
LOSS FROM OPERATIONS	(1,939,075)	(822,914)
OTHER INCOME (EXPENSE)
Derivative liability expense – insufficient shares	(85,960)	–
Change in fair value of derivative	18,868	152,253
Gain on forgiveness of debt	597,312	73,562
Loss on debt extinguishment	(2,865,234)	-
Amortization of debt and warrant discount and financing costs	(913,544)	(18,668)
Other income (expense)	2,053	124,788
Interest expense	(1,017,236)	(352,791)
TOTAL OTHER INCOME (EXPENSE)	(4,263,741)	(20,856)
NET LOSS	$(6,202,816)	$(843,770)

Revenues

The Company recognizes revenues from hardware sales, advertising and from licensing, distribution and marketing agreements. Revenues for the year ended June 30, 2016 were $5,014,156, an increase from $574,529 generated in the year ended June 30, 2015. The increase in revenues was primarily from an increase in related party sales. The related party revenue is for sales to ProDava 3D, LLC to purchase Provision’s 3D Savings Center kiosks for placement into retail stores, the amortization of a long term software contract as well as service related revenues. During the year ended June 30, 2016 sales to ProDava 3D, LLC accounted for 98% of the Company’s revenues. During the year ended June 30, 2015 sales to ProDava 3D, LLC accounted for 64% of the Company’s revenues.

Cost of Revenues

Cost of revenues for the year ended June 30, 2016 was $4,488,001 from $309,103 incurred in the year ended June 30, 2015. Cost of revenues for the period of year ended June 30, 2016 increased as a result of the large increase in related party sales.

Operating Expenses

The Company incurred $2,465,230 in operating expenses for the year ended June 30, 2016, an increase from $1,088,340 incurred during the year ended June 30, 2015 primarily as a result of a $1,192,093 increase in general and administrative expenses while research and development expenses increased $184,797. General and administrative expenses for the year ended June 30, 2016 increased primarily as a result of the fees for independent contractors and consultants for the Company’s operations and additional travel expenses related to the supervision of the installations of kiosks during the quarter.

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Other Expenses

The company had various miscellaneous income and expenses. The largest gain was a gain of $597,312 during the year ended June 30, 2016 on extinguishment of debt of a previously recorded contingency loss after it filed a lawsuit and was awarded a default judgement in its favor from a dispute that started in 2004 with Betacorp Management, Inc.

The Company also recorded interest expense of $1,017,236 in the year ended June 30, 2016, primarily related to the issuance of convertible notes and debt modification expenses during the year ended June 30, 2016, an increase of $664,445 over the interest recorded during the year ended June 30, 2015. During the year ended June 30, 2016, the Company recorded expense in the amount of $2,865,234 related to the loss on extinguishment of certain debts. The Company recorded amortization of debt and warrant discounts and financing costs in the amounts of $913,544 and $18,668 during the years ended June 30, 2016 and 2015, respectively. The Company also recorded a charge of $85,960 for the derivative liability resulting from the Company having insufficient shares for issued and outstanding common stock equivalents during the years ended June 30, 2016. The Company authorized additional shares during the year ending June 30, 2016. The Company recognized a gain of $18,868 and $152,253 for the years ended June 30, 2016 and 2015, respectively, from the change in fair value of derivative as a result of fluctuating market prices of the Company’s common stock. The Company recorded other income in the amount of $124,788 during the year ended June 30, 2015 as a result of the removal of liabilities related to stale dated transactions for which the Company no longer owed repayment.

Net Loss

The Company had a net loss of $6,202,816 for the year ended June 30, 2016 compared to net loss of $843,770 for the year ended June 30, 2015, an increase of $5,359,046. The higher net loss for the year ended June 30, 2016 was primarily a result of higher interest expense by ($664,445), loss on debt extinguishment ($2,865,234), increased amortization of debt and warrant discount and financing costs by ($894,876) and increased operating expenses by ($1,376,890) partially offset by higher gross profit of $260,729 in the year ended June 30, 2016.

Liquidity and Capital Resources

The financial statements in this Form S-1/A are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company had accumulated deficit at June 30, 2016 of $34,758,262. The Company has negative working capital of $3,749,885 as of June 30, 2016. The largest balances in current liabilities are for accrued interest ($2,476,036) and unearned revenue ($3,419,616). The Company is in the process of negotiating with noteholders to convert accrued interest into long-term notes to reduce current liabilities and plans to ship goods to reduce the unearned revenue.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required and, ultimately, to attain profitable operations. Management’s plan to eliminate the going concern situation include, but are not limited to, the raise of additional capital through issuance of debt and equity, improved cash flow management, aggressive cost reductions, and the creation of additional sales and profits across its product lines

To raise cash, during the year ended June 30, 2016, the Company issued $5,417,800 in 12% Series A Senior Secured Convertible Promissory Notes, convertible into shares of the Company’s Common Stock at a conversion price of $0.10 per share. Each subscriber will receive, for every $1,000 in Promissory Notes purchase, Series A Warrants to purchase 2,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share. The Promissory Notes shall be secured by all current and future assets of the Company on a pro-rata basis. The Company received net proceeds of $4,775,468, balance $545,780 was shown as deferred financing cost and $96,552 was adjusted against the old accounts payable. In relation to the above note, the Company incurred $104,400 as additional deferred financing cost. During the year ended June 30, 2016, the Company issued warrants to placement agents at exercise price of $0.15 per share which was valued at $685,250 and recorded as deferred financing cost.

For the year ended June 30, 2016, the Company charged $514,207 as amortization of deferred financing cost.

On or after six months from the original issue date, the Subscriber will have the right, at the Subscriber’s option, to convert all or any portion of the principal and any accrued but unpaid interest into shares of the Company’s Common Stock at a Conversion Price of $0.10. The Conversion Price may be adjusted for any merger, stock split or dividend. Interest shall be payable at the rate of 12% per annum and shall be due and payable quarterly, in arrears, with the initial interest payment due September 30, 2015 (from the date of issuance), and continuing thereafter on each successive December 31, March 31, June 30 and September 30 and of each year. Standard events of default such as failure to pay interest or principal on the Notes, failure to convert the Notes, and certain events related to insolvency. The Exercise Price of each Warrant is $0.15 per share. Each Warrant expires five years after issuance. The Exercise Price may be adjusted for any merger, stock split or dividend.

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The Company allocated the proceeds from the sale of the above promissory notes and related warrants based on the relative fair values at the time of issuance with the proceeds allocated to the warrants accounted for as additional paid-in-capital. The detachable Warrants were valued at $567,761 using Black-Scholes model, as the fair value of convertible promissory notes on commitment date was $567,761. The effective conversion price is calculated, which is lower than the stock price on issuance dates, and therefore, the Company determined that the instrument’s effective conversion price was in-the-money at the instrument’s commitment date (a “beneficial conversion feature”). The intrinsic value of the conversion option (beneficial conversion feature) is $1,310,000, and the Company recorded $1,310,000 beneficial conversion feature to additional paid in capital.

For the year ended June 30, 2016, $204,098 was expensed in the statement of operation as amortization of warrant discount and shown as interest expenses, respectively. For the year ended June 30, 2016 and 2015, $195,239 and $18,668 was amortized of debt discount and shown as interest expenses, respectively.

During the year ended June 30, 2016 the few holders of the Note converted $861,518 including accrued interest value into 6,961,195 shares of the Company’s common stock.

On May 6, 2016, the Company exchanged a debenture with an unpaid principal amount of $195,000 and unpaid interest of $94,839 for $7,821 in cash, a 12% Senior Secured Convertible Promissory Note for $282,018 convertible into the Company’s common stock at $0.10 per share and a warrant to purchase 564,036 shares of the Company’s common stock at $0.15 per share which expires on May 6, 2021. The Company determined fair value of new debt $535,834 and fair value of warrants $91,317 as a result was recorded $345,133 as a loss on debt extinguishment during the year ended June 30, 2016. On June 30, 2016 the holder of the Note converted $282,018 full face value into 2,820,180 shares of the Company’s common stock. The balance on the Note as of June 30, 2016 is $-0-.

On June 30, 2016, the Company entered into an agreement, effective May 18, 2016, to exchange promissory notes held by two noteholders for promissory notes and warrants. The original notes (“Original Notes”) had a principal balance of $140,000 with accrued interest of $84,599, subject to a substantial increase if default provisions of the Original Notes, which the Company disputed, were applied. The principal and interest total of $224,599, subject to a substantial increase if default provisions of the Original Notes which the Company disputed were applied, was convertible at $0.03 per share. The Original Notes were exchanged for promissory notes (“New Notes”) with a conversion price of $0.10 per share and interest rate of 12% and a principal balance of $1,050,000, a discount to the mandatory default amount of the Original Notes claimed by the noteholders, which the Company disputed. The holders of the New Notes will also receive warrants to purchase the Company’s common stock, equal to 20% of the initial convertible amount of the New Notes, at an exercise price of $0.15 per share. The Company determined fair value of new debt $2,310,000 and fair value of warrants $434,700 as a result was recorded $2,520,100 as a loss on debt extinguishment during the year ended June 30, 2016. The balance on the Note as of June 30, 2016 is $1,050,000 ($825,401 increase in principal notes balance was included in loss on debt extinguishment).

The Company does have $2,175,543 in cash as of June 30, 2016 as a result of an issuance of convertible debt. The Company has sufficient cash to operate for the next 12 months. Failure to raise additional capital or improve its performance in the next 12 months, however, may cause the Company to curtail its business activities and expansion plans within the next twelve months.

During the year ended June 30, 2016, the Company used $2,461,374 of cash for operating activities compared to a use of $655,716 in the year ended June 30, 2015. The increase in cash used for operating activities was due a higher net loss offset by lower accounts payable and accrued liabilities. Cash from financing activities was $4,553,549 in the year ended June 30, 2016 compared to cash from financing activities of $45,205. The increase in cash provided by financing activities was primarily due to proceeds from the issuance of convertible notes. During the year ended June 30, 2016, the company used $45,600 in investing activities for the purchase of fixed assets and intangibles.

On June 30, 2014 the Company entered into an agreement with DB Dava, LLC (“DB”) to help the Company launch the 3D network in Rite Aid. The agreement creates a newly-formed entity, ProDava 3D, LLC (“ProDava 3D”), to purchase Provision’s 3D Savings Center kiosks for placement into Rite Aid stores. ProDava 3D may purchase up to $50 million in 3D Savings Center kiosks. The agreement calls for an initial purchase of $2 million of 3D Savings Center kiosks. The Company will generate revenues and gross profit from the sale of machines to ProDava 3D. The Company will also earn advertising revenue from advertisements in Rite Aid earned by ProDava 3D.

ProDava 3D is purchasing 3D Savings Center kiosks, manufactured by Provision. These will be placed in high traffic aisles of nationally recognized retail stores, initially Rite Aid, with advertisements of consumer packaged products, other consumer goods manufacturers along with local/regional advertisers. Ad sales inventory will include marquee 3D hologram images, coupons, and other rewards and transactions of products sold in the stores (focused on new product introductions).

Provision’s contribution to ProDava 3D includes Provision’s know-how, management, and its agreement with the national retail pharmacy that will be the first target for the 3D Savings Center kiosk launch. Provision will be responsible for manufacturing, installation, service, maintenance, technical support, network management, advertising, marketing, and accounting of each 3D Savings Center kiosk for the joint venture. Provision will be compensated for rendering and performing all of these services. The advertising and other revenues generated from the 3D Savings Center kiosks will be divided among Provision and DB.

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CRITICAL ESTIMATES AND JUDGMENTS

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management evaluates its estimates and judgments, including those related to receivables and accrued expenses. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable based on the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of the Company’s financial statements include estimates as to the appropriate carrying value of the Company’s intangible assets, the amount of stock compensation, and the amount of accrued liabilities that are not readily attainable from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements.

CRITICAL ACCOUNTING POLICIES:

Cash and Cash Equivalents

The Company considers all highly liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents. As of June 30, 2016 and 2015, the Company’s cash and cash equivalents were on deposit in federally insured financial institutions, and at times may exceed federally insured limits.

Accounts Receivable

Accounts receivable are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. After management has exhausted all collection efforts, management writes off receivables and the related reserve. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. The Company periodically reviews its inventories for indications of slow movement and obsolescence and records an allowance when it is deemed necessary.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Long-lived tangible assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized based on estimated fair values if the sum of expected future undiscounted cash flows of the related assets is less than their carrying values.

Intangibles

Intangibles represent primarily costs incurred in connection with patent applications. Such costs are amortized using the straight-line method over the useful life of the patent once issued, or expensed immediately if any specific application is unsuccessful.

Impairment of Long-Lived Assets and Goodwill

Intangible assets that are not subject to amortization shall be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test shall consist of a comparison of the fair value of an intangible asset with its carrying amount, as defined. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess. There was no impairment loss recognized during the years ended June 30, 2016 and 2015.

The carrying value of long-lived assets, including amortizable intangibles and property and equipment, are evaluated whenever events or changes in circumstances indicate that a potential impairment has occurred relative to a given asset or assets. Impairment is deemed to have occurred if projected undiscounted cash flows associated with an asset are less than the carrying value of the asset. The estimated cash flows include management’s assumptions of cash inflows and outflows directly resulting from the use of that asset in operations. The amount of the impairment loss recognized is equal to the excess of the carrying value of the asset over its then estimated fair value. There was no impairment loss recognized during the years ended June 30, 2016 and 2015.

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Revenue Recognition

The Company recognizes gross sales when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collection is probable. It recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). Revenue from licensing, distribution and marketing agreements is recognized over the term of the contract. Revenue from the sale of hardware is recognized when the product is complete and the buyer has accepted delivery. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Cost of Revenue

Cost of revenue in respect to sale of hardware consists of costs associated with manufacturing of 3D displays, Kiosk machine, transportation, and other costs that are directly related to a revenue-generating. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying income statement.

Depreciation and Amortization

The Company depreciates its property and equipment using the straight-line method with estimated useful lives from three to seven years. For federal income tax purposes, depreciation is computed using an accelerated method.

Shipping and Handling Costs

The Company’s policy is to classify shipping and handling costs as a component of Costs of Revenues in the Statement of Operations.

Unearned Revenue

The Company recorded $3,419,616 and $2,241,820 as of June 30, 2016 and 2015, respectively as deferred revenue.

Significant Customers

During the year ended June 30, 2016 the Company had one customer which accounted for more than 10% of the Company’s revenues (99%). During the year ended June 30, 2015 the Company had one customer which accounted for more than 10% of the Company’s revenues (64%). As of June 30, 2016, the Company had no accounts receivable balance. As of June 30, 2015, the Company had one customer who accounted for more than 10% of the Company’s accounts receivable (99%).

Research and Development Costs

The Company charges all research and development costs to expense when incurred. Manufacturing costs associated with the development of a new process or a new product are expensed until such times as these processes or products are proven through final testing and initial acceptance by the customer.

For the years ended June 30, 2016 and 2015, the Company incurred $311,798 and $127,001, respectively for research and development expense which are included in the consolidated statements of operations.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2016 and 2015.

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The Company uses fair value measurements under the three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value

	Carrying Value	Fair Value Measurements Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Convertible notes (net of discount) – June 30, 2016	$6,415,371	$–	$–	$6,415,371
Convertible notes (net of discount) – June 30, 2015	$3,112,943	$–	$–	$3,112,943
Derivative liability – June 30, 2016	$188,128	$–	$–	$188,128
Derivative liability – June 30, 2015	$–	$–	$–	$–

The following table provides a summary of the changes in fair value of the Company’s Promissory Notes, which are both Level 3 liabilities as of June 30, 2016:

Balance at June 30, 2015	$3,112,943
Issuance of notes	5,417,800
Deferred financing and debt and warrants discount on convertible notes	(3,336,746)
Debt increase due to modification	825,401
Accretion of debt and warrant discount and prepaid financing costs	913,544
Re-class to accrued interest and customer deposit into convertible notes payable	368,947
Issuance of shares of common stock for convertible debt	(859,018)
Payments on convertible notes payable	(27,500)
Balance June 30, 2016	$6,415,371

The Company determined the value of its convertible notes using a market interest rate and the value of the warrants and beneficial conversion feature issued at the time of the transaction less the accretion. There is no active market for the debt and the value was based on the delayed payment terms in addition to other facts and circumstances at the end of June 30, 2016 and 2015.

Derivative Financial Instruments

The Company evaluates our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton pricing model to value the derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to settle these outstanding contracts, or due to other rights connected with these contracts, such as registration rights. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the latest maturity date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company estimates the fair value of these instruments using the Black-Scholes option pricing model and the intrinsic value if the convertible notes are due on demand.

We have determined that certain convertible debt instruments outstanding as of the date of these financial statements include an exercise price “reset” adjustment that qualifies as derivative financial instruments under the provisions of ASC 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock (“ASC 815-40”). Certain of the convertible debentures have a variable exercise price, thus are convertible into an indeterminate number of shares for which we cannot determine if we have sufficient authorized shares to settle the transaction with. Accordingly, the embedded conversion option is a derivative liability and is marked to market through earnings at the end of each reporting period. Any change in fair value during the period recorded in earnings as “Other income (expense) – gain (loss) on change in derivative liabilities.”

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The following table represents the Company’s derivative liability activity for the period ended:

Balance at June 30, 2015.	$–
Derivative liability – insufficient shares	85,960
Derivative liability – reclass into additional paid in capital due to sufficient shares	(85,960)
Initial measurement at issuance date of the notes	389,697

Derivative liability reclass into additional paid in capital upon notes conversion	(182,701)
Change in fair value of derivative at period end	(18,868)
Balance June 30, 2016	$188,128

Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, environment liability and tax matters. An accrual for a loss contingency is recognized when it is probable that an asset had been impaired or a liability had been incurred and the amount of loss can be reasonably estimated.

At June 30, 2016 and 2015, loss for contingency payable was $-0- and $592,312, respectively.

Accounting for Stock Option Based Compensation

The Company calculates compensation costs for all share-based awards to employees based on the grant date fair value of those awards and recognized over the period during which the employee is required to perform services in exchange for the award (generally over the vesting period of the award).

Basic and Diluted Income (Loss) per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2016, the Company had debt instruments and warrants outstanding that can potentially be converted into approximately 120,941,836 shares of common stock. 98,322,309 of these shares would be included in the computation of diluted earnings per share if the Company had net income as their effect would be dilutive.

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants outstanding	–
Convertible debt and notes payable including accrued interest	22,619,527
22,619,527

Material Equity Instruments

The Company evaluates stock options, stock warrants and other contracts (convertible promissory note payable) to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity (“ASC 815”). The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

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Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815-40 due to insufficient authorized shares to settle these outstanding contracts. Pursuant to SEC staff guidance that permits a sequencing approach based on the use of ASC 840-15-25 which provides guidance for contracts that permit partial net share settlement. The sequencing approach may be applied in one of two ways: contracts may be evaluated based on (1) earliest issuance date or (2) latest maturity date. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the earliest maturity date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the convertible notes or warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

During September 2015, the Company had recorded a charge for the derivative liability resulting from the Company having insufficient shares of $85,960. This derivative liability is a result of the embedded conversion features of the notes payable to convert 18,231,003 shares, at fixed prices ranging from $0.04 to $1.00 per share. The liability was recorded at the fair market value, which estimated value, was based upon the remaining contractual life of the convertible notes payable (the host instrument), using the Black-Scholes pricing model, and since these earlier notes had reached maturity and were now due on demand the intrinsic value was also considered. The conversion exceeded the market price accordingly the intrinsic value was also zero. Accordingly, the reclassification of the value of these derivatives had no impact on the Company’s financial statements. On December 31, 2015, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 100,000,000 to 200,000,000. As such, the related derivative liability has been revalued to $0 at June 30, 2016.

On June 30, 2016, the Company again amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 200,000,000 to 300,000,000. The increase in the authorized number of shares of common stock was approved by the Board of Director of the Company on June 30, 2016 and holders of more than 50% of the voting power of the Company’s capital stock. The Company’s ticker symbol and CUSIP remain unchanged.

Recent Accounting Pronouncements

In January 2016, the FASB issued an accounting standard update which requires, among other things, that entities measure equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) at fair value, with changes in fair value recognized in earnings. Under the standard, entities will no longer be able to recognize unrealized holding gains and losses on equity securities classified today as available for sale as a component of other comprehensive income. For equity investments without readily determinable fair values the cost method of accounting is also eliminated, however subject to certain exceptions, entities will be able to elect to record equity investments without readily determinable fair values at cost, less impairment and plus or minus adjustments for observable price changes, with all such changes recognized in earnings. This new standard does not change the guidance for classifying and measuring investments in debt securities and loans. The standard is effective for us on July 1, 2018 (the first quarter of our 2019 fiscal year). The Company is currently evaluating the anticipated impact of this standard on our financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU No. 2016-02 on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) that clarifies how to apply revenue recognition guidance related to whether an entity is a principal or an agent. ASU 2016-08 clarifies that the analysis must focus on whether the entity has control of the goods or services before they are transferred to the customer and provides additional guidance about how to apply the control principle when services are provided and when goods or services are combined with other goods or services. The effective date for ASU 2016-08 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company has not yet determined the impact of ASU 2016-08 on its consolidated financial statements.

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In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation, or ASU No. 2016-09. The areas for simplification in this Update involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For public entities, the amendments in this Update are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. Amendments related to the timing of when excess tax benefits are recognized, minimum statutory withholding requirements, forfeitures, and intrinsic value should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is adopted. Amendments related to the presentation of employee taxes paid on the statement of cash flows when an employer withholds shares to meet the minimum statutory withholding requirement should be applied retrospectively. Amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement and the practical expedient for estimating expected term should be applied prospectively. An entity may elect to apply the amendments related to the presentation of excess tax benefits on the statement of cash flows using either a prospective transition method or a retrospective transition method. We are currently evaluating the impact of adopting ASU No. 2016-09 on our consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which provides further guidance on identifying performance obligations and improves the operability and understandability of licensing implementation guidance. The effective date for ASU 2016-10 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company has not yet determined the impact of ASU 2016-10 on its consolidated financial statements.

FASB ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” was issued in June 2016 and clarifies the objective of the collectability criterion, presentation of taxes collected from customers, non-cash consideration, contract modifications at transition, completed contracts at transition and how guidance in Topic 606 is retrospectively applied. The amendments do not change the core principle of the guidance in Topic 606. The effective dates are the same as those for Topic 606.

FASB ASU 2014-12, “Compensation – Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” was issued June 2014. This guidance was issued to resolve diversity in accounting for performance targets. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition and should not be reflected in the award’s grant date fair value. Compensation cost should be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after December 15, 2015 and interim periods within those annual periods. This update did not have a significant impact upon early adoption.

FASB ASU 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” was issued September 2014. This provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company does not anticipate a significant impact upon adoption.

FASB ASU 2015-11, “Simplifying the Measurement of Inventory” was issued in July 2015. This requires entities to measure most inventory “at the lower of cost and net realizable value,” thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The ASU will not apply to inventories that are measured by using either the last-in, first-out method or the retail inventory method. For public business entities, the ASU is effective prospectively for annual periods beginning after December 15, 2016, and interim periods therein. Upon transition, entities must disclose the nature of and reason for the accounting change. The Company does not anticipate a significant impact upon adoption.

FASB ASU No. 2015-15, Interest—Imputation of Interest: Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements” was issued in August 2015 which permits an entity to report deferred debt issuance costs associated with a line-of-credit arrangement as an asset and to amortize such costs over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings under the credit line. The ASU applies to all entities and is effective for public business entities for annual periods beginning after December 15, 2015, and interim periods thereafter, with early adoption permitted. The guidance should be applied on a retrospective basis. The Company does not anticipate a significant impact upon adoption.

FASB ASU 2015-17, “Income Taxes Balance Sheet Classification of Deferred Taxes” was issued in November 2015. This requires entities to classify deferred tax liabilities and assets as noncurrent in a classified statement of financial position and applies to all entities that present a classified statement of financial position. For public entities, this update is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not anticipate a significant impact upon adoption.

FASB ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326)” was issued in June 2016.  This ASU amends the Board’s guidance on the impairment of financial instruments. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. This ASU is effective for fiscal years beginning after December 15, 2019. Early adoption will be permitted.  The Company does not anticipate a significant impact upon adoption.

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BUSINESS

Provision Holding, Inc.

Business History and Overview

Provision Holding, Inc. and its subsidiary, Provision Interactive Technologies, Inc. (“Provision”), is a purveyor of intelligent interactive 3D holographic display technologies, software, and integrated solutions for both commercial and consumer focused applications. Provision’s 3D holographic display systems projects full color, high resolution videos into space detached from the screen, without any special glasses. Provision is currently a market leader in true 3D consumer advertising display products.

We are focused on the development and distribution of our patented three-dimensional, holographic interactive video displays focused at grabbing and holding consumer attention particularly and initially in the advertising and product merchandising markets. The systems display a moving 3D image size to forty inches in front of the display, projecting a digital video image out into space detached from any screen, rendering truly independent floating images featuring high definition and crisp visibility from far distances. The nearest comparable to this technology can be seen in motion pictures such as Star Wars and Minority Report, where objects and humans are represented through full-motion holograms. In addition to selling the hardware for our patented three-dimensional, holographic interactive video displays, we are building our business into a digital media company offering advertising on a network of our 3D holographic video displays and integrating them into Provision’s 3D Savings Center kiosks.

We have a limited operating history upon which an investor can evaluate our business prospects, which makes it difficult to forecast our future operating results, in light of the risks, uncertainties and problems frequently encountered by companies with limited operating histories. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, and marketing and governmental regulation.

We were incorporated in Nevada under the name MailTec, Inc. on February 9, 2004. Pursuant to an Agreement and Plan of Merger, dated February 14, 2008, which was amended and restated on February 27, 2008 (as amended and restated, the “Agreement”), MailTec, Inc. with ProVision Merger Corp., a Nevada corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and Provision Interactive Technologies, Inc., a California corporation (“ProVision”), the Subsidiary merged into ProVision, and ProVision became a wholly owned subsidiary of the Company. As consideration for the merger of the Subsidiary into ProVision, the Company issued 20,879,350 shares of the Company’s common stock to the shareholders, creditors, and certain warrant holders of ProVision, representing approximately 86.5% of the Company’s aggregate issued and outstanding common stock, and the outstanding shares and debt, and those warrants whose holders received shares of the Company’s common stock, of ProVision were transferred to the Company and cancelled. Effective February 28, 2008, pursuant to the Agreement, ProVision became a wholly owned subsidiary of the Company. At the time of the reverse acquisition, MailTec was not engaged in any active business.

Our corporate headquarters are located in Chatsworth, California and our phone number is (818) 775-1624.

Products and Services

We believe we are well positioned to capitalize on advertisers’ demands as ProVision’s HoloVision™ display and 3D Savings Center kiosks offer advertisers and customers an opportunity to reach a highly sought-after, captive audience outside the home, in familiar settings like grocery stores, malls, convenience stores, gas stations, banks and other retail locations. We reach the consumer and business professional at the critical time – when they are away from their homes and businesses and when they are making their buying decisions.

ProVision is marketing our patented three-dimensional, holographic interactive video display and is also developing and marketing several new point-of-purchase, and other devices, tailored to specific industries with major international companies or readying to begin shortly; including the medical, entertainment, government and home markets. ProVision’s floating image display technologies have multiple potential market applications across a broad spectrum of industries. In addition to hardware sales, we are initially focusing our efforts on the point-of-purchase and advertising markets.

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ProVision’s HoloVision™ display can be used for a number of applications, including:

Retail	Education	Medical	Entertainment	Consumer
Drug Stores / Convenience Stores	Primary / Secondary Schools	Doctors / Dentist Offices	Slot Machines, Pachinko	Home Game Consoles
Grocery Stores	Universities	Hospitals	Casinos	Computer Monitors
Banking	Museums	Imaging	Lottery	TV
Fast Food	Libraries		Movie Theaters	Cell Phones
Hotels / Hospitality	Science Centers		Video Games
Electronics			Theme Parks

The projected and estimated economic model for retail stores utilizing a kiosk application is (on a per machine basis):

3D Hologram Ads	Rotation of 10 Second Hologram Ads @ $150 per Ad	$1,500
Coupons	Issuance of 11 Coupon Programs @ $100 per Program	$1,100
Net Revenue	Per Kiosk (net of agency fees)	$2,600

Operating Costs	Monthly Paper, Service and Network Fees	$150
	Retailer Share (estimated at 25% of Net Revenue)	$650
Operating Costs	Per Machine	$800

Monthly Operating Profit Per Kiosk		$1,800

The monthly operating profit per kiosk would be reduced by the financing costs, such as a lease of the machine or funding through a joint venture such as ProDava 3D. Currently, all of the kiosks are owned by joint ventures with 648 of 659 kiosks owned by ProDava 3D. As a result of the current arrangement with ProDava 3D, the operating costs are paid for by ProDava 3D. The Company, as a 20% owner of ProDava 3D would have a gross profit of $360 per machine.

Business Development

Launching our first products into grocery stores and retail pharmacies, we have developed a new patented application. Known as the “3D Savings Center”, this ProVision device projects 3D video advertisements and allows consumers to print coupons as well as receive non-cash awards. The 3D Savings Center kiosk provides consumer product goods companies and other advertisers with a new way of promoting their products at the point of purchase, where consumers are making 70% (seventy percent) of their buying decisions.

We tested our concept in Fred Meyer Stores, a division of The Kroger, Co., installing 3D Savings Center kiosks in the Pacific Northwest. We received advertising placements from some of the largest manufacturers in the country, including Unilever, Proctor & Gamble, Johnson & Johnson, BIC and Kimberly Clark. The Company has published a case study of this successful market trial which is available from the Company.

We have now aligned a retail chain, a hardware purchaser to buy 3D Savings Center kiosks to install into the retail chain and advertising agencies to sell ads for the 3D Savings Center kiosks. We generated revenues from hardware sales in the year ended June 30, 2016 and expect to generate significant advertising sales thereafter.

Rite Aid Pharmacies

We plan to build, own, and operate networks of 3D Savings Center kiosks. In April 2013, we had an agreement with Rite Aid Pharmacies (“Rite Aid”) to install 3D Savings Centers kiosks in all participating Rite Aid stores throughout the United States. We successfully completed the pilot test phase with nine stores in Los Angeles, and have completed the manufacturing of, and received payment for, the first 200 3D Savings Center kiosks in March 2015. The Company began shipping the first 200 kiosks to be installed in stores at the end of March 2015. We have now shipped an additional 5003D Savings Center kiosks to its retail partner and have installed them in New York, Los Angeles, Detroit, Philadelphia and San Francisco retail locations. With the successful incorporation of Rite Aid’s wellness and loyalty program, now known as “Plenti” onto the 3D Savings Center kiosks in New York and Los Angeles, we plan to continue to expand to 1,000 stores in Rite Aid’s top 10 demographic markets by the end of September 2017. The Company will earn advertising revenue from advertisements in Rite Aid.

ProDava 3D

DB Dava LLC, a Delaware limited liability company (“DB”), and the Company agreed to engage in a venture for the purpose of exploiting the Company’s technology and its agreement with a national pharmacy chain to place a number of its kiosks in stores. In June 2014, the Company and DB, caused ProDava LLC (“ProDava”) to be formed, and the parties entered into the ProDava LLC Agreement (the “LLC Agreement”) on June 30, 2014, which set out, among other things, the parties’ respective rights and obligations with respect to ProDava.

The two members of ProDava are the Company and DB. At the time of the formation of ProDava, the LLC Agreement originally provided that DB owned 80 percent of the membership interests of ProDava and the Company owned 20 percent of the membership interests of ProDava, assuming a $50,000,000 capital contribution by DB. Pursuant to the LLC Agreement, the Company made a capital contribution of $12,500,000, which represented the agreed upon value of a certain agreements which granted the Company rights to place kiosks in retail stores. There are no overlapping members of management who control and manage both the Company and DB Dava LLC and there are no significant shareholders of the Company who also hold a significant interest in DB Dava LLC.

The Company’s motivation to enter into the LLC Agreement was to use DB’s financing to place kiosks into retail stores. Pursuant to LLC Agreement, DB agreed to make a capital contribution of up to US $50,000,000. It was understood and agreed between the parties that the Company’s role in ProDava was to provide, among other things, the kiosks, the content, resources and the know-how as to the placement and maintenance of the kiosks in retail stores.

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To that end, ProDava entered into a Professional Services Agreement, dated June 30, 2014 (the “PSA”) with the Company, whereby ProDava engaged the Company to provide services for ProDava with respect to the sourcing, due diligence, acquisition, management, construction and marketing of the kiosks financed and purchased by ProDava. As full compensation for rendering and performing such services under the PSA, the Company was entitled to receive from ProDava, the unreimbursed expenses incurred by the Company. It was agreed and understood that DB’s role in ProDava was to provide the funding necessary for the unreimbursable expenses and the production, manufacture and maintenance of the kiosks placed in stores. As a result of the ownership percentage in ProDava, DB would receive 80% of the profits of the ProDava from advertising related revenue less expenses.

ProDava 3D is purchasing 3D Savings Center kiosks, manufactured by Provision. These will be placed in high traffic aisles of nationally recognized retail stores, initially Rite Aid, with advertisements of consumer packaged products, other consumer goods manufacturers along with local/regional advertisers. Ad sales inventory will include marquee 3D hologram images, coupons, and other rewards and transactions of products sold in the stores (focused on new product introductions).

Provision’s contribution to ProDava 3D includes Provision’s know-how, management, and its agreement with the national retail pharmacy that will be the first target for the 3D Savings Center kiosk launch. Provision will be responsible for manufacturing, installation, service, maintenance, technical support, network management, advertising, marketing, and accounting of each 3D Savings Center kiosk for the joint venture. Provision will be compensated for rendering and performing all of these services. The advertising and other revenues generated from the 3D Savings Center kiosks will be divided among Provision and DB.

For the year ended June 30, 2016 total revenue includes $4,929,346 respectively revenue from a related party. Also, total unearned revenue as of June 30, 2016 of $3,419,616 includes $2,453,159 advance payments for sales orders received from a related party.

Lifestyle Ventures LLC

The Company also received a $900,000 deposit from Lifestyle Ventures LLC for the purchase and marketing of Provision’s 3D Savings Center kiosk to be installed in approved retail store chains.  Lifestyle Ventures LLC is required to deposit an additional $1.1 million with an option to increase its investment up to $20 million.

Other Business Arrangements

The Company has signed a Master Collaboration Agreement with Intel Corporation to identify and collaborate on certain technical and marketing activities as contained in the agreement. Collaboration includes joint technical development and marketing activities as determined by the two companies.

The Company has signed a Master Service Agreement with Fujifilm Corporation to provide to Company and its customers with installation and maintenance serves to the Company’s 3D Savings Center Kiosks inside Rite Aid retail stores.

Competition

Currently, Provision has no other competition with 3D companies that may exist in the marketplace, but traditional advertising media like television, radio, newspapers and magazines.  We also compete with companies that operate outdoor and Digital Out-Of-Home (DOOH) advertising media networks that can be seen at malls, gas stations, and retailers containing traditional 2D (two dimensional) TV screens or flat screens. We also compete for overall advertising spending with other alternative advertising media companies, such as Internet, billboard and public transport advertising companies.

The competition for ProVision’s patented (issued, approved and pending) and proprietary 3D floating image holographic technology includes alternative 3D displays currently in the marketplace:

Employees

As of December 31, 2016, we have eight employees. None of our employees is represented by a labor union. We have not experienced any work stoppages and we consider relations with our employees to be good. The company also uses independent contractors to support administration, marketing, sales and field support activities.

Research and Development

Research and Development Activities

At present, Provision’s patents and patent applications are supplemented by substantial intellectual property we are currently protecting as trade secrets and proprietary know-how. This includes matter related to all product lines. We expect to file additional patent applications on a regular basis in the future.

We believe that Provision’s intellectual property and expertise constitutes an important competitive resource, and we continue to evaluate the markets and products that are most appropriate to exploit this expertise. In addition, we maintain an active program of intellectual property protection, both to assure that the proprietary technology developed by us is appropriately protected and, where necessary, to assure that there is no infringement of Provision’s proprietary technology by competitive technologies.

For the years ended June 30, 2016 and 2015, the Company incurred $311,798 and $127,001, respectively for research and development expense which are included in the consolidated statements of operations. Our research and development expense is primarily related to employees and contractors that provide specialized services.

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Intellectual Property

ProVision’s floating image display systems project full-motion 3D digital streaming media 9”- 40” into space detached from the display unit into free space and should not be confused with autostereoscopic systems. Autostereoscopic 3D systems produced by various firms’ layer two or more LCD screens, or lenticular lens based screens, while utilizing filters and collumnators to provide the illusion of depth perception. Such systems are only capable of displaying digital content attached to layered screens with all images being contained within the actual display unit. Due to the inherent nature of this technology approach the end result of their product line results in the following characteristics: eye strain, nausea, low resolution, low brightness and poor quality imagery, all resulting in poor/low customer acceptance. The cost to produce custom and special content for these screens are excessively expensive and time consuming becoming a major hurdle to overcome for mass adoption. Their major advantage might be characterized by their “flat screens” and slightly wider viewing angles, however consumer acceptance has been limited due to the limitations and poor visual experience. Companies attempting to launch these screens include 3D Magnetec, Alisoscopy, Tridelity, and 3D Fusion. Companies that have tried to launch these types of screens, and have failed or ceased operations, include: Phillips, Sharp, and Newsight.

The following table summarizes the status of ProVision patents and trademarks, as of the date hereof, in each instance, ProVision owns all right, title and interest, and no licenses, security interests, or other encumbrances have been granted on such patents and trademarks.

Patent/Registration #	Date	Status	Type	Note
US 7,568,803 B2	4-Aug-09	Issued	Utility	Aerial Display System with Low Cost Plastic Spherical Mirror
US D527,729 S	5-Sep-06	Issued	Design	Housing for an Interactive Aerial Display System
US D505,948 S	7-Jun-05	Issued	Design	Housing for an Interactive Aerial Display System
US D526,647 S	15-Aug-06	Issued	Design	Housing for an Interactive Aerial Display System
US D506,756 S	28-Jun-05	Issued	Design	Housing for a Wall-Mounted Aerial Display System
US D506,464 S	21-Jun-05	Issued	Design	Housing for a Hooded Interactive Aerial Display System
US 7,614,749 B2	10-Nov-09	Issued	Utility	Aerial-Image Display Systems with a Plastic Mirror
US 6,733,293 B2	11-May-04	Issued	Utility	Personal Simulator
US 6,808,268 B2	26-Oct-04	Issued	Utility	Projection System for Aerial Display of Three-Dimensional Video Images
US 8,279,268 B2	2-Oct-12	Issued	Utility	Projection System with Wall Structures for Aerial Display of Three-Dimensional Video Images
US 7,517,090 B2	14-Apr-09	Issued	Utility	Real Image Projection Device Having Plastic Curved Mirror for Improving Image and Correcting Aberrations
US 7,881,822 B2	1-Feb-11	Issued	Utility	System and Method for Dispensing Consumer Products
12/259,013	Oct-07	In Process	Utility	HLXX
PCT/US07/76554	Aug-07	In Process	Utility	Plastic Mirror Methods
PCT/US07/76574	Aug-07	In Process	Utility	Aerial Display System w/Plastic Optic
PCT/US07/76572	Aug-07	In Process	Utility	Apparatus with Aerial w/Plastic Optic
PCT/US07/76568	Aug-07	In Process	Utility	Apparatus for Image w/Plastic Optic
PCT/US07/76566	Aug-07	In Process	Utility	Aerial Image Display w/Plastic Optic
PCT/US07/76361	Aug-07	In Process	Utility	Projection System w/Plastic Optic
11/843,109	Aug-07	In Process	Utility	Plastic Mirror Methods
11/843,144	Aug-07	In Process	Utility	Aerial Display System w/Plastic Optic
11/843,139	Aug-07	In Process	Utility	Apparatus with Aerial. w/Plastic Optic
11/843,134	Aug-07	In Process	Utility	Apparatus for Image w/Plastic Optic
11/843,125	Aug-07	In Process	Utility	Aerial Image Display w/Plastic Optic
11/843,115	Aug-07	In Process	Utility	Projection System w/Plastic Optic
60/839,740	Aug-06	In Process	Utility	Low Cost Plastic Optic
12/287,226	May-04	In Process	Utility	Aerial Display System
11/059,575	Feb-04	In Process	Utility	Coupon/Product Dispensing Kiosk
PCT/US03/25506	Aug-03	In Process	Utility	Projection system for aerial display
78/917,286	Jun-06	Issued	Trademark	Holocasting
3,118,432	Apr-05	Issued	Trademark	Promotions You Experience
2,706,431	April-03	Issued	Trademark	PITI
2,699,733	Mar-03	Issued	Trademark	PEI
2,699,732	Mar-03	Issued	Trademark	Holosoft
76/342,406	Jan-00	Allowed	Trademark	Holovision: Common Law

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At present, our patents are supplemented by substantial intellectual property we are currently protecting as trade secrets and proprietary know-how. This includes matter related to all product lines. We expect to file additional patent applications on a regular basis in the future.

We believe that our intellectual property and expertise constitutes an important competitive resource, and we continue to evaluate the markets and products that are most appropriate to exploit this expertise. In addition, we maintain an active program of intellectual property protection, both to assure that the proprietary technology developed by us is appropriately protected and, where necessary, to assure that there is no infringement of our proprietary technology by competitive technologies.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties. We cannot give any assurance that these measures will prove to be effective in protecting our intellectual properties. We also cannot give any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents. While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We can give no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we cannot give any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by us, we can give no assurance that courts of competent jurisdiction will enforce those agreements.

Customers

During the year ended June 30, 2016 the Company had one customer which accounted for more than 10% of the Company’s revenues (99%). During the year ended June 30, 2015 the Company had one customer which accounted for more than 10% of the Company’s revenues (64%). As of June 30, 2016, the Company had no accounts receivable balance. As of June 30, 2015, the Company had one customer who accounted for more than 10% of the Company’s accounts receivable (99%).

Description of Provision

Research and Development

At present, Provision’s patents and patent applications are supplemented by substantial intellectual property we are currently protecting as trade secrets and proprietary know-how. This includes matter related to all product lines. We expect to file additional patent applications on a regular basis in the future.

We believe that Provision’s intellectual property and expertise constitutes an important competitive resource, and we continue to evaluate the markets and products that are most appropriate to exploit this expertise. In addition, we maintain an active program of intellectual property protection, both to assure that the proprietary technology developed by us is appropriately protected and, where necessary, to assure that there is no infringement of Provision’s proprietary technology by competitive technologies.

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For the years ended June 30, 2016 and 2015, the Company incurred $311,798 and $127,001, respectively for research and development expense which are included in the consolidated statements of operations. Our research and development expense is primarily related to employees and contractors that provide specialized services.

Government Regulation

The Company is subject to laws and regulations affecting its operations in a number of areas. These U.S. and foreign laws and regulations affect the Company’s activities including, but not limited to, in areas of labor, advertising, digital content, consumer protection, real estate, billing, e- commerce, promotions, quality of services, telecommunications, wireless communications and media, television, intellectual property ownership and infringement, tax, import and export requirements, anti-corruption, foreign exchange controls and cash repatriation restrictions, data privacy requirements, anti-competition, environmental, health and safety.

By way of example, laws and regulations related to wireless communications in the many jurisdictions in which the Company operates are extensive and subject to change. Such changes could include, among others, restrictions on the production, manufacture, distribution and use of devices. These devices are also subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications, or delays in product shipment dates, or could preclude the Company from selling certain products.

Compliance with these laws, regulations and similar requirements may be onerous and expensive, and they may be inconsistent from jurisdiction to jurisdiction, further increasing the cost of compliance and doing business. Any such costs, which may rise in the future as a result of changes in these laws and regulations or in their interpretation, could individually or in the aggregate make the Company’s products and services less attractive to the Company’s customers, delay the introduction of new products in one or more regions, or cause the Company to change or limit its business practices. The Company has implemented policies and procedures designed to ensure compliance with applicable laws and regulations, but there can be no assurance that the Company’s employees, contractors, or agents will not violate such laws and regulations or the Company’s policies and procedures.

PROPERTIES

Our principal executive offices are located at 9253 Eton Avenue, Chatsworth, California 91311. The offices consist of approximately 7,500 square feet. Rent expense was $69,313 and $74,439 for the years ended June 30, 2016 and 2015, respectively. On March 2, 2016, the Company entered into an Amendment to Lease in order to extend the current lease through March 31, 2019. The lease calls for monthly rent of $6,719 per month for the period of April 1, 2016 through March 31, 2017. The monthly rent increases 4% for each of the next two years.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

On August 26, 2004, in order to protect its legal rights and in the best interest of the shareholders at large, the Company filed, in the Superior Court of California, a complaint alleging breach of contract, rescission, tortuous interference and fraud with Betacorp Management, Inc. In an effort to resolve all outstanding issues, the parties agreed, in good faith, to enter into arbitration in the State of Texas, domicile of the defendants. On August 11, 2006, a judgment was awarded against the Company in the sum of $592,312. The Company believes the judgment is without merit and has filed an appeal. A contingency loss of $592,312 was charged to operations during the year ended June 30, 2007. Subsequently, The Company filed a counter lawsuit and was awarded a default judgement in its favor, and as such removed the contingency loss during the year ended June 30, 2016.

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MANAGEMENT

Directors and Executive Officers

Our executive officers, directors and significant employees and their ages and their respective positions as of June 30, 2016 were as follows:

Name	Age	Position

Curt Thornton	60	Chief Executive Officer, Chairman, President, and Director
Robert Ostrander	62	Vice President, Sales, Business Development, Secretary and Director
Jon Corfino	54	Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Curt Thornton

Curt Thornton has been chief executive officer, president, chairman and a director of the Company since Mach 2008. Mr. Thornton is the founder of ProVision and has been chief executive officer, president, chairman and director of ProVision since our inception in December 2000.  Mr. Thornton has over 20 years of international executive experience in operations, manufacturing, engineering and sales driven companies. He has held senior executive positions at Iwerks Entertainment Corp., Northern Telecom and Tandon Computers. Mr. Thornton earned an MBA from Pepperdine University and a Bachelor’s degree in Engineering from Western Illinois University.  Mr. Thornton’s executive experience provides value to the Board of Directors.

Robert Ostrander

Robert Ostrander has been Vice President, Sales, Business Development, secretary, and a director of the Company since March 2008. Mr. Ostrander has been President, Sales, Marketing, Business Development, secretary, and a director for ProVision since March 2001.

Mr. Ostrander has 20 years of sales and business development experience, both domestic and international. He has held senior positions in sales at Allied Domecq, Kraft Foods, Sara Lee and Welch Foods. He holds an MBA from Pepperdine University, and a B.S. from the State University of New York.  Mr. Ostrander’s sales experience provides value to the Board of Directors.

Jon Corfino

Jonathan Corfino has been a director of the Company since March 2008. Mr. Corfino has been a director of ProVision since 2003. Mr. Corfino is a senior executive with 20 years’ experience in the theme park, location-based and interactive entertainment industry. Mr. Corfino is the founder of Attraction Media & Entertainment, Inc. and has been its chief executive officer since 2001. Mr. Corfino was president, location-based entertainment for Stan Lee Media, Inc. from 1999 to 2000. He was senior vice president in charge of production at Iwerks Entertainment, from 1993 to 1999, where he supervised the production and/or acquisition of over 30 specialty films for Simulation, Attraction and Large Format venues. Prior to Iwerks, from 1978 to 1991, Mr. Corfino worked in the Planning and Development group at MCA/Universal as a Project Manager. He was directly involved in the creative development and construction of a variety of projects and attractions, including “The Star Trek Adventure”, “Back to the Future – The Ride”, “ET the Extraterrestrial” and studio center expansion plus special effects stages. Mr. Corfino holds a Bachelor of Arts degree from UCLA.  Mr. Corfino’s experience with media companies and ventures provides value to the Board of Directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our board of directors and hold office until removed by the board.

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Significant Employees

Jeff Vrachan has been Vice President Engineering and Chief Technology Officer since our inception in December 2000. Prior to joining Provision, Mr. Vrachan served as a Project Manager, Engineering Manager and Operations Manager for high-tech companies such as Allied Signal, Mitsubishi Electronics and Southwestern Industries. Mr. Vrachan has a Bachelor’s degree in Electrical Engineering from the University of California and a second Bachelor’s degree in Business Management from the University of Phoenix.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director, person nominated to become director, executive officer, or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time. We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

Nominating Committee

We do not have a nominating committee. The board of directors acts as the nominating committee and members of the board participate in the discussions. If the size of the board expands, the board will reconsider the need or desirability of a nominating committee.

Compensation Committee

We do not have a compensation committee. If the size of the board expands, the board will reconsider the need or desirability of a compensation committee.

For the fiscal year ending June 30, 2016, the board of directors:

1.	Reviewed and discussed the audited financial statements with management, and

2.	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating auditor’s independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended June 30, 2016 to be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 13, 2016.

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Role of the Board in Risk Oversight

We face a number of risks, including those described under the caption “Risk Factors” contained elsewhere in this prospectus. Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the company. Our Board of Directors focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors receives regular reports from members of the company’s senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Stockholder Communications with the Board

Stockholders and other interested parties may make their concerns known confidentially to the Board of Directors or the independent directors by sending an email to Curt Thornton, CEO at curt@provision.tv. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about the Company.

Code of Ethics

We adopted a Code of Ethics for Financial Executives, which include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics was filed as an exhibit to the Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, as filed with the SEC on July 14, 2006.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The full text of the Code of Ethics is available on our website at http://www.provision.tv/.

Corporate Governance Guidelines

Our corporate governance guidelines are designed to help ensure effective corporate governance. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the board, succession planning and the annual evaluations of the board and its committees. Our corporate governance guidelines are reviewed by the nominating and corporate governance committee of our board and revised when appropriate. The full text of our Corporate Governance Policy is available on our website at http://www.provision.tv.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year for the last three completed fiscal years.

Name & Principal Position	Fiscal Year Ended June 30,	Salary ($)(1)	Bonus ($)	All Other Compensation ($)	Total ($)
Curt Thornton	2016	144,000			144,000
Chief Executive Officer	2015	144,000	-	-	144,000
and Principal Financial Officer	2014	144,000	-	-	144,000

Robert Ostrander	2016	125,000	-	-	125,000
Vice President, Sales and	2015	125,000	-	-	125,000
Business Development	2014	125,000	-	-	125,000

Jeff Vrachan	2016	125,000	-	-	125,000
Vice President Engineering	2014	125,000	-	-	125,000
Chief Technology Officer	2014	125,000	-	-	125,000

(1)	In the fiscal years ended June 30, 2014 and June 30, 2015, none of the officers received all of their contractual salary included above. The balance due from each year was accrued as an amount payable. Curt Thornton received $37,692 and $78,669 for the fiscal years ended June 30, 2015 and 2014. Robert Ostrander received $33,654 and $70,708 for the fiscal years ended June 30, 2015 and 2014. Jeff Vrachan received $33,654 and $65,900 for the fiscal years ended June 30, 2015 and 2014. Accrued but unpaid salaries from 2014 and 2015 remain unpaid and have been accounted for as an amount payable. In 2016, all employees were paid their full salary.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of June 30, 2016.

Employment Contracts, Termination of Employment and Change in Control

Curt Thornton, Robert Ostrander, and Jeff Vrachan have all entered into Employment Agreements dates May 30, 2006.

Director Compensation

No director received any compensation for services as director for the years ended June 30, 2016 and 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We do not believe any of our non-employee directors has a material relationship with us that could interfere with his ability to exercise independent judgment in carrying out his responsibilities. The Company’s Board of Directors has reviewed and approved of each of the following transactions. The Company’s Code of Conduct governs the Board’s consideration of transactions which could give rise to a conflict of interest, mandating that each director disclose any potential conflict of interest and permitting the Board to determine that such director may not participate in deliberations relating to the consideration of the transaction giving rise to such conflict of interest. The full text of the Code of Conduct is available on our website at www.provision.tv.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 12, 2016 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Curt Thornton	7,075,200	7.4%
Robert Ostrander	2,725,000	2.8%
Jon Corfino	325,000	0.3%
All officers and directors as a group (3 persons owning stock)	10,125,200	10.5%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Provision Holding, Inc. 9253 Eton Avenue, Chatsworth, California 91311.

(2)	Applicable percentage ownership is based on 96,286,227 shares of common stock outstanding as of October 12, 2016, together with securities exercisable or convertible into shares of common stock within 60 days of October 12, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 12, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF CAPITAL STOCK

We currently have two classes of outstanding equity securities, as more fully described below.

Common Stock

On December 31, 2015, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 100,000,000 to 200,000,000.

On June 30, 2016, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 200,000,000 to 300,000,000. The increase in the authorized number of shares of common stock was approved by the Board of Director of the Company on June 30, 2016 and holders of more than 50% of the voting power of the Company’s capital stock on June 30, 2016.

As of June 30, 2016 and 2015, there were 89,242,624 and 75,483,456 shares of common stock issued and outstanding, respectively.

During the year ended June 30, 2016, the Company issued 1,953,333 shares of common stock in exchange for consulting services valued at $248,933 and stock to be issued 1,249,997 shares of common stock in exchange for services valued at $262,166.

During the year ended June 30, 2016 the Company issued 9,781,375 shares of its common stock in payment of $861,518 debt and accrued interest.

During the year ended June 30, 2016 the Company issued 625,000 shares of its common stock per the exercise of warrants for $25,000.

During the year ended June 30, 2016 the Company issued 1,399,460 shares of its common stock per the exercise of cashless warrants.

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Preferred Stock

The Company is authorized to issue 4,000,000 shares of Preferred Stock with a par value of $0.001 per share as of June 30, 2016. Preferred shares issued and outstanding at June 30, 2016 and 2015 were 1,000 shares and 0 shares respectively.

On December 30, 2015, the Company filed an amendment to the Company’s Articles of Incorporation, as amended, in the form of a Certificate of Designation that authorized for issuance of up to 1,000 shares of Series A preferred stock, par value $0.001 per share, of the Company designated “Super Voting Preferred Stock” and established the rights, preferences and limitations thereof. The pertinent rights and privileges of each share of the Super Voting Preferred Stock are as follows:

(i) each share shall not be entitled to receive any dividends nor any liquidation preference;

(ii) each share shall not be convertible into shares of the Company’s common stock;

(iii) shall be automatically redeemed by the Company at $0.10 per share on the first to occur of the following triggering events: (a) 90 days following the date on which this Certificate of Designation is filed with the Secretary of State of Nevada or (b) on the date that Mr. Thornton ceases, for any reason, to serve as officer, director or consultant of the Company; and

(iv) long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to 51% of the total vote (representing a majority voting power) effecting an increase in the authorized common stock of the Company. Such vote shall be determined by the holder(s) of the then issued and outstanding shares of Series A Preferred Stock. For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series A Preferred Stock, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting. The amount of voting rights is determined based on the common shares outstanding and at the record date for the determination of shareholders entitled to vote at each meeting of shareholders of the Company or action by written consent in lieu of meetings with respect to effecting an increase in the authorized shares as presented to the shareholders of the Company. Each holder of Super Voting Preferred Stock shall vote together with the holders of Common Stock, as a single class, except (i) as provided by Nevada Statutes and (ii) with regard to the amendment, alteration or repeal of the preferences, rights, powers or other terms with the written consent of the majority of holders of Super Voting Preferred Stock.

On December 31, 2015, the Company issued 1,000 shares of Super Voting Preferred Stock for $0.10 per share to Curt Thornton, President and Chief Executive Officer, and a director of the Company, as described in Note 13 Related Party Transactions.

The Preferred Stock – Series A has a mandatory redemption provision of $0.10 per share and was redeemed for $100 on November 18, 2016.

Options

There were no new options granted or exercised during the years ended June 30, 2016 and 2015. There are no stock options outstanding as of June 30, 2016 and 2015.

Registration Rights

In connection with the private offerings, we granted registration rights to the purchasers of our securities in the private offerings. Pursuant to the terms of the private offering, we are required to file a registration statement with the SEC that covers all of the securities sold in the public offerings that may not be sold without registration or without volume or manner-of-sale limits under Rule 144. The Company is filing this registration statement to comply with the Company’s obligations pursuant to the private offerings’ selling securityholder’s registration rights.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation contains provisions that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The Board of Directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

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Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by the Chairman of the Board or the President.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

-	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or
-	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent and Registrar

Our independent stock transfer agent is TranShare Corporation, and is located at 4626 S. Broadway, Englewood, CO 80113

LEGAL MATTERS

The validity of the shares of our common stock to be issued in this offering will be passed upon for us by our counsel, Carmel, Milazzo & DiChiara LLP, New York, New York.

EXPERTS

RBSM LLP, independent registered public accounting firm, has audited our financial statements at June 30, 2016 and 2015, and for each of the two years in the period ended June 30, 2016, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in this registration statement in reliance on RBSM LLP’s report, given on their authority as experts in accounting and auditing.

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ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock and warrants offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the accompanying exhibits and schedules. Some items included in the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document are summaries of the material terms of these contracts, agreements or other documents. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved.

A copy of the registration statement and the accompanying exhibits and schedules and any other document we file may be inspected without charge and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.provision.tv/. You will be able to access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and other information to be filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material will be electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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PROVISION HOLDING, INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-1

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016 (Unaudited)	June 30, 2016
ASSETS
CURRENT ASSETS
Cash	$106,363	$2,175,543
Inventory, net	2,214,362	3,521,739
Prepaid expenses	196,240	592,769
Other current assets	3,000	3,000

TOTAL CURRENT ASSETS	2,519,965	6,293,051

EQUIPMENT, net of accumulated depreciation	22,153	26,736

INTANGIBLES, net of accumulated amortization	171,477	172,725

TOTAL ASSETS	$2,713,595	$6,492,512

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,334,514	$2,651,657
Payroll taxes, interest and penalties	560,589	590,799
Accrued interest	2,601,508	2,476,036
Unearned revenue	2,057,607	3,419,616
Debt settlement payable	-	16,795
Derivative liability	-	188,128
Current portion of convertible debt, net of unamortized debt discount of $18,225 and $16,980 and net of unamortized warrant discount of $205,227 and $-0- and net of financing costs of $506,759 and $-0-	5,761,074	609,905
Notes payable	90,000	90,000

TOTAL CURRENT LIABILITIES	13,405,292	10,042,936

CONVERTIBLE DEBT, net of current portion and unamortized debt discount of $865,273 and $1,291,892 and net of unamortized warrant discount of $16,496 and $363,663 and net of financing costs of $367,980 and $1,287,109	418,651	5,805,466
Nonconvertible series A preferred stock, related party	-	100

TOTAL LIABILITIES	13,823,943	15,848,502

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share Authorized – 4,000,000 shares Designated 1,000 Series A preferred stock, Issued and outstanding – Nil and 1,000 shares, respectively	-	-
Common stock, par value $0.001 per share Authorized –300,000,000 shares – issued and outstanding – 103,989,554 and 89,242,624, respectively	103,989	89,242
Common stock to be issued for services, par value $0.001 per share, 502,500 and 1,249,998, respectively	58,500	262,166
Additional paid-in capital	27,036,562	25,100,864
Less receivable for stock	(50,000)	(50,000)
Accumulated deficit	(38,259,399)	(34,758,262)

TOTAL STOCKHOLDERS’ DEFICIT	(11,110,348)	(9,355,990)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,713,595	$6,492,512

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUES
Advertising revenues	$158,700	$-	$158,700	$-
Hardware revenues	101,325	6,724	110,195	31,166
Hardware revenues – related party	1,196,552	2,011,404	1,196,552	2,853,825
Service related revenues – related party	-	150,572	-	454,175
Software revenues – related party	16,614	33,230	66,456	33,230
TOTAL REVENUES	1,473,191	2,201,930	1,531,903	3,372,396
COST OF REVENUES	1,784,956	1,902,108	1,840,983	2,822,060
GROSS PROFIT(LOSS)	(311,765)	299,822	(309,080)	550,336
EXPENSES
General and administrative	693,830	451,452	1,516,539	749,648
Research and development	69,772	64,830	219,904	96,899
TOTAL EXPENSES	763,502	516,282	1,736,443	846,547
LOSS FROM OPERATIONS	(1,075,267)	(216,460)	(2,045,523)	(296,211)
OTHER INCOME (EXPENSE)
Derivative liability expense – insufficient shares	-	-	-	(85,960)
Change in fair value of derivative	2,561	-	62,418	-
Gain on forgiveness of debt	-	-	-	597,312
Loss on settlement of debt	(48,000)	-	(48,000)	-
Amortization of debt and warrant discount and financing costs	(458,855)	-	(917,710)	-
Other income	-	-	-	2,876
Interest expense	(298,049)	(386,544)	(552,322)	(738,848)
TOTAL OTHER INCOME (EXPENSE)	(802,343)	(386,544)	(1,455,614)	(224,620)
LOSS BEFORE INCOME TAXES	(1,877,610)	(603,004)	(3,501,137)	(520,831)
Income tax expense	-	-	-	-
NET LOSS	$(1,877,610)	$(603,004)	$(3,501,137)	$(520,831)
NET LOSS PER COMMON SHARE
Basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	98,731,644	77,759,535	95,993,522	77,314,933

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED DECEMBER 31, 2016

UNAUDITED

	Preferred A Stock		Common Stock		Additional Paid-in	Shares to be	Receivable for	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Issued	Stock	Deficit	Deficit
Balance, June 30, 2016	1,000	$-	89,242,624	$89,242	$25,100,864	$262,166	$(50,000)	$(34,758,262)	$(9,355,990)
Issuance of common stock on conversion of debt and accrued interest	-	-	12,170,263	12,170	1,228,300	-	-	-	1,240,470
Issuance of common stock for services received	-	-	2,576,667	2,577	548,156	(254,166)	-	-	296,567
Issuance of options for services received	-	-	-	-	2,906	-	-	-	2,906
Common stock to be issued for debt settlement	-	-	-	-	-	48,000	-	-	48,000
Common stock to be issued for conversion of accrued interest	-	-	-	-	-	2,500	-	-	2,500
Issuance of warrants	-	-	-	-	30,626	-	-	-	30,626
Derivative liability reclass to additional paid in capital upon notes conversion	-	-	-	-	125,710	-	-	-	125,710
Repurchase of preferred stock	(1,000)	-	-	-	-	-	-	-	-
Net loss for the six months ended December 31, 2016	-	-	-	-	-	-	-	(3,501,137)	(3,501,137)
Balance, December 31, 2016	-	$-	103,989,554	$103,989	$27,036,562	$58,500	$(50,000)	$(38,259,399)	$(11,110,348)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Six Months Ended December 31
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,501,137)	$(520,831)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash compensation	296,567	67,600
Loss on debt settlement	48,000	-
Gain on forgiveness of debt	-	(597,312)
Depreciation expense	4,583	-
Amortization	1,248	1,248
Amortization of prepaid financing cost	412,370	175,333
Amortization of prepaid expenses	396,529	-
Amortization of debt discount	425,374	58,676
Amortization of warrant discount	141,940	63,426
Fair value of options expense	2,906	-
Fair value of warrants expense	30,626	-
Change in the fair value of derivative liability	(62,418)	-
Derivative liability expense – insufficient shares	-	85,960
Non-cash interest expenses	-	144,208
Changes in operating assets and liabilities:
Accounts receivable	-	75,455
Inventory	1,307,377	(71,376)
Prepaid expenses	-	(166,139)
Prepaid financing costs	-	(95,200)
Accounts payable and accrued liabilities	(317,142)	(304,854)
Preferred stock liability	(100)	100
Payroll taxes, interest and penalties	(30,210)	66,903
Accrued interest	153,111	287,552
Unearned revenue	(1,362,009)	228,731
NET CASH (USED IN) OPERATING ACTIVITIES	(2,052,385)	(500,520)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	(13,750)
NET CASH (USED IN) INVESTING ACTIVITIES	-	(13,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable, net of fees	-	3,377,940
Payments on debt settlement	(16,795)	(100,710)
Payments on convertible notes payable	-	(27,500)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(16,795)	3,249,730

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,069,180)	2,735,460

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	2,175,543	128,968

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$106,363	$2,864,428

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED

UNAUDITED

	Six Months Ended December 31,
	2016	2015

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$288,915	$27,745
Taxes paid	$-	$-

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of shares of common stock for debt and accrued interest conversion	$1,240,470	$97,000

Debt discount on convertible notes	$-	$38,493

Fair value of warrant issued for debt discount and deferred financing cost	$-	$800,310

Derivative liability expense – insufficient shares	$-	$85,960

Common stock to be issued now issued	$254,166	$-

Initial derivative liability on the notes issuance date	$-	$182,701

Derivative liability reclass into additional paid in capital upon notes conversion	$125,710	$182,701

Proceed from convertible notes directly paid to accounts payable balance	$-	$78,050

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-6

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION

Business Description and Presentation

Provision Holding, Inc. (“Provision” or the “Company”) focused on the development and distribution of Provision’s patented three-dimensional, holographic interactive displays focused at grabbing and holding consumer attention particularly and initially in the advertising and product merchandising markets. The systems display a moving 3D image size to forty inches in front of the display, projecting a digital video image out into space detached from any screen, rendering truly independent floating images featuring high definition and crisp visibility from far distances. The nearest comparable to this technology can be seen in motion pictures such as Star Wars and Minority Report, where objects and humans are represented through full-motion holograms.

Provision’s proprietary and patented display technologies and software, and innovative solutions aim to attract consumer attention. Currently the Company has multiple contracts to place Provision’s products into large retail stores, as well as signed agreements with advertising agents to sell ad space to Fortune 500 customers. Given the technology’s potential in the advertising market, the Company is focused on creating recurring revenue streams from the sale of advertising space on each unit.

Corporate History

On February 14, 2008, MailTec, Inc. (now known as Provision Holding, Inc.) (the “Company”) entered into an Agreement and Plan of Merger, which was amended and restated on February 27, 2008 (as amended and restated, the “Agreement”), and closed effective February 28, 2008, with ProVision Merger Corp., a Nevada corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and Provision Interactive Technologies, Inc., a California corporation (“Provision”). Pursuant to the Agreement, the Subsidiary merged into Provision, and Provision became a wholly owned subsidiary of the Company. As consideration for the merger of the Subsidiary into Provision, the Company issued 20,879,350 shares of the Company’s common stock to the shareholders, creditors, and certain warrant holders of Provision, representing approximately 86.5% of the Company’s aggregate issued and outstanding common stock, and the outstanding shares and debt, and those warrants whose holders received shares of the Company’s common stock, of Provision were transferred to the Company and cancelled.

Going Concern and Management Plans

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company had accumulated deficit at December 31, 2016 of $38,259,399. The Company has negative working capital of $10,885,327 as of December 31, 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required and, ultimately, to attain profitable operations. Management’s plan to eliminate the going concern situation include, but are not limited to, the raise of additional capital through issuance of debt and equity, improved cash flow management, aggressive cost reductions, and the creation of additional sales and profits across its product lines.

Basis of presentation

Throughout this report, the terms “we”, “us”, “ours”, “Provision” and “company” refer to Provision Holding, Inc., including its wholly-owned subsidiary. The condensed consolidated balance sheet presented as of June 30, 2016 has been derived from the Company’s audited consolidated financial statements. The unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission, (instructions to Form 10-Q and Article 8 of Regulation S-X). Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to those rules and regulations, but we believe that the disclosures are adequate to make the information presented not misleading. The unaudited condensed consolidated financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the fiscal year ended June 30, 2016 included in Provision’s Annual Report on Form 10-K filed with the SEC on October 13, 2016. In the opinion of management, all adjustments, consisting of normal, recurring adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results of operations for the three and six month period ended December 31, 2016 are not necessarily indicative of the results for the fiscal year ending June 30, 2017.

F-7

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Principles of Consolidation and Reporting

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation. The Company uses a fiscal year end of June 30.

There have been no significant changes in the Company’s significant accounting policies during the three and six months ended December 31, 2016 compared to what was previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

Basis of comparison

Certain prior-period amounts have been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and the disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

Management makes estimates that affect certain accounts including, deferred income tax assets, estimated useful lives of property and equipment, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents. As of December 31, 2016 and June 30, 2016, the Company’s cash and cash equivalents were on deposit in federally insured financial institutions, and at times may exceed federally insured limits.

Accounts Receivable

Accounts receivable are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. After management has exhausted all collection efforts, management writes off receivables and the related reserve. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. The Company periodically reviews its inventories for indications of slow movement and obsolescence and records an allowance when it is deemed necessary.

F-8

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Long-lived tangible assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized based on estimated fair values if the sum of expected future undiscounted cash flows of the related assets is less than their carrying values.

Intangibles

Intangibles represent primarily costs incurred in connection with patent applications. Such costs are amortized using the straight-line method over the useful life of the patent once issued, or expensed immediately if any specific application is unsuccessful.

Revenue Recognition

The Company recognizes gross sales when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collection is probable. It recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). Revenue from licensing, distribution and marketing agreements is recognized over the term of the contract. Revenue from the sale of hardware is recognized when the product is complete and the buyer has accepted delivery. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Cost of Revenue

Cost of revenue in respect to sale of hardware consists of costs associated with manufacturing of 3D displays, Kiosk machine, transportation, and other costs that are directly related to a revenue-generating. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying income statement.

Depreciation and Amortization

The Company depreciates its property and equipment using the straight-line method with estimated useful lives from three to seven years. For federal income tax purposes, depreciation is computed using an accelerated method.

Shipping and Handling Costs

The Company’s policy is to classify shipping and handling costs as a component of Costs of Revenues in the Statement of Operations.

Unearned Revenue

The Company bills customers in advance for certain of its services. If the customer makes payment before the service is rendered to the customer, the Company records the payment in a liability account entitled customer prepayments and recognizes the revenue related to the services when the customer receives and utilizes that service, at which time the earnings process is complete. The Company recorded $2,057,607 and $3,419,616 as of December 31, 2016 and June 30, 2016, respectively as deferred revenue.

Significant Customers

During the three and six months ended December 31, 2016 the Company had one customer which accounted for more than 10% of the Company’s revenues (82% and 82%, respectively). During the three and six months ended December 31, 2015 the Company had one customer which accounted for more than 10% of the Company’s revenues (99% and 98%, respectively).

F-9

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Research and Development Costs

The Company charges all research and development costs to expense when incurred. Manufacturing costs associated with the development of a new process or a new product are expensed until such times as these processes or products are proven through final testing and initial acceptance by the customer.

For the three months ended December 31, 2016 and 2015, the Company incurred $69,772 and $64,830, respectively for research and development expense which are included in the unaudited condensed consolidated statements of operations. For the six months ended December 31, 2016 and 2015, the Company incurred $219,904 and $96,899, respectively for research and development expense which are included in the unaudited condensed consolidated statements of operations.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016 and June 30, 2016. The respective carrying value of certain on-balance-sheet financial instruments, approximate their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

The Company uses fair value measurements under the three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

	Carrying Value	Fair Value Measurements Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Convertible notes (net of discount) – December 31, 2016	$6,179,725	$-	$-	$6,179,725
Convertible notes (net of discount) – June 30, 2016	$6,415,371	$-	$-	$6,415,371
Derivative liability – December 31, 2016	$-	$-	$-	$-
Derivative liability – June 30, 2016	$188,128	$-	$-	$188,128

The following table provides a summary of the changes in fair value of the Company’s Promissory Notes, which are both Level 3 liabilities as of December 31, 2016:

Balance at June 30, 2016	$6,415,371
Accretion of debt and warrant discount and prepaid financing costs	979,684
Issuance of shares of common stock for convertible debt	(1,215,330)
Balance December 31, 2016	$6,179,725

The Company determined the value of its convertible notes using a market interest rate and the value of the warrants and beneficial conversion feature issued at the time of the transaction less the accretion. There is no active market for the debt and the value was based on the delayed payment terms in addition to other facts and circumstances at the end of December 31, 2016 and June 30, 2016.

F-10

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Derivative Financial Instruments

The Company evaluates our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton pricing model to value the derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to settle these outstanding contracts, or due to other rights connected with these contracts, such as registration rights. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the latest maturity date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company estimates the fair value of these instruments using the Black-Scholes option pricing model and the intrinsic value if the convertible notes are due on demand.

We have determined that certain convertible debt instruments outstanding as of the date of these financial statements include an exercise price “reset” adjustment that qualifies as derivative financial instruments under the provisions of ASC 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock (“ASC 815-40”). Certain of the convertible debentures have a variable exercise price, thus are convertible into an indeterminate number of shares for which we cannot determine if we have sufficient authorized shares to settle the transaction with. Accordingly, the embedded conversion option is a derivative liability and is marked to market through earnings at the end of each reporting period. Any change in fair value during the period recorded in earnings as “Other income (expense) – gain (loss) on change in derivative liabilities.”

The following table represents the Company’s derivative liability activity for the period ended:

Balance at June 30, 2016	$188,128
Derivative liability reclass into additional paid in capital upon notes conversion	(125,710)
Change in fair value of derivative at period end	(62,418)
Balance December 31, 2016	$-

Commitments and Contingencies:

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, environment liability and tax matters. An accrual for a loss contingency is recognized when it is probable that an asset had been impaired or a liability had been incurred and the amount of loss can be reasonably estimated.

F-11

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Basic and Diluted Income (Loss) per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2016, the Company had debt instruments, options and warrants outstanding that can potentially be converted into approximately 105,215,698 shares of common stock.

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants outstanding	5,746,133
Options vested and outstanding	-
Convertible debt and notes payable including accrued interest	63,810,242

Material Equity Instruments

The Company evaluates stock options, stock warrants and other contracts (convertible promissory note payable) to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity (“ASC 815”). The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815-40 due to insufficient authorized shares to settle these outstanding contracts. Pursuant to SEC staff guidance that permits a sequencing approach based on the use of ASC 840-15-25 which provides guidance for contracts that permit partial net share settlement. The sequencing approach may be applied in one of two ways: contracts may be evaluated based on (1) earliest issuance date or (2) latest maturity date. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the earliest maturity date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the convertible notes or warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

Recent Accounting Pronouncements

In January 2016, the FASB issued an accounting standard update which requires, among other things, that entities measure equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) at fair value, with changes in fair value recognized in earnings. Under the standard, entities will no longer be able to recognize unrealized holding gains and losses on equity securities classified today as available for sale as a component of other comprehensive income. For equity investments without readily determinable fair values the cost method of accounting is also eliminated, however subject to certain exceptions, entities will be able to elect to record equity investments without readily determinable fair values at cost, less impairment and plus or minus adjustments for observable price changes, with all such changes recognized in earnings. This new standard does not change the guidance for classifying and measuring investments in debt securities and loans. The standard is effective for us on July 1, 2018 (the first quarter of our 2019 fiscal year). The Company is currently evaluating the anticipated impact of this standard on our financial statements.

F-12

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION (Continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU No. 2016-02 on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) that clarifies how to apply revenue recognition guidance related to whether an entity is a principal or an agent. ASU 2016-08 clarifies that the analysis must focus on whether the entity has control of the goods or services before they are transferred to the customer and provides additional guidance about how to apply the control principle when services are provided and when goods or services are combined with other goods or services. The effective date for ASU 2016-08 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company has not yet determined the impact of ASU 2016-08 on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation, or ASU No. 2016-09. The areas for simplification in this Update involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For public entities, the amendments in this Update are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. Amendments related to the timing of when excess tax benefits are recognized, minimum statutory withholding requirements, forfeitures, and intrinsic value should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is adopted. Amendments related to the presentation of employee taxes paid on the statement of cash flows when an employer withholds shares to meet the minimum statutory withholding requirement should be applied retrospectively. Amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement and the practical expedient for estimating expected term should be applied prospectively. An entity may elect to apply the amendments related to the presentation of excess tax benefits on the statement of cash flows using either a prospective transition method or a retrospective transition method. We are currently evaluating the impact of adopting ASU No. 2016-09 on our consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which provides further guidance on identifying performance obligations and improves the operability and understandability of licensing implementation guidance. The effective date for ASU 2016-10 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company has not yet determined the impact of ASU 2016-10 on its consolidated financial statements.

In June 2016, the FASB Issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” and clarifies the objective of the collectability criterion, presentation of taxes collected from customers, non-cash consideration, contract modifications at transition, completed contracts at transition and how guidance in Topic 606 is retrospectively applied. The amendments do not change the core principle of the guidance in Topic 606. The effective dates are the same as those for Topic 606. The Company has not yet determined the impact of ASU 2016-12 on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, in an effort to reduce the diversity of how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company has not yet determined the impact of ASU 2016-15 on its consolidated financial statements.

F-13

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION (Continued)

In October 2016, the FASB issued ASU No 2016-16 – Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory. ASU 2016-16 will require the tax effects of intercompany transactions, other than sales of inventory, to be recognized currently, eliminating an exception under current GAAP in which the tax effects of intra-entity asset transfers are deferred until the transferred asset is sold to a third party or otherwise recovered through use. The guidance will be effective for the first interim period of our 2019 fiscal year, with early adoption permitted. The Company has not yet determined the impact of ASU 2016-16 on its consolidated financial statements.

In January 2017, FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, in an effort to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company has not yet determined the impact of ASU 2017-01 on its consolidated financial statements.

NOTE 2	INVENTORY

Inventory consists of raw materials; work in process and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market.

The carrying value of inventory consisted of the following:

	December 31, 2016	June 30, 2016

Raw materials	$36,794	$26,619
Finished goods	2,334,933	3,652,485
	2,371,727	3,679,104
Less Inventory reserve	(157,365)	(157,365)
Total	$2,214,362	$3,521,739

At December 31, 2016 and June 30, 2016, the inventory reserve remained unchanged, respectively.

NOTE 3	PREPAID EXPENSES

During the six months ended December 31, 2016, the Company prepaid certain expenses related to software licensing fees. At December 31, 2016 and June 30, 2016, $196,240 and $592,769, respectively, of these expenses remains to be amortized over the useful life through May 2017.

NOTE 4	PROPERTY and EQUIPMENT, net

Property and equipment consists of the following:

	December 31, 2016	June 30, 2016

Furniture and fixtures	$12,492	$12,492
Computer equipment	39,180	39,180
Equipment	4,493	4,493
	56,165	56,165
Less accumulated depreciation	(34,012)	(29,429)
Total	$22,153	$26,736

The aggregate depreciation charge to operations was $2,291 and $-0- and $4,583 and $ -0- for the three and six months ended December 31, 2016 and 2015, respectively. The depreciation policies followed by the Company are described in Note 1.

F-14

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 5	PREPAID FINANCING COSTS

The Company pays financing costs to consultants and service providers related to certain financing transactions. The financing costs are then amortized over the respective life of the financing agreements. As such, the Company has prepaid $874,739 and $1,287,109 in financing costs at December 31, 2016 and June 30, 2016, respectively. Prepaid financing costs are presented with the net convertible debt as appropriate.

The aggregate amortization of prepaid financing cost charged to operations was $206,185 and $117,254 and $412,370 and $175,333 for three and six months period ended December 31, 2016 and 2015, respectively.

NOTE 6	INTANGIBLES, net of accumulated amortization

Intangibles consist of the following:

	December 31, 2016	June 30, 2016

Patents in process	$142,116	$142,116
Patents issued	58,037	58,037
	200,153	200,153

Less accumulated amortization	(28,676)	(27,428)

Total	$171,477	$172,725

The aggregate amortization expense charged to operations was $624 and $624 and $1,248 and $1,248 for three and six months ended December 31, 2016 and 2015, respectively. The amortization policies followed by the Company are described in Note 1.

As of December 31, 2016, the estimated future amortization expense related to finite-lived intangible assets was as follows:

Fiscal year ending,
June 30, 2017- remaining six months	$1,248
June 30, 2018	2,496
June 30, 2019	2,496
June 30, 2020	2,496
June 30, 2021	2,496
Thereafter	160,245

Total	$171,477

NOTE 7	DEBT SETTLEMENT

During February 2015 the Company settled with a convertible note holder to repay the principal and accrued interest due with an interest free scheduled payment plan. On the date of the settlement the principal and accrued interest had a total value of $333,563. The scheduled payment plan calls for payments totaling $260,000. Accordingly, the Company recorded $73,563 of gain on debt extinguishment in June 2015. The Company repaid $16,795 on this debt during the six months ended December 31, 2016. The remaining balance is $-0- and $16,795 at December 31, 2016 and June 30, 2016, respectively.

During January 2017 the Company settled a prior debt. According to the settlement agreement, the Company is required to issue 400,000 shares of common stock to the recipient. The shares were valued at $48,000 and the Company has recorded the same as expense in the statement of operations for the six months ended December 31, 2016 along with the shares to be issued.

F-15

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 8	CONVERTIBLE DEBT

Convertible debt consists of the following:

	December 31, 2016	June 30, 2016

Convertible notes payable, annual interest rate of 10%, due dates range from May 2010 to February 2019 and convertible into common stock at a rate of $0.06 to $1.00 per share.	$7,409,685	$8,625,015
Convertible note payable, annual interest rate of 10%, convertible into common stock at a rate of $1.00 per share and due July 2017.	750,000	750,000
Unamortized prepaid financing costs	(874,739)	(1,287,109)
Unamortized warrants discount to notes	(221,723)	(363,663)
Unamortized debt discount	(883,498)	(1,308,872)
	6,179,725	6,415,371
Less current portion	(5,761,074)	(609,905)
Convertible debt, net of current portion and debt discount	$418,651	$5,805,466

During the six month period ended December 31, 2016 the few holders of the Notes converted $1,240,470 including accrued interest value into 12,170,263 shares of the Company’s common stock. The determined fair value of the debt derivatives of $125,710 was reclassified into equity during the period ended December 31, 2016.

For the three and six months ended December 31, 2016 and 2015, $70,970 and $56,716 and $141,940 and $63,426 were expensed in the statement of operation as amortization of warrant discount and shown as interest expenses, respectively. For the three and six months ended December 31, 2016 and 2015, $181,700 and $10,092 and $363,400 and $58,676 was amortized of debt discount and shown as interest expenses, respectively.

During the year ended June 30, 2016, the Company issued $5,417,800 in 12% Series A Senior Secured Convertible Promissory Notes, convertible into shares of the Company’s Common Stock at a conversion price of $0.10 per share. Each subscriber will receive, for every $1,000 in Promissory Notes purchase, Series A Warrants to purchase 2,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share. The Promissory Notes shall be secured by all current and future assets of the Company on a pro-rata basis. During the year ended June 30, 2016, the Company issued warrants to placement agents at exercise price of $0.15 per share which was valued at $685,250 and recorded as deferred financing cost.

The aggregate amortization of prepaid financing cost charged to operations was $206,185 and $117,254 and $412,370 and $175,333 for three and six month period ended December 31, 2016 and 2015, respectively.

Accrued and unpaid interest for convertible notes payable at December 31, 2016 and June 30, 2016 was $2,575,434 and $1,678,138, respectively.

For the three and six months ended December 31, 2016 and 2015, $216,148 and $164,257 and $450,496 and $255,786, was charged as interest on debt and shown as interest expenses, respectively.

F-16

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 9	DERIVATIVE LIABILITY

On June 10, 2016, the Company entered into a Loan Agreement with an investor pursuant to which the Company reissued a convertible promissory note from a selling investor in the principal amount of for up to $160,330. The Note is convertible into shares of common stock at an initial conversion price subject to adjustment as contained in the Note. The Conversion Price is the 80% of the average closing price of the last thirty trading days of the stock, not lower than $0.10. The Note accrues interest at a rate of 7% per annum and matures on December 10, 2017.

Due to the variable conversion price associated with this convertible promissory note, the Company has determined that the conversion feature is considered a derivative liability. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Note and to adjust the fair value as of each subsequent balance sheet date.

The initial fair value of the embedded debt derivative of $206,996 was allocated as a debt discount $76,163 was determined using intrinsic value with the remainder $130,833 charged to current period operations as interest expenses. The fair value of the described embedded derivative was determined using the Black-Scholes Model with the following assumptions:

(1) dividend yield of	0%;
(2) expected volatility of	164%,
(3) risk-free interest rate of	0.87%,
(4) expected life of	36 months
(5) fair value of the Company’s common stock of	$0.26 per share.

During the period ended December 31, 2016, the above note was fully converted into shares and hence, now onwards no further derivative liability needs to accrue.

During the three and six months ended December 31, 2016 and 2015, the Company recorded the loss (gain) in fair value of derivative $(2,561) and $(-0- ) and $(62,418) and $-0-, respectively.

For the three and six months ended December 31, 2016 and 2015, $68,373 and $-0- and $74,772 and $-0-, respectively, was expensed in the statement of operation as amortization of debt discount related to above notes and shown as interest expenses, respectively.

The following table represents the Company’s derivative liability activity for the period ended:

Balance at June 30, 2016	$188,128
Derivative liability reclass into additional paid in capital upon notes conversion	(125,710)
Change in fair value of derivative at period end	(62,418)
Balance December 31, 2016	$-

NOTE 10	NOTES PAYABLE

At December 31, 2016 and June 30, 2016, $90,000 and $90,000, respectively, of debt was outstanding with an interest rate of 8%.

Accrued and unpaid interest for these notes payable at December 31, 2016 and June 30, 2016 were $28,573 and $26,528, respectively.

For the three and six months ended December 31, 2016 and 2015, $1,022 and $1,705 and $2,044 and $3,417 was charged as interest on debt and shown as interest expenses, respectively.

F-17

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 11	COMMITMENTS

Lease Agreement – The Company leases its office space under a month-to-month lease. Rent expense was $25,074 and $18,456 and $48,099 and $36,912 for the three and six months ended December 31, 2016 and 2015, respectively. On March 2, 2016, the Company entered into an Amendment to Lease in order to extend the current lease through March 31, 2019. The lease calls for monthly rent of $6,719 per month for the period of April 1, 2016 through March 31, 2017. The monthly rent increases 4% for each of the next two years.

The future minimum payments under this lease are as follows:

Fiscal year ending, June 30:
2017 – remaining six months	$41,121
2018	84,696
2019	65,412

Total	$191,229

The Company is delinquent in remitting its payroll taxes to the applicable governmental authorities. Total due, including estimated penalties and interest is $560,589 and $590,799 at December 31, 2016 and June 30, 2016, respectively.

NOTE 12	EQUITY

Preferred Stock

The Company is authorized to issue 4,000,000 shares of Preferred Stock with a par value of $0.001 per share as of December 31, 2016. Preferred shares issued and outstanding at December 31, 2016 and June 30, 2016 were Nil and 1,000 shares.

On December 30, 2015, the Company filed an amendment to the Company’s Articles of Incorporation, as amended, in the form of a Certificate of Designation that authorized for issuance of up to 1,000 shares of Series A preferred stock, par value $0.001 per share, of the Company designated “Super Voting Preferred Stock” and established the rights, preferences and limitations thereof. The pertinent rights and privileges of each share of the Super Voting Preferred Stock are as follows:

(i) each share shall not be entitled to receive any dividends nor any liquidation preference;

(ii) each share shall not be convertible into shares of the Company’s common stock;

(iii) shall be automatically redeemed by the Company at $0.10 per share on the first to occur of the following triggering events: (a) 90 days following the date on which this Certificate of Designation is filed with the Secretary of State of Nevada or (b) on the date that Mr. Thornton ceases, for any reason, to serve as officer, director or consultant of the Company; and

(iv) long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to 51% of the total vote (representing a majority voting power) effecting an increase in the authorized common stock of the Company. Such vote shall be determined by the holder(s) of the then issued and outstanding shares of Series A Preferred Stock. For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series A Preferred Stock, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting. The amount of voting rights is determined based on the common shares outstanding and at the record date for the determination of shareholders entitled to vote at each meeting of shareholders of the Company or action by written consent in lieu of meetings with respect to effecting an increase in the authorized shares as presented to the shareholders of the Company. Each holder of Super Voting Preferred Stock shall vote together with the holders of Common Stock, as a single class, except (i) as provided by Nevada Statutes and (ii) with regard to the amendment, alteration or repeal of the preferences, rights, powers or other terms with the written consent of the majority of holders of Super Voting Preferred Stock.

F-18

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 12	EQUITY (Continued)

On December 31, 2015, the Company issued 1,000 shares of Super Voting Preferred Stock for $0.10 per share to Curt Thornton, President and Chief Executive Officer, and a director of the Company, as described in Note 13 Related Party Transactions.

The Preferred Stock – Series A has a mandatory redemption provision of $0.10 per share, accordingly it is classified as a liability in the balance sheet.

During the period ended December 31, 2016, the Company repurchase the said 1,000 Preferred Stock at par value of $100. Preferred shares issued and outstanding at December 31, 2016 were Nil.

Common Stock

On December 31, 2015, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 100,000,000 to 200,000,000. The increase in the authorized number of shares of common stock was approved by the Board of Director of the Company on December 30, 2015 and holders of more than 50% of the voting power of the Company’s capital stock on December 31, 2015.

On June 30, 2016, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 200,000,000 to 300,000,000. The increase in the authorized number of shares of common stock was approved by the Board of Director of the Company on June 30, 2016 and holders of more than 50% of the voting power of the Company’s capital stock. The Company’s ticker symbol and CUSIP remain unchanged.

As of December 31, 2016 and June 30, 2016, there were 103,989,554 and 89,242,624 shares of common stock issued and outstanding, respectively.

During the six months ended December 31, 2016, the Company issued 2,576,667 shares of common stock in exchange for consulting services valued at $550,733, out of which $254,166 relates to prior period services.

During the six months ended December 31, 2016 the Company issued 12,170,263 shares of its common stock in conversion of $1,240,470 debt and accrued interest.

Warrants

Warrant activity during the six months ended December 31, 2016, is as follows:

	Warrants	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding and exercisable at June 30, 2016	26,396,958	$0.14	$3,695,574
Granted	375,000	0.04
Exercised
Expired	(1,050,000)	0.05
Outstanding and exercisable at December 31 2016	25,721,958	$0.14	$3,670,213

F-19

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 12	EQUITY (Continued)

Stock Option Plan

Stock option activity during the six months ended December 31, 2016 is as follows:

	Stock Options	Weighted-Average Exercise Price	Aggregate Intrinsic Value
Outstanding at June 30, 2016	-	$-	$-
Granted	50,000	0.23	11,500
Exercised
Expired
Outstanding at December 31, 2016	50,000	$0.23	$11,500
Exercisable at December 31, 2016	22,000	$0.23	$5,060
Un-exercisable at December 31, 2016	28,000	$0.23	$6,440

The Company has one stock option plan:  The Provision Interactive Technologies, Inc. 2002 Stock Option and Incentive Plan, (the “Plan”).  As of December 31, 2016, there were 3,324,149 shares available for issuance under the Plan.  The Plan is administered by the Company’s Board of Directors, (the “Board”).

As of December 31, 2016, the Plan provides for the granting of non-qualified and incentive stock options to purchase up to 5,000,000 shares of common stock.  Options vest at rates set by the Board, not to exceed five years and are exercisable up to ten years from the date of issuance.   The option exercise price is set by the Board at time of grant.  Options and restricted stock awards may be granted to employees, officers, directors and consultants.

During the six months ended December 31, 2016 and 2015, the Company issued 50,000 and -0- options and recorded $2,906 and $-0- of stock compensation expense, respectively.

The fair value of options exercised in the six months ended December 31, 2016 and 2015 was approximately $-0- and $-0-, respectively.

As of December 31, 2016, there was $3,710 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under existing stock option plans.

Restricted Stock

On June 1, 2016, the Company issued 1,500,000 restricted shares per rule 144 of its Common Stock, vesting in equal amounts over six (6) months to its consultant as partial compensation for services.

The fair value of the restricted stock granted during the six-month period ended December 31, 2016 was stated at market price on the date of vested.

During the six-month period ended December 31, 2016 and 2015, the Company recorded expenses of $300,000 and $-0-, respectively, related to restricted stock vested to non-employees.

F-20

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 13	RELATED ENTITY ACTIVITIES

ProDava 3D

DB Dava LLC, a Delaware limited liability company (“DB”), and the Company agreed to engage in a venture for the purpose of exploiting the Company’s technology and its agreement with a national pharmacy chain to place a number of its kiosks in stores. In June 2014, the Company and DB, caused ProDava LLC (“ProDava”) to be formed, and the parties entered into the ProDava LLC Agreement (the “LLC Agreement”) on June 30, 2014, which set out, among other things, the parties’ respective rights and obligations with respect to ProDava.

The two members of ProDava are the Company and DB. At the time of the formation of ProDava, the LLC Agreement originally provided that DB owned 80 percent of the membership interests of ProDava and the Company owned 20 percent of the membership interests of ProDava, assuming a $50,000,000 capital contribution by DB. Pursuant to the LLC Agreement, the Company made a capital contribution of $12,500,000, which represented the agreed upon value of a certain agreements which granted the Company rights to place kiosks in retail stores.

The Company’s motivation to enter into the LLC Agreement was to use DB’s financing to place kiosks into retail stores. Pursuant to LLC Agreement, DB agreed to make a capital contribution of up to US$50,000,000. It was understood and agreed between the parties that the Company’s role in ProDava was to provide, among other things, the kiosks, the content, resources and the know-how as to the placement and maintenance of the kiosks in retail stores.

To that end, ProDava entered into a Professional Services Agreement, dated June 30, 2014 (the “PSA”) with the Company, whereby ProDava engaged the Company to provide services for ProDava with respect to the sourcing, due diligence, acquisition, management, construction and marketing of the kiosks financed and purchased by ProDava. As full compensation for rendering and performing such services under the PSA, the Company was entitled to receive from ProDava, the unreimbursed expenses incurred by the Company. It was agreed and understood that DB’s role in ProDava was to provide the funding necessary for the unreimbursable expenses and the production, manufacture and maintenance of the kiosks placed in stores. As a result of the ownership percentage in ProDava, DB would receive 80% of the profits of the ProDava from advertising related revenue less expenses.

For the six months ended December 31, 2016 and 2015 total revenue includes $1,263,008 and $3,314,130, respectively, revenue from a related party. For the three months ended December 31, 2016 and 2015 total revenue includes $1,213,166 and $2,195,205, respectively, revenue from a related party. Also, total unearned revenue as of December 31, 2016 of $2,057,607 includes $1,256,607 advance for sales order received from a related party.

Transactions with Officers and Directors

On December 30, 2015, the Company entered into a Purchase Agreement with Curt Thornton, the Company’s President and Chief Executive Officer for the sale of 1,000 shares of “Super Voting Preferred Stock – Series A” for $0.10 per share and the closing price of the Company’s Common Stock was $0.08 per share, as reported on the Over-the-Counter Markets (OTCQB) on the date prior to the date the Board approved the transaction. The Series A Preferred Shares does not have a dividend rate or liquidation preference and are not convertible into shares of common stock. The shares of the Series A Preferred Stock shall be automatically redeemed by the Company at $0.10 per share on the first to occur of the following triggering events: (i) 90 days following the date on which this Certificate of Designation is filed with the Secretary of State of Nevada or (ii) on the date that Mr. Thornton ceases, for any reason, to serve as officer, director or consultant of the Company. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to 51% of the total vote (representing a majority voting power) effecting an increase in the authorized common stock of the Company. Such vote shall be determined by the holder(s) of the then issued and outstanding shares of Series A Preferred Stock. For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series A Preferred Stock, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting. The adoption of the Series A Preferred Stock and its issuance to Mr. Thornton was taken solely to allow the Company to increase the Company’s authorized shares of common stock. As a result, the Company determined that there was no recorded a preferred stock control premium for the Preferred Stock – Series A that was issued to Mr. Thornton. The rights and preferences of the shares are described in Note 12 Equity. During the period ended December 31, 2016, the Company repurchase the said 1,000 Preferred Stock at par value of $100. Preferred shares issued and outstanding at December 31, 2016 were Nil.

F-21

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 14	LEGAL PROCEEDINGS

On August 26, 2004, in order to protect its legal rights and in the best interest of the shareholders at large, the Company filed, in the Superior Court of California, a complaint alleging breach of contract, rescission, tortuous interference and fraud with Betacorp Management, Inc. In an effort to resolve all outstanding issues, the parties agreed, in good faith, to enter into arbitration in the State of Texas, domicile of the defendants. On August 11, 2006, a judgment was awarded against the Company in the sum of $592,312. A contingency loss of $592,312 was charged to operations during the year ended June 30, 2007. Subsequently, The Company filed a counter lawsuit and was awarded a default judgement in its favor, and as such removed the contingency loss during the year ended June 30, 2016.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

In the best interests of shareholders and to reflect expenses paid on behalf of ProDava, the Company initiated an action against DB in November 2016 seeking declaratory judgment. After the execution of the LLC Agreement, both DB and the Company performed their respective duties. The Company caused numerous kiosks to be manufactured for placement in retail stores in accordance with the PSA, maintained and serviced these kiosks. DB provided funds to ProDava for, the production of kiosks and for expenses incurred by the Company in connection with the maintenance of servicing of the kiosks. In total, DB provided sums totaling $6.5 million. In the first quarter of 2016, DB ceased providing the funding required by the LLC Agreement. DB advised The Company that DB was analyzing information and that it would make a determination as to whether it would continue to provide funding in accordance with the LLC Agreement. The Company has been incurring the reimbursable expenses that were to be reimbursed by DB. The LLC Agreement provides that, in the event that DB fails to fund any portion of the total amount is was required to provide in accordance with the terms of the LLC Agreement, the LLC Agreement provides for the recalculation of the parties’ membership interests in ProDava. The Company filed an action in the Supreme Court of the State of New York in New York County (Index No. 656127/2016) to seed to recalculate the ownership percentage of ProDava. DB filed a motion to dismiss and the Company filed an action opposing such motion. No claims were made against the Company. If successful, the Company will own a greater percentage of ProDava. If unsuccessful, the Company will have to continue to fund ProDava’s expenses until advertising income exceeds expenses.

NOTE 15	SUBSEQUENT EVENTS

During January 2017 the Company issued 1,145,045 shares of its common stock in payment of $125,008 debt and accrued interest.

During January 2017, the Company issued 168,390 shares of common stock in exchange for consulting services valued at $19,000.

During January 2017 the Company issued 400,000 shares of its common stock in payment of $48,000 of a debt settlement.

During January 2017 the Company issued 158,612 shares of common stock as a result of a cashless exercise of warrants.

During February 2017, the Company issued 109,710 shares of common stock in exchange for consulting services valued at $10,000.

On February 6, 2017, the Company issued a $158,500 convertible debenture. The note bears interest at 12%, is due on November 12, 2017 and is convertible into shares of the Company’s common stock at 61% of the average of the lowest three trading prices during the ten days prior to the conversion date.

During January 2017 the Company settled a prior debt. According to the settlement agreement, the Company is required to issue 400,000 shares of common stock to the recipient. The shares were valued at $48,000 and the Company has recorded the same as expense in the statement of operations for the six months ended December 31, 2016 along with the shares to be issued.

On March 31, 2017, the Company accepted and entered into subscription agreements for the sale of 13,333,341 shares of Company’s common stock to 15 accredited investors for an aggregate purchase price of $800,000 at a price of $0.06 per share. Each Investor also received warrants to purchase shares of Common Stock equal to 25%   of the shares each purchased, an aggregate of 3,333,341 shares of common stock.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Provision Holding, Inc.

9253 Eton Avenue,

Chatsworth, CA 91311

We have audited the accompanying consolidated balance sheet of Provision Holding, Inc. and its subsidiaries (the “Company”) as of June 30, 2016 and 2015, and the related statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended June 30, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Provision Holding, Inc. at June 30, 2016 and 2015, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit as of June 30, 2016, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, NY

October 13, 2016

F-23

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2016 AND 2015

	2016	2015
ASSETS
CURRENT ASSETS
Cash	$2,175,543	$128,968
Accounts receivable, related party	–	75,455
Accounts receivable	–	850
Inventory, net	3,521,739	1,477,267
Prepaid expenses	592,769	–
Other current assets	3,000	3,000

TOTAL CURRENT ASSETS	6,293,051	1,685,540

EQUIPMENT, net of accumulated depreciation	26,736	–
INTANGIBLES, net of accumulated amortization	172,725	157,121

TOTAL ASSETS	$6,492,512	$1,842,661

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,651,657	$2,100,171
Payroll taxes, interest and penalties	590,799	655,446
Accrued interest	2,476,036	2,256,133
Unearned revenue	3,419,616	2,241,820
Debt settlement payable	16,795	218,215
Loss contingency payable	–	592,312
Derivative liability	188,128	–
Current portion of convertible debt, net of debt discount of $16,980 and $-0-	609,905	999,385
Notes payable	90,000	108,000

TOTAL CURRENT LIABILITIES	10,042,936	9,171,482

CONVERTIBLE DEBT, net of current portion and unamortized debt discount of $1,291,892 and $78,556 and net of unamortized warrant discount of $363,663 and $-0- and net of financing costs of $1,287,109 and $457,886	5,805,466	2,113,558
Nonconvertible series A preferred stock, related party	100	–

TOTAL LIABILITIES	15,848,502	11,285,040

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share Authorized – 4,000,000 shares Designated 1,000 Series A preferred stock, Issued and outstanding – 1,000 and -0- shares, respectively	–	–
Common stock, par value $0.001 per share Authorized –300,000,000 shares and 100,000,000 shares; respectively – issued and outstanding – 89,242,624 and 75,483,456, respectively	89,242	75,483
1,249,998 Common stock, par value $0.001 per share to be issued for services	262,166	–
Additional paid-in capital	25,100,864	19,087,584
Less receivable for stock	(50,000)	(50,000)
Accumulated deficit	(34,758,262)	(28,555,446)

TOTAL STOCKHOLDERS’ DEFICIT	(9,355,990)	(9,442,379)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,492,512	$1,842,661

The accompanying notes are an integral part of these consolidated financial statements

F-24

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

	2016	2015
REVENUES
Advertising and hardware revenues	$84,810	$209,461
Service related revenues – related party	4,929,346	365,068
TOTAL REVENUES	5,014,156	574,529
COST OF REVENUES	4,488,001	309,103
GROSS PROFIT	526,155	265,426
EXPENSES
General and administrative	2,153,432	961,339
Research and development	311,798	127,001
TOTAL EXPENSES	2,465,230	1,088,340
LOSS FROM OPERATIONS	(1,939,075)	(822,914)
OTHER INCOME (EXPENSE)
Derivative liability expense – insufficient shares	(85,960)	–
Change in fair value of derivative	18,868	152,253
Gain on forgiveness of debt	597,312	73,562
Loss on debt extinguishment	(2,865,234)	–
Amortization of debt and warrant discount and financing costs	(913,544)	(18,668)
Other income (expense)	2,053	124,788
Interest expense	(1,017,236)	(352,791)
TOTAL OTHER INCOME (EXPENSE)	(4,263,741)	(20,856)
LOSS BEFORE INCOME TAXES	(6,202,816)	(843,770)
Income tax expense	–	–
NET LOSS	$(6,202,816)	$(843,770)
NET LOSS PER COMMON SHARE
Basic and diluted	$(0.08)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	80,098,932	72,656,317

The accompanying notes are an integral part of these consolidated financial statements

F-25

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

	Preferred A Stock		Common Stock		Additional Paid-in	Shares to be	Receivable for	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Issued	Stock	Deficit	Deficit
Balance, June 30, 2014	–	$–	69,451,849	$69,452	$18,327,158	$–	$(50,000)	$(27,711,676)	$(9,365,066)
Issuance of common stock, net of fees	–	–	1,838,462	1,838	92,652	–	–	–	94,490
Issuance of common stock for debt and accrued interest conversion	–	–	3,445,161	3,445	91,279	–	–	–	94,724
Issuance of common stock for accounts payable	–	–	747,984	748	75,752	–	–	–	76,500
Cost of warrants	–	–	–	–	457,886	–	–	–	457,886
Debt discount	–	–	–	–	42,857	–	–	–	42,857
Net loss for the year ended June 30, 2015	–	–	–	–	–	–	–	(843,770)	(843,770)
Balance, June 30, 2015	–	$–	75,483,456	$75,483	$19,087,584	$–	$(50,000)	$(28,555,446)	$(9,442,379)
Issuance of common stock on conversion of debt and accrued interest	–	–	9,781,375	9,781	851,737	–	–	–	861,518
Issuance of common stock for services received	–	–	1,953,333	1,954	246,979	262,166	–	–	511,099
Issuance of common stock for warrants	–	–	1,399,460	1,399	(1,399)	–	–	–	-
Issuance of common stock in conjunction with warrant exercise for Cash	–	–	625,000	625	24,375	–	–	–	25,000
Issuance of preferred A shares for services received	1,000	–	–	–	–	–	–	–	–
Derivative liability reclass to additional paid in capital upon share increase	–	–	–	–	85,960	–	–	–	85,960
Derivative liability reclass to additional paid in capital upon notes conversion	–	–	–	–	182,701	–	–	–	182,701
Fair value of warrants issued for finance costs	–	–	–	–	567,761	–	–	–	567,761

Fair value of warrants issued for deferred finance cost	–	–	–	–	685,250	–	–	–	685,250
Fair value of warrants issued in connection with convertible notes	–	–	–	–	19,183	–	–	–	19,183
Debt discount on convertible notes	–	–	–	–	1,310,900	–	–	–	1,310,900
Debt modification Expenses	–	–	–	–	2,039,833	–	–	–	2,039,833
Net loss for the year ended June 30, 2016	–	–	–	–	–	–	–	(6,202,816)	(6,202,816)
Balance, June 30, 2016	1,000	$–	89,242,624	$89,242	$25,100,864	$262,166	$(50,000)	$(34,758,262)	$(9,355,990)

The accompanying notes are an integral part of these consolidated financial statements

F-26

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,202,816)	$(843,770)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash compensation, stock and warrants	511,198	–
Debt modification expenses	2,865,234
Gain on forgiveness of debt	(597,312)
Depreciation expense	764	107
Amortization	2,496	2496
Amortization of prepaid financing cost	514,207	–
Amortization of debt discount	195,239	18,668
Amortization of warrant discount	204,098	–
Gain on debt settlement	–	(73,562)
Change in the fair value of derivative liability	(18,868)	(152,253)
Reduction of inventory reserve	–	(33,135)
Derivative liability expense – insufficient shares	85,960	–
Non-cash interest expenses	275,041	–
Changes in operating assets and liabilities:
Accounts receivable	76,305	(72,861)
Inventory	(2,044,472)	(1,444,132)
Prepaid expenses	(592,769)	–
Prepaid financing costs	(93,246)	4,688
Accounts payable and accrued liabilities	648,068	499,481
Payroll taxes, interest and penalties	(64,647)	(102,823)
Accrued interest	468,350	327,560
Unearned revenue	1,305,796	1,213,820
NET CASH (USED IN) OPERATING ACTIVITIES	(2,461,374)	(655,716)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(27,500)	–
Purchase of intangible assets	(18,100)	–
NET CASH (USED IN) INVESTING ACTIVITIES	(45,600)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable, net of fees	4,775,469	–
Payments on debt settlement	(201,420)	(41,785)
Payments on convertible notes payable and note payable	(45,500)	(7,500)
Stock issued for cash in conjunction with warrant exercise	25,000	94,490
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,553,549	45,205

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,046,575	(610,511)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	128,968	739,479

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$2,175,543	$128,968

The accompanying notes are an integral part of these consolidated financial statements

F-27

PROVISION HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

	2016	2015

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$254,444	$–
Taxes paid	$–	$–

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of shares of common stock for debt and accrued interest conversion	$861,518	$94,724

Issuance of shares of common stock for accounts payable	$–	$76,500

Debt discount on convertible notes	$1,425,555	$42,857

Fair value of warrant issued for debt discount and deferred financing cost	$1,272,194	$457,886

Derivative liability reclass into additional paid in capital upon sufficient authorized shares	$85,960	$–

Re-class convertible notes into notes payable and debt settlement payable	$–	$290,000

Initial derivative liability on the notes issuance date	$389,697	$–

Derivative liability reclass into additional paid in capital upon notes conversion	$182,701	$–

Proceed from convertible notes directly paid to accounts payable balance	$96,581	$–

Re-class customer deposit and accrued interest into convertible debt	$368,947	$–

The accompanying notes are an integral part of these consolidated financial statements

F-28

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

NOTE 1	ORGANIZATION AND BASIS OF PRESENTATION

Business Description and Presentation

Provision Holding, Inc. (“Provision” or the “Company”) focused on the development and distribution of Provision’s patented three-dimensional, holographic interactive displays focused at grabbing and holding consumer attention particularly and initially in the advertising and product merchandising markets. The systems display a moving 3D image size to forty inches in front of the display, projecting a digital video image out into space detached from any screen, rendering truly independent floating images featuring high definition and crisp visibility from far distances. The nearest comparable to this technology can be seen in motion pictures such as Star Wars and Minority Report, where objects and humans are represented through full-motion holograms.

Provision’s proprietary and patented display technologies and software, and innovative solutions aim to attract consumer attention. Currently the Company has multiple contracts to place Provision’s products into large retail stores, as well as signed agreements with advertising agents to sell ad space to Fortune 500 customers. Given the technology’s potential in the advertising market, the Company is focused on creating recurring revenue streams from the sale of advertising space on each unit.

Corporate History

On February 14, 2008, MailTec, Inc. (now known as Provision Holding, Inc.) (the “Company”) entered into an Agreement and Plan of Merger, which was amended and restated on February 27, 2008 (as amended and restated, the “Agreement”), and closed effective February 28, 2008, with ProVision Merger Corp., a Nevada corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and Provision Interactive Technologies, Inc., a California corporation (“Provision”). Pursuant to the Agreement, the Subsidiary merged into Provision, and Provision became a wholly owned subsidiary of the Company. As consideration for the merger of the Subsidiary into Provision, the Company issued 20,879,350 shares of the Company’s common stock to the shareholders, creditors, and certain warrant holders of Provision, representing approximately 86.5% of the Company’s aggregate issued and outstanding common stock, and the outstanding shares and debt, and those warrants whose holders received shares of the Company’s common stock, of Provision were transferred to the Company and cancelled.

Going Concern and Management Plans

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company had accumulated deficit at June 30, 2016 of $34,758,262. The Company has negative working capital of $3,749,885 as of June 30, 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required and, ultimately, to attain profitable operations. Management’s plan to eliminate the going concern situation include, but are not limited to, the raise of additional capital through issuance of debt and equity, improved cash flow management, aggressive cost reductions, and the creation of additional sales and profits across its product lines.

Principles of Consolidation and Reporting

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation. The Company uses a fiscal year end of June 30.

There have been no significant changes in the Company’s significant accounting policies during the year ended June 30, 2016 compared to what was previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

Basis of comparison

Certain prior-period amounts have been reclassified to conform to the current period presentation.

F-29

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and the disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

Management makes estimates that affect certain accounts including, deferred income tax assets, estimated useful lives of property and equipment, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents. As of June 30, 2016 and 2015, the Company’s cash and cash equivalents were on deposit in federally insured financial institutions, and at times may exceed federally insured limits.

Accounts Receivable

Accounts receivable are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. After management has exhausted all collection efforts, management writes off receivables and the related reserve. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. The Company periodically reviews its inventories for indications of slow movement and obsolescence and records an allowance when it is deemed necessary.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Long-lived tangible assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized based on estimated fair values if the sum of expected future undiscounted cash flows of the related assets is less than their carrying values.

Intangibles

Intangibles represent primarily costs incurred in connection with patent applications. Such costs are amortized using the straight-line method over the useful life of the patent once issued, or expensed immediately if any specific application is unsuccessful.

Impairment of Long-Lived Assets and Goodwill

Intangible assets that are not subject to amortization shall be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test shall consist of a comparison of the fair value of an intangible asset with its carrying amount, as defined. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess. There was no impairment loss recognized during the years ended June 30, 2016 and 2015.

The carrying value of long-lived assets, including amortizable intangibles and property and equipment, are evaluated whenever events or changes in circumstances indicate that a potential impairment has occurred relative to a given asset or assets. Impairment is deemed to have occurred if projected undiscounted cash flows associated with an asset are less than the carrying value of the asset. The estimated cash flows include management’s assumptions of cash inflows and outflows directly resulting from the use of that asset in operations. The amount of the impairment loss recognized is equal to the excess of the carrying value of the asset over its then estimated fair value. There was no impairment loss recognized during the years ended June 30, 2016 and 2015.

F-30

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

Revenue Recognition

The Company recognizes gross sales when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collection is probable. It recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). Revenue from licensing, distribution and marketing agreements is recognized over the term of the contract. Revenue from the sale of hardware is recognized when the product is complete and the buyer has accepted delivery. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Cost of Revenue

Cost of revenue in respect to sale of hardware consists of costs associated with manufacturing of 3D displays, Kiosk machine, transportation, and other costs that are directly related to a revenue-generating. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying income statement.

Depreciation and Amortization

The Company depreciates its property and equipment using the straight-line method with estimated useful lives from three to seven years. For federal income tax purposes, depreciation is computed using an accelerated method.

Shipping and Handling Costs

The Company’s policy is to classify shipping and handling costs as a component of Costs of Revenues in the Statement of Operations.

Unearned Revenue

The Company bills customers in advance for certain of its services. If the customer makes payment before the service is rendered to the customer, the Company records the payment in a liability account entitled customer prepayments and recognizes the revenue related to the services when the customer receives and utilizes that service, at which time the earnings process is complete. The Company recorded $3,419,616 and $2,241,820 as of June 30, 2016 and 2015, respectively as deferred revenue.

Significant Customers

During the year ended June 30, 2016 the Company had one customer which accounted for more than 10% of the Company’s revenues (98%). During the year ended June 30, 2015 the Company had one customer which accounted for more than 10% of the Company’s revenues (64%). As of June 30, 2016 the Company had no accounts receivable balance. As of June 30, 2015 the Company had one customer who accounted for more than 10% of the Company’s accounts receivable (99%).

Research and Development Costs

The Company charges all research and development costs to expense when incurred. Manufacturing costs associated with the development of a new process or a new product are expensed until such times as these processes or products are proven through final testing and initial acceptance by the customer.

For the years ended June 30, 2016 and 2015, the Company incurred $311,798 and $127,001, respectively for research and development expense which are included in the consolidated statements of operations.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2016 and 2015. The respective carrying value of certain on-balance-sheet financial instruments, approximate their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

F-31

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

The Company uses fair value measurements under the three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

	Carrying	Fair Value Measurements Using Fair Value Hierarchy
	Value	Level 1	Level 2	Level 3
Convertible notes (net of discount) – June 30, 2016	$6,415,371	$–	$–	$6,415,371
Convertible notes (net of discount) – June 30, 2015	$3,112,943	$–	$–	$3,112,943
Derivative liability – June 30, 2016	$188,128	$–	$–	$188,128
Derivative liability – June 30, 2015	$–	$–	$–	$–

The following table provides a summary of the changes in fair value of the Company’s Promissory Notes, which are both Level 3 liabilities as of June 30, 2016:

Balance at June 30, 2015	$3,112,943
Issuance of notes	5,417,800
Deferred financing and debt and warrants discount on convertible notes	(3,336,746)
Debt increase due to modification	825,401
Accretion of debt and warrant discount and prepaid financing costs	913,544
Re-class to accrued interest and customer deposit into convertible notes payable	368,947
Issuance of shares of common stock for convertible debt	(859,018)
Payments on convertible notes payable	(27,500)
Balance June 30, 2016	$6,415,371

The Company determined the value of its convertible notes using a market interest rate and the value of the warrants and beneficial conversion feature issued at the time of the transaction less the accretion. There is no active market for the debt and the value was based on the delayed payment terms in addition to other facts and circumstances at the end of June 30, 2016 and 2015.

Derivative Financial Instruments

The Company evaluates our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton pricing model to value the derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to settle these outstanding contracts, or due to other rights connected with these contracts, such as registration rights. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the latest maturity date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

F-32

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company estimates the fair value of these instruments using the Black-Scholes option pricing model and the intrinsic value if the convertible notes are due on demand.

We have determined that certain convertible debt instruments outstanding as of the date of these financial statements include an exercise price “reset” adjustment that qualifies as derivative financial instruments under the provisions of ASC 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock (“ASC 815-40”). Certain of the convertible debentures have a variable exercise price, thus are convertible into an indeterminate number of shares for which we cannot determine if we have sufficient authorized shares to settle the transaction with. Accordingly, the embedded conversion option is a derivative liability and is marked to market through earnings at the end of each reporting period. Any change in fair value during the period recorded in earnings as “Other income (expense) – gain (loss) on change in derivative liabilities.”

The following table represents the Company’s derivative liability activity for the period ended:

Balance at June 30, 2015.	$–
Derivative liability – insufficient shares	85,960
Derivative liability – reclass into additional paid in capital due to sufficient shares	(85,960)
Initial measurement at issuance date of the notes	389,697

Derivative liability reclass into additional paid in capital upon notes conversion	(182,701)
Change in fair value of derivative at period end	(18,868)
Balance June 30, 2016	$188,128

Commitments and Contingencies:

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, environment liability and tax matters. An accrual for a loss contingency is recognized when it is probable that an asset had been impaired or a liability had been incurred and the amount of loss can be reasonably estimated.

At June 30, 2016 and 2015, loss for contingency payable was $-0- and $592,312, respectively.

Accounting for Stock Option Based Compensation

The Company calculates compensation costs for all share-based awards to employees based on the grant date fair value of those awards and recognized over the period during which the employee is required to perform services in exchange for the award (generally over the vesting period of the award).

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. They are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company records uncertain tax positions when they become evident. The Company recognizes in the consolidated financial statements only those tax positions determined to be more likely than not of being sustained upon examination, based on the technical merits of the positions. Under these provisions, the Company must assume that the taxing authority will examine the income tax position and will have full knowledge of all relevant information. For each income tax position that meets the more likely than not recognition threshold, the Company then assesses the largest amount of tax benefit that is greater than 50 percent likely of being realized upon effective settlement with the taxing authority. Unrecognized tax positions, if ever recognized in the financial statements, are recorded in the statement of operations as part of the income tax provision. The Company’s policy is to recognize interest and penalties accrued on uncertain tax positions as part of income tax provision. The Company did not identify any uncertain tax positions in 2015. The Company remains subject to examination by the Federal and State tax authorities since inception through June 30, 2016.

F-33

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

Basic and Diluted Income (Loss) per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2016, the Company had debt instruments and warrants outstanding that can potentially be converted into approximately 120,941,836 shares of common stock. 98,322,309 of these shares are included in the computation as their effect would be dilutive.

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants outstanding	–
Convertible debt and notes payable including accrued interest	22,619,527
22,619,527

Material Equity Instruments

The Company evaluates stock options, stock warrants and other contracts (convertible promissory note payable) to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity (“ASC 815”). The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815-40 due to insufficient authorized shares to settle these outstanding contracts. Pursuant to SEC staff guidance that permits a sequencing approach based on the use of ASC 840-15-25 which provides guidance for contracts that permit partial net share settlement. The sequencing approach may be applied in one of two ways: contracts may be evaluated based on (1) earliest issuance date or (2) latest maturity date. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the earliest maturity date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the convertible notes or warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

During September 2015, the Company had recorded a charge for the derivative liability resulting from the Company having insufficient shares of $85,960. This derivative liability is a result of the embedded conversion features of the notes payable to convert 18,231,003 shares, at fixed prices ranging from $0.04 to $1.00 per share. The liability was recorded at the fair market value, which estimated value, was based upon the remaining contractual life of the convertible notes payable (the host instrument), using the Black-Scholes pricing model, and since these earlier notes had reached maturity and were now due on demand the intrinsic value was also considered. The conversion exceeded the market price accordingly the intrinsic value was also zero. Accordingly the reclassification of the value of these derivatives had no impact on the Company’s financial statements. On December 31, 2015, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 100,000,000 to 200,000,000. As such, the related derivative liability has been revalued to $0 at June 30, 2016.

On June 30, 2016, the Company again amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 200,000,000 to 300,000,000. The increase in the authorized number of shares of common stock was approved by the Board of Director of the Company on June 30, 2016 and holders of more than 50% of the voting power of the Company’s capital stock. The Company’s ticker symbol and CUSIP remain unchanged.

F-34

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

Recent Accounting Pronouncements

In January 2016, the FASB issued an accounting standard update which requires, among other things, that entities measure equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) at fair value, with changes in fair value recognized in earnings. Under the standard, entities will no longer be able to recognize unrealized holding gains and losses on equity securities classified today as available for sale as a component of other comprehensive income. For equity investments without readily determinable fair values the cost method of accounting is also eliminated, however subject to certain exceptions, entities will be able to elect to record equity investments without readily determinable fair values at cost, less impairment and plus or minus adjustments for observable price changes, with all such changes recognized in earnings. This new standard does not change the guidance for classifying and measuring investments in debt securities and loans. The standard is effective for us on July 1, 2018 (the first quarter of our 2019 fiscal year). The Company is currently evaluating the anticipated impact of this standard on our financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU No. 2016-02 on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) that clarifies how to apply revenue recognition guidance related to whether an entity is a principal or an agent. ASU 2016-08 clarifies that the analysis must focus on whether the entity has control of the goods or services before they are transferred to the customer and provides additional guidance about how to apply the control principle when services are provided and when goods or services are combined with other goods or services. The effective date for ASU 2016-08 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company has not yet determined the impact of ASU 2016-08 on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation, or ASU No. 2016-09. The areas for simplification in this Update involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For public entities, the amendments in this Update are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. Amendments related to the timing of when excess tax benefits are recognized, minimum statutory withholding requirements, forfeitures, and intrinsic value should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is adopted. Amendments related to the presentation of employee taxes paid on the statement of cash flows when an employer withholds shares to meet the minimum statutory withholding requirement should be applied retrospectively. Amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement and the practical expedient for estimating expected term should be applied prospectively. An entity may elect to apply the amendments related to the presentation of excess tax benefits on the statement of cash flows using either a prospective transition method or a retrospective transition method. We are currently evaluating the impact of adopting ASU No. 2016-09 on our consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which provides further guidance on identifying performance obligations and improves the operability and understandability of licensing implementation guidance. The effective date for ASU 2016-10 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company has not yet determined the impact of ASU 2016-10 on its consolidated financial statements.

FASB ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” was issued in June 2016 and clarifies the objective of the collectability criterion, presentation of taxes collected from customers, non-cash consideration, contract modifications at transition, completed contracts at transition and how guidance in Topic 606 is retrospectively applied. The amendments do not change the core principle of the guidance in Topic 606. The effective dates are the same as those for Topic 606.

F-35

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

FASB ASU 2014-12, “Compensation – Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” was issued June 2014. This guidance was issued to resolve diversity in accounting for performance targets. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition and should not be reflected in the award’s grant date fair value. Compensation cost should be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after December 15, 2015 and interim periods within those annual periods. This update did not have a significant impact upon early adoption.

FASB ASU 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” was issued September 2014. This provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company does not anticipate a significant impact upon adoption.

FASB ASU 2015-11, “Simplifying the Measurement of Inventory” was issued in July 2015. This requires entities to measure most inventory “at the lower of cost and net realizable value,” thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The ASU will not apply to inventories that are measured by using either the last-in, first-out method or the retail inventory method. For public business entities, the ASU is effective prospectively for annual periods beginning after December 15, 2016, and interim periods therein. Upon transition, entities must disclose the nature of and reason for the accounting change. The Company does not anticipate a significant impact upon adoption.

FASB ASU No. 2015-15, Interest—Imputation of Interest: Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements” was issued in August 2015 which permits an entity to report deferred debt issuance costs associated with a line-of-credit arrangement as an asset and to amortize such costs over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings under the credit line. The ASU applies to all entities and is effective for public business entities for annual periods beginning after December 15, 2015, and interim periods thereafter, with early adoption permitted. The guidance should be applied on a retrospective basis. The Company does not anticipate a significant impact upon adoption.

FASB ASU 2015-17, “Income Taxes Balance Sheet Classification of Deferred Taxes” was issued in November 2015. This requires entities to classify deferred tax liabilities and assets as noncurrent in a classified statement of financial position and applies to all entities that present a classified statement of financial position. For public entities, this update is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not anticipate a significant impact upon adoption.

FASB ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326)” was issued in June 2016.  This ASU amends the Board’s guidance on the impairment of financial instruments. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. This ASU is effective for fiscal years beginning after December 15, 2019. Early adoption will be permitted.  The Company does not anticipate a significant impact upon adoption.

F-36

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

NOTE 2	INVENTORY

Inventory consists of raw materials; work in process and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market.

The carrying value of inventory consisted of the following:

	June 30, 2016	June 30, 2015

Raw materials	$26,619	$262,393
Work in process	–	–
Finished goods	3,652,485	1,372,239
	3,679,104	1,634,632
Less Inventory reserve	(157,365)	(157,365)
Total	$3,521,739	$1,477,267

At June 30, 2016 and 2015, the inventory reserve remained unchanged, respectively.

NOTE 3	PREPAID EXPENSES

During the year ended June 30, 2016, the Company prepaid certain expenses related to software licensing fees, freight, supplies and legal expenses. At June 30, 2016, $592,769 of these expenses remains to be amortized over the useful life through May 2017.

NOTE 4	PROPERTY and EQUIPMENT, net

Equipment consists of the following:

	June 30, 2016	June 30, 2015

Furniture and fixtures	$12,492	$12,492
Computer equipment	39,180	11,680
Equipment	4,493	4,493
	56,165	28,665
Less accumulated depreciation	(29,429)	(28,665)
Total	$26,736	$–

The aggregate depreciation charge to operations was $764 and $107 for the years ended June 30, 2016 and 2015, respectively. The depreciation policies followed by the Company are described in Note 1.

NOTE 5	PREPAID FINANCING COSTS

The Company pays financing costs to consultants and service providers related to certain financing transactions. The financing costs are then amortized over the respective life of the financing agreements. As such, the Company has prepaid $1,287,109 and $457,886 in financing costs at June 30 2016 and 2015, respectively. Prepaid financing costs are presented with the net convertible debt as appropriate.

The aggregate amortization of prepaid financing cost charged to operations was $514,207 and $-0- for years ended June 30, 2016 and 2015, respectively.

F-37

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

NOTE 6	INTANGIBLES, net of accumulated amortization

Intangibles consist of the following:

	June 30, 2016	June 30, 2015

Patents in process	$142,116	$124,016
Patents issued	58,037	58,037
	200,153	182,053

Less accumulated amortization	(27,428)	(24,932)

Total	$172,725	$157,121

The aggregate amortization expense charged to operations was $2,496 and $2,496 for years ended June 30, 2016 and 2015, respectively. The amortization policies followed by the Company are described in Note 1.

As of June 30, 2016, the estimated future amortization expense related to finite-lived intangible assets was as follows:

Fiscal year ending,
June 30, 2017	$2,496
June 30, 2018	2,496
June 30, 2019	2,496
June 30, 2020	2,496
June 30, 2021	2,496
Thereafter	160,245

Total	$172,725

NOTE 7	DEBT SETTLEMENT

During February 2015 the Company settled with a convertible note holder to repay the principal and accrued interest due with an interest free scheduled payment plan. On the date of the settlement the principal and accrued interest had a total value of $333,563. The scheduled payment plan calls for payments totaling $260,000. Accordingly, the Company recorded $73,562 of gain on debt extinguishment in June 2015. The Company repaid $201,420 on this debt during the year ended June 30, 2016. The remaining balance is $16,795 and $218,215 at June 30, 2016 and 2015, respectively.

On August 26, 2004, in order to protect its legal rights and in the best interest of the shareholders at large, the Company filed, in the Superior Court of California, a complaint alleging breach of contract, rescission, tortuous interference and fraud with Betacorp Management, Inc. In an effort to resolve all outstanding issues, the parties agreed, in good faith, to enter into arbitration in the State of Texas, domicile of the defendants. On August 11, 2006, a judgment was awarded against the Company in the sum of $592,312. A contingency loss of $592,312 was charged to operations during the year ended June 30, 2007. Subsequently, The Company filed a counter lawsuit and was awarded a default judgement in its favor, and as such removed the contingency loss during the year ended June 30, 2016 (Note 15).

F-38

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

NOTE 8	CONVERTIBLE DEBT

Convertible debt consists of the following:

	June 30, 2016	June 30, 2015

Convertible notes payable, annual interest rate of 10%, due dates range from May 2010 to June 2019 and convertible into common stock at a rate of $0.06 to $1.00 per share.	$8,625,015	$2,899,385
Convertible note payable, annual interest rate of 10%, convertible into common stock at a rate of $1.00 per share and due July 2017.	750,000	750,000
Unamortized prepaid financing costs	(1,287,109)	(457,886)
Unamortized warrants discount to notes	(363,663)	–
Unamortized debt discount	(1,308,872)	(78,556)
	6,415,371	3,112,943
Less current portion	(609,905)	(999,385)
Convertible debt, net of current portion and debt discount	$5,805,466	$2,113,558

As of June 30, 2016, the Company has $526,885 of convertible debt that is in default and past the due date. These debts are included in the $609,905 of current portion of notes payable, net of discounts.

During the year ended June 30, 2016, the Company issued $5,417,800 in 12% Series A Senior Secured Convertible Promissory Notes, convertible into shares of the Company’s Common Stock at a conversion price of $0.10 per share. Each subscriber will receive, for every $1,000 in Promissory Notes purchase, Series A Warrants to purchase 2,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share. The Promissory Notes shall be secured by all current and future assets of the Company on a pro-rata basis. The Company received net proceeds of $4,775,468, balance $545,780 was shown as deferred financing cost and $96,552 was adjusted against the old accounts payable. In relation to the above note, the Company incurred $104,400 as additional deferred financing cost. During the year ended June 30, 2016, the Company issued warrants to placement agents at exercise price of $0.15 per share which was valued at $685,250 and recorded as deferred financing cost.

For the year ended June 30, 2016, the Company charged $514,207 as amortization of deferred financing cost.

On or after six months from the original issue date, the Subscriber will have the right, at the Subscriber’s option, to convert all or any portion of the principal and any accrued but unpaid interest into shares of the Company’s Common Stock at a Conversion Price of $0.10. The Conversion Price may be adjusted for any merger, stock split or dividend. Interest shall be payable at the rate of 12% per annum and shall be due and payable quarterly, in arrears, with the initial interest payment due September 30, 2015 (from the date of issuance), and continuing thereafter on each successive December 31, March 31, June 30 and September 30 and of each year. Standard events of default such as failure to pay interest or principal on the Notes, failure to convert the Notes, and certain events related to insolvency. The Exercise Price of each Warrant is $0.15 per share. Each Warrant expires five years after issuance. The Exercise Price may be adjusted for any merger, stock split or dividend.

The Company allocated the proceeds from the sale of the above promissory notes and related warrants based on the relative fair values at the time of issuance with the proceeds allocated to the warrants accounted for as additional paid-in-capital. The detachable Warrants were valued at $567,761 using Black-Scholes model, as the fair value of convertible promissory notes on commitment date was $567,761. The effective conversion price is calculated, which is lower than the stock price on issuance dates, and therefore, the Company determined that the instrument’s effective conversion price was in-the-money at the instrument’s commitment date (a “beneficial conversion feature”). The intrinsic value of the conversion option (beneficial conversion feature) is $1,310,900, and the Company recorded $1,310,900 beneficial conversion feature to additional paid in capital.

F-39

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

During the year ended June 30, 2016 the few holders of the Note converted $579,500 including accrued interest value into 6,961,195 shares of the Company’s common stock.

On May 6, 2016, the Company exchanged a debenture with an unpaid principal amount of $195,000 and unpaid interest of $94,839 for $7,821 in cash, a 12% Senior Secured Convertible Promissory Note for $282,018 convertible into the Company’s common stock at $0.10 per share and a warrant to purchase 564,036 shares of the Company’s common stock at $0.15 per share which expires on May 6, 2021. The Company determined fair value of new debt $535,834 and fair value of warrants $91,317 as a result was recorded $345,133 as a loss on debt extinguishment during the year ended June 30, 2016. On June 30, 2016 the holder of the Note converted $282,018 full face value into 2,820,180 shares of the Company’s common stock. The balance on the Note as of June 30, 2016 is $-0-.

On June 30, 2016, the Company entered into an agreement, effective May 18, 2016, to exchange promissory notes held by two noteholders for promissory notes and warrants. The original notes (“Original Notes”) had a principal balance of $140,000 with accrued interest of $84,599, subject to a substantial increase if default provisions of the Original Notes, which the Company disputed, were applied. The principal and interest total of $224,599, subject to a substantial increase if default provisions of the Original Notes which the Company disputed were applied, was convertible at $0.03 per share. The Original Notes were exchanged for promissory notes (“New Notes”) with a conversion price of $0.10 per share and interest rate of 12% and a principal balance of $1,050,000, a discount to the mandatory default amount of the Original Notes claimed by the noteholders, which the Company disputed,. The holders of the New Notes will also receive warrants to purchase the Company’s common stock, equal to 20% of the initial convertible amount of the New Notes, at an exercise price of $0.15 per share. The Company determined fair value of new debt $2,310,000 and fair value of warrants $434,700 as a result was recorded $2,520,100 as a loss on debt extinguishment during the year ended June 30, 2016. The balance on the Note as of June 30, 2016 is $1,050,000 ($825,401 increase in principal notes balance was included in loss on debt extinguishment).

Accrued and unpaid interest for convertible notes payable at June 30, 2016 and 2015 was $1,678,138 and $1,520,620, respectively.

For the years ended June 30, 2016 and 2015, $511,101 and $241,012 was charged as interest on debt and shown as interest expenses, respectively.

For the year ended June 30, 2016, $204,098 was expensed in the statement of operation as amortization of warrant discount, respectively. For the year ended June 30, 2016 and 2015, $155,356 and $18,668 was amortized of debt discount, respectively.

Derivative Liability

On August 3, 2015, the Company entered into a Loan Agreement with an investor pursuant to which the Company reissued a convertible promissory note from a selling investor in the principal amount of for up to $97,000. The Note is convertible into shares of common stock at an initial conversion price subject to adjustment as contained in the Note. The Conversion Price is the 70% of the VWAP for the prior 30 days, not lower than $0.07. The Note accrues interest at a rate of 8% per annum and matures on August 3, 2018. The note was sold to an investor on August 5, 2015.

Due to the variable conversion price associated with this convertible promissory note, the Company has determined that the conversion feature is considered a derivative liability. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Note and to adjust the fair value as of each subsequent balance sheet date.

The initial fair value of the embedded debt derivative of $102,296 was allocated as a debt discount $27,714 was determined using intrinsic value with the remainder $74,582 charged to current period operations as interest expenses. The fair value of the described embedded derivative was determined using the Black-Scholes Model with the following assumptions:

(1) dividend yield of	0%;
(2) expected volatility of	145%,
(3) risk-free interest rate of	0.99%,
(4) expected life of	3 years, and
(5) fair value of the Company’s common stock of	$0.09 per share.

On August 5, 2015, the Company entered into a Loan Agreement with an investor pursuant to which the Company reissued a convertible promissory note from a selling investor in the principal amount of for up to $97,000. The Note is convertible into shares of common stock at an initial conversion price subject to adjustment as contained in the Note. The Conversion Price is the 90% of the current fair market price, not lower than $0.05. The Note accrues interest at a rate of 8% per annum and matures on August 5, 2017. The note was fully converted August 5, 2015.

Due to the variable conversion price associated with this convertible promissory notes, the Company has determined that the conversion feature is considered a derivative liability. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Note and to adjust the fair value as of each subsequent balance sheet date.

F-40

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

The initial fair value of the embedded debt derivative of $80,405 was allocated as a debt discount $10,778 was determined using intrinsic value with the remainder $69,627 charged to current period operations as interest expenses. The fair value of the described embedded derivative was determined using the Black-Scholes Model with the following assumptions:

(1) dividend yield of	0%;
(2) expected volatility of	156%,
(3) risk-free interest rate of	0.73%,
(4) expected life of	2 years, and
(5) fair value of the Company’s common stock of	$0.06 per share.

On June 10, 2016, the Company entered into a Loan Agreement with an investor pursuant to which the Company reissued a convertible promissory note from a selling investor in the principal amount of for up to $160,330. The Note is convertible into shares of common stock at an initial conversion price subject to adjustment as contained in the Note. The Conversion Price is the 80% of the average closing price of the last thirty trading days of the stock, not lower than $0.10. The Note accrues interest at a rate of 7% per annum and matures on December 10, 2017.

Due to the variable conversion price associated with this convertible promissory notes, the Company has determined that the conversion feature is considered a derivative liability. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Note and to adjust the fair value as of each subsequent balance sheet date.

The initial fair value of the embedded debt derivative of $206,996 was allocated as a debt discount $76,163 was determined using intrinsic value with the remainder $130,833 charged to current period operations as interest expenses. The fair value of the described embedded derivative was determined using the Black-Scholes Model with the following assumptions:

(1) dividend yield of	0%;
(2) expected volatility of	164%,
(3) risk-free interest rate of	0.87%,
(4) expected life of	36 months
(5) fair value of the Company’s common stock of	$0.26 per share.

During the years ended June 30, 2016 and 2015, the Company recorded the loss (gain) in fair value of derivative in the amount of $18,868 and $171,121, respectively.

For the years ended June 30, 2016 and 2015, $39,883 and $-0-, were expensed in the statement of operation as amortization of debt discount related to above notes and shown as interest expenses, respectively.

The following table represents the Company’s derivative liability activity for the period ended:

Balance at June 30, 2015	$–
Derivative liability – insufficient shares	85,960
Derivative liability – reclass into additional paid in capital due to sufficient shares	(85,960)
Initial measurement at issuance date of the notes	389,697
Derivative liability reclass into additional paid in capital upon notes conversion	(182,701)
Change in fair value of derivative at period end	(18,868)
Balance June 30, 2016	$188,128

F-41

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

NOTE 9	Derivative financial instruments

The following table presents the components of the Company’s derivative financial instruments associated with convertible promissory notes (Notes 8) and warrants (Note 12), which have no observable market data and are derived using the Black-Scholes option pricing model measured at fair value on a recurring basis, using Level 1 and 3 inputs to the fair value hierarchy, at June 30, 2016:

	2016	2015
Embedded conversion features	$–	$–
Warrants	–	–
Insufficient shares	–	–
Derivative financial instruments	$–	$–

These derivative financial instruments arise as a result of applying ASC 815 Derivative and Hedging (“ASC 815”), which requires the Company to make a determination whether an equity-linked financial instrument, or embedded feature, is indexed to the entity’s own stock. This guidance applies to any freestanding financial instrument or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own stock.

During the year ended June 30, 2016, the Company issued notes with embedded conversion features and warrants to purchase common stock and the Company did not, at the date of issuance of these instruments, have a sufficient number of authorized and available shares of common stock to settle the outstanding contracts which triggered the requirement to account for these instruments as derivative financial instruments until such time as the Company has sufficient authorized shares.

On December 31, 2015, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 100,000,000 to 200,000,000.

On June 30, 2016, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 200,000,000 to 300,000,000. The increase in the authorized number of shares of common stock was approved by the Board of Director of the Company on June 30, 2016 and holders of more than 50% of the voting power of the Company’s capital stock. The Company’s ticker symbol and CUSIP remain unchanged.

NOTE 10	NOTES PAYABLE

At June 30, 2016 and 2016, $90,000 and $108,000, respectively, of debt was outstanding with interest rates of 8% to 15%.

During the year ended June 30, 2016, the Company repaid $18,000 of principal on these notes.

Accrued and unpaid interest for these notes payable at June 30, 2016 and 2015 was $26,528 and $39,349, respectively.

For the years ended June 30, 2016 and 2015, $6,450 and $11,548 was charged as interest on debt and shown as interest expenses, respectively.

NOTE 11	COMMITMENTS

Lease Agreement – The Company leases its office space under a month-to-month lease. Rent expense was $69,313 and $74,439 for the years ended June 30, 2016 and 2015, respectively. On March 2, 2016, the Company entered into an Amendment to Lease in order to extend the current lease through March 31, 2019. The lease calls for monthly rent of $6,719 per month for the period of April 1, 2016 through March 31, 2017. The monthly rent increases 4% for each of the next two years.

The future minimum payments under this lease are as follows:

Fiscal year ending,
June 30, 2017	$81,435
June 30, 2018	84,696
June 30, 2019	65,412

Total	$231,543

The Company is delinquent in remitting its payroll taxes to the applicable governmental authorities. Total due, including estimated penalties and interest is $590,799 and $655,446 at June 30, 2016 and 2015, respectively.

F-42

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

NOTE 12	EQUITY

Preferred Stock

The Company is authorized to issue 4,000,000 shares of Preferred Stock with a par value of $0.001 per share as of June 30, 2016. Preferred shares issued and outstanding at June 30, 2016 and 2015 were 1,000 shares and 0 shares respectively.

On December 30, 2015, the Company filed an amendment to the Company’s Articles of Incorporation, as amended, in the form of a Certificate of Designation that authorized for issuance of up to 1,000 shares of Series A preferred stock, par value $0.001 per share, of the Company designated “Super Voting Preferred Stock” and established the rights, preferences and limitations thereof. The pertinent rights and privileges of each share of the Super Voting Preferred Stock are as follows:

(i) each share shall not be entitled to receive any dividends nor any liquidation preference;

(ii) each share shall not be convertible into shares of the Company’s common stock;

(iii) shall be automatically redeemed by the Company at $0.10 per share on the first to occur of the following triggering events: (a) 90 days following the date on which this Certificate of Designation is filed with the Secretary of State of Nevada or (b) on the date that Mr. Thornton ceases, for any reason, to serve as officer, director or consultant of the Company; and

(iv) long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to 51% of the total vote (representing a majority voting power) effecting an increase in the authorized common stock of the Company. Such vote shall be determined by the holder(s) of the then issued and outstanding shares of Series A Preferred Stock. For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series A Preferred Stock, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting. The amount of voting rights is determined based on the common shares outstanding and at the record date for the determination of shareholders entitled to vote at each meeting of shareholders of the Company or action by written consent in lieu of meetings with respect to effecting an increase in the authorized shares as presented to the shareholders of the Company. Each holder of Super Voting Preferred Stock shall vote together with the holders of Common Stock, as a single class, except (i) as provided by Nevada Statutes and (ii) with regard to the amendment, alteration or repeal of the preferences, rights, powers or other terms with the written consent of the majority of holders of Super Voting Preferred Stock.

On December 31, 2015, the Company issued 1,000 shares of Super Voting Preferred Stock for $0.10 per share to Curt Thornton, President and Chief Executive Officer, and a director of the Company, as described in Note 13 Related Party Transactions.

The Preferred Stock – Series A has a mandatory redemption provision of $0.10 per share, accordingly it is classified as a liability in the balance sheet.

Common Stock

On December 31, 2015, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 100,000,000 to 200,000,000.

On June 30, 2016, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect an increase in the number of the Company’s authorized common shares from 200,000,000 to 300,000,000. The increase in the authorized number of shares of common stock was approved by the Board of Director of the Company on June 30, 2016 and holders of more than 50% of the voting power of the Company’s capital stock on June 30, 2016.

As of June 30, 2016, and 2015, there were 89,242,624 and 75,483,456 shares of common stock issued and outstanding, respectively.

During the year ended June 30, 2016, the Company issued 1,953,333 shares of common stock in exchange for consulting services valued at $248,933 and stock to be issued 1,249,997 shares of common stock in exchange for services valued at $262,166.

During the year ended June 30, 2016 the Company issued 9,781,375 shares of its common stock in payment of $861,518 debt and accrued interest.

During the year ended June 30, 2016 the Company issued 625,000 shares of its common stock per the exercise of warrants for $25,000.

During the year ended June 30, 2016 the Company issued 1,399,460 shares of its common stock per the exercise of cashless warrants.

F-43

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

During September 2014 the Company issued 30,193 shares of its common stock in payment of $2,500 of accrued interest.

During September 2014 the Company issued 1,538,462 shares of its common stock in connection with a stock subscription agreement. The Company received $84,490 upon issuance, net of a $15,510 fee.

During December 2014 the Company issued 3,155,248 shares of its common stock in payment of $79,239 debt and accrued interest.

During December 2014 the Company issued 300,000 shares of its common stock in connection with a stock subscription agreement. The Company received $10,000 upon issuance, net of a $5,000 fee.

During February 2015 the Company issued 259,720 shares of its common stock in payment of $12,985 debt and accrued interest.

During May 2015, the Company issued 300,000 shares of its common stock in payment of an outstanding liability in the amount of $31,500.

During May 2015, the Company issued 447,984 shares of its common stock in payment of an outstanding liability in the amount of $45,000.

Warrants

Warrant activity during the year ended June 30, 2016, is as follows:

	Warrants	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding and exercisable at June 30, 2014	14,723,268	$0.13	$759,284
Granted	50,000	0.15	–
Exercised	–	–	–
Expired	(6,022,080)	0.13	796,408
Outstanding and exercisable at June 30, 2015	8,751,189	$0.14	$406,131
Granted	20,529,386	0.13	–
Exercised	(2,883,616)	0.06	–
Expired
Outstanding and exercisable at June 30, 2016	26,396,958	$0.14	$3,695,574

During the year ended June 30, 2015, the Company issued warrants to purchase 50,000 shares of common stock in connection with convertible notes.  These warrants have an exercise price of $0.15 per share and expire within year from the date of issue and the same was accounted as deferred financing cost and valued $2,139 as of June 30, 2015.

On June 30, 2015, the certain note holders agreed to extend the due dates of 6,809,522 warrants to July 1, 2018. These warrants have an exercise price of $0.01 to $0.20 per share and expire within three years from the date of issue and the same was accounted as deferred financing cost and valued $455,747 as of June 30, 2015.

During the year ended June 30, 2016, the Company issued warrants to purchase 13,499,636 shares of common stock in connection with convertible notes.  These warrants have an exercise price of $0.06 to $0.15 per share and expire within three to five years from the date of issue and the same was accounted as warrant discount and valued $567,761 as of June 30, 2016 (see Note 8).

During the year ended June 30, 2016, the Company issued warrants to purchase 6,732,800 shares of common stock for professional fees related to the issuances of convertible notes. These warrants have an exercise price of $0.07 to $0.10 per share and expire within three years from the date of issue and the same was accounted as deferred financing cost and valued $685,250 as of June 30, 2016 (see Note 8).

During the year ended June 30, 2016, the Company issued warrants to purchase 296,950 shares of common stock for non-cash interest fees. These warrants have an exercise price of $0.06 and expire within five years from the date of issue and the same was accounted for as interest expense and valued at $19,183 as of June 30, 2016.

During the year ended June 30, 2016, the Company issued 1,399,460 shares of common stock in order to fulfill the cashless exercise of 2,258,616 warrants. Due the nature of the exercise, the Company did not receive any funds.

During the year ended June 30, 2016 the Company issued 625,000 shares of its common stock per the exercise of 625,000 warrants for $25,000.

F-44

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

The fair value of the described above warrants was determined using the Black-Scholes Model with the following assumptions:

(1) risk free interest rate of	0.82% to 1.1%;
(2) dividend yield of	0%;
(3) volatility factor of	138%-158%;
(4) an expected life of the conversion feature of	3 to 5 years, and
(5) estimated fair value of the company’s common stock of	$0.07 to $0.10 per share.

Stock Option Plan

There were no new options granted or exercised during the years ended June 30, 2016 and 2015. There are no stock options outstanding as of June 30, 2016 and 2015.

NOTE 13	RELATED ENTITY ACTIVITIES

ProDava 3D

On June 30, 2014 the Company entered into an agreement with DB Dava, LLC (“DB”) to help the Company launch the 3D network in Rite Aid. The agreement creates a newly-formed entity, ProDava 3D, LLC (“ProDava 3D”), to purchase Provision’s 3D Savings Center kiosks for placement into Rite Aid stores. ProDava 3D may purchase up to $50 million in 3D Savings Center kiosks. The agreement calls for an initial purchase of $2 million of 3D Savings Center kiosks. The Company will generate revenues and gross profit from the sale of machines to ProDava 3D. The Company will also earn advertising revenue from advertisements in Rite Aid earned by ProDava 3D.

ProDava 3D is purchasing 3D Savings Center kiosks, manufactured by Provision. These will be placed in high traffic aisles of nationally recognized retail stores, initially Rite Aid, with advertisements of consumer packaged products, other consumer goods manufacturers along with local/regional advertisers. Ad sales inventory will include marquee 3D hologram images, coupons, and other rewards and transactions of products sold in the stores (focused on new product introductions).

Provision’s contribution to ProDava 3D includes Provision’s know-how, management, and its agreement with the national retail pharmacy that will be the first target for the 3D Savings Center kiosk launch. Provision will be responsible for manufacturing, installation, service, maintenance, technical support, network management, advertising, marketing, and accounting of each 3D Savings Center kiosk for the joint venture. Provision will be compensated for rendering and performing all of these services. The advertising and other revenues generated from the 3D Savings Center kiosks will be divided among Provision and DB.

For the years ended June 30, 2016 and 2015 total revenue includes $4,929,346 and $365,068, respectively, revenue from a related party.

Also, total accounts receivables as of June 30, 2016 of $-0- includes $-0- receivables from a related party. Further, total unearned revenue as of June 30, 2016 of $3,419,616 includes $2,453,159 advance payments for sales orders received from a related party.

Transactions with Officers and Directors

On December 30, 2015, the Company entered into a Purchase Agreement with Curt Thornton, the Company’s President and Chief Executive Officer for the sale of 1,000 shares of “Super Voting Preferred Stock – Series A” for $0.10 per share and the closing price of the Company’s Common Stock was $0.08 per share, as reported on the Over-the-Counter Markets (OTCQB) on the date prior to the date the Board approved the transaction. The Series A Preferred Shares does not have a dividend rate or liquidation preference and are not convertible into shares of common stock. The shares of the Series A Preferred Stock shall be automatically redeemed by the Company at $0.10 per share on the first to occur of the following triggering events: (i) 90 days following the date on which this Certificate of Designation is filed with the Secretary of State of Nevada or (ii) on the date that Mr. Thornton ceases, for any reason, to serve as officer, director or consultant of the Company. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to 51% of the total vote (representing a majority voting power) effecting an increase in the authorized common stock of the Company. Such vote shall be determined by the holder(s) of the then issued and outstanding shares of Series A Preferred Stock. For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series A Preferred Stock, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting. The adoption of the Series A Preferred Stock and its issuance to Mr. Thornton was taken solely to allow the Company to increase the Company’s authorized shares of common stock. As a result, the Company determined that there was no recorded a preferred stock control premium for the Preferred Stock – Series A that was issued to Mr. Thornton. The rights and preferences of the shares are described in Note 12 Equity.

F-45

PROVISION HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2016

NOTE 14	INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.

Deferred income taxes result from temporary differences in the recognition of revenues and expenses for financial and tax reporting purposes. At June 30, 2016 and 2015, deferred income tax assets, which are fully reserved, were comprised primarily of the net operating loss carryforwards of approximately $8,930,000 and $8,270,000, respectively.

The valuation allowance increased by $660,000 and $816,559 during the years ended June 30, 2016 and 2015, respectively, as a result of the increase in the net operating carryforwards. Management believes it is more likely than not that the net operating losses will not be utilized, so a full valuation reserve has been recorded accordingly.

For federal income tax purposes, the Company has net operating loss carryforwards of approximately $30,205,000 as of June 30, 2016 that expire through 2036, $28,555,000 as of June 30, 2015 that expire through 2035. Additionally, the ultimate utilization of net operating losses may be limited by change of control provision under section 382 of the Internal Revenue Code.

NOTE 15	LEGAL PROCEEDINGS

On August 26, 2004, in order to protect its legal rights and in the best interest of the shareholders at large, the Company filed, in the Superior Court of California, a complaint alleging breach of contract, rescission, tortuous interference and fraud with Betacorp Management, Inc. In an effort to resolve all outstanding issues, the parties agreed, in good faith, to enter into arbitration in the State of Texas, domicile of the defendants. On August 11, 2006, a judgment was awarded against the Company in the sum of $592,312. A contingency loss of $592,312 was charged to operations during the year ended June 30, 2007. Subsequently, The Company filed a counter lawsuit and was awarded a default judgement in its favor, and as such removed the contingency loss during the year ended June 30, 2016.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE 16	SUBSEQUENT EVENTS

During August and September 2016, the Company issued 1,066,667 shares of common stock in payment of services received in connection to multiple agreements.

During August and September 2016, the Company issued 6,761,312 shares of common stock to investors as the result of debt and interest conversions.

On August 1, 2016, the Company entered into an agreement with two individuals to serve on the Company’s Advisory Board. Per the agreement, the individuals were granted 25,000 options to purchase the Company’s common stock at a price of $0.23 per share.

“In accordance with ASC 855, “Subsequent Events”, the Company has evaluated all subsequent events through October 13, 2016, the date the financial statements for the year ended June 30, 2016 were available to be issued. The following events occurred after February 21, 2017, the date the condensed interim financial statements for the three and six months ended December 31, 2016 were filed with the Securities and Exchange Commission on Form 10-Q.

On March 31, 2017, the Company accepted and entered into subscription agreements for the sale of 13,333,341 shares of Company’s common stock to 15 accredited investors for an aggregate purchase price of $800,000 at a price of $0.06 per share. Each Investor also received warrants to purchase shares of Common Stock equal to 25%  of the shares each purchased, an aggregate of 3,333,341 shares of common stock.

F-46

24,168,941 Shares of Common Stock

PRELIMINARY PROSPECTUS

Prospectus dated          , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. None of the following expenses are payable by the selling securityholders. All amounts are estimates, except the SEC registration fee.

Amount
SEC registration fee	$769
Accountants’ fees and expenses	10,000
Legal fees and expenses	35,000
Miscellaneous	5,000
Total	$50,769

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

II-1

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15. Recent Sales of Unregistered Securities.

Neither the Registrant nor any person acting on its behalf offered or sold the securities of the Company by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits

See the Index to Exhibits attached to this registration statement, which is incorporated by reference herein.

(b)     Financial Statement Schedules

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized on this 14th day of April, 2017.

Provision Holding, Inc.

By:	/s/ Curt Thornton
Curt Thornton
Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Curt Thornton	Chief Executive Officer and Chairman	April 14, 2017
Curt Thornton	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Ostrander	Vice President, Sales, Business Development, Secretary, and	April 14, 2017
Robert Ostrander	Direction

II-3

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation of MailTec, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008)
3.1.1	Certificate of Amendment to Articles of Incorporation of Provision Holding, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on January 6, 2016)
3.1.2	Certificate of Amendment to Articles of Incorporation of Provision Holding, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on July 8, 2016)
3.2	Restated Bylaws of Provision Holding, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008)
3.3	Series A Certificate of Designation of Provision Holding, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Preferred Stock (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on January 6, 2016)
5.1+	Legal opinion of Carmel, Milazzo & DiChiara
10.1	Agreement and Plan of Merger by and among MailTec, Inc., ProVision Merger Corp and Provision Interactive Technologies, Inc. (previously filed as an exhibit to Amendment No.1 to Form 8-K filed with the Securities and Exchange Commission on March 3, 2008)
10.2	Amended and Restated Agreement and Plan of Merger by and among MailTec, Inc., ProVision Merger Corp and Provision Interactive Technologies, Inc. (previously filed as an exhibit to Amendment No. 2 to Form 8-K filed with the Securities and Exchange Commission on March 5, 2008)
10.3	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Curt Thornton (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).
10.4	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Robert Ostrander (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).
10.5	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Jeff Vrachan (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).
10.15	Marketing Agreement, dated February 28, 2007, by and between Intel Corporation and Provision Interactive Technologies, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).
10.16	Convertible Promissory Note of Provision Holding, Inc. (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on July 8, 2016)
10.17	12% Senior Secured Convertible Promissory Note of Provision Holding, Inc. (previously filed as an exhibit to Form 10-Q filed with the Securities and Exchange Commission on May 24, 2016)
10.18	Limited Liability Company Agreement of ProDava 3D, LLC, a Delaware Limited Liability Company, dated June 30, 2014 (incorporated by reference to the Form 10-Q, as filed with the Securities and Exchange Commission on February 16, 2016).
10.19	License Agreement, by and between Provision Holding, Inc. and ProDava 3D, LLC, dated June 30, 2014 (incorporated by reference to the Form 10-Q, as filed with the Securities and Exchange Commission on February 16, 2016).
10.20

Form of Subscription Agreement (including the Warrant), by and between Provision Holding, Inc. and various purchasers (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on April 6, 2017)

23.1*	Consent of RBSM LLP
23.2	Consent of Carmel, Milazzo & DiChiara (included in Exhibit 5.1)
99.1	Pro forma financial information (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on March 20, 2008).

EX-101.INS	XBRL INSTANCE DOCUMENT*
EX-101.SCH	XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT*
EX-101.CAL	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE*
EX-101.DEF	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE*
EX-101.LAB	XBRL TAXONOMY EXTENSION LABELS LINKBASE*
EX-101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE*

* Filed herewith

+ To be filed by amendment

II-4